                                 SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

[X] Filed by the Registrant
[ ] Filed by a Party other than the Registrant

Check the appropriate box:
[X] Preliminary Proxy Statement
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                             LSB INDUSTRIES, INC.
      -------------------------------------------------------------------
               (Name of Registrant as Specified in Its Charter)

                             LSB INDUSTRIES, INC.
      -------------------------------------------------------------------
                  (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[ ] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).
[X]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

          1)    Title of each class of securities to which transaction applies:

                N/A
          ----------------------------------------------------------------------

          2)    Aggregate number of securities to which transaction applies:

                N/A
          ----------------------------------------------------------------------

          3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

                $6,100,000/(1)/
          ----------------------------------------------------------------------

          4)    Proposed maximum aggregate value of transaction:

                $6,100,000/(1)/
          ----------------------------------------------------------------------

/(1)/ The transaction to which this Proxy Statement relates contemplates the sale of the Company's Financial Services Business for a purchase price of approximately $92,000,000, and the repurchase by the Company of certain assets of the Financial Services Business for a purchase price to be paid by the Company of $85,900,000. Accordingly, the filing fee is $1,220, representing one-fiftieth of one percent of the aggregate value of the property to be received by the Company of $6,100,000 ($92,000,000 - $85,900,00), pursuant to Exchange Act Rule 0-11(c)(2).

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

                         "PRELIMINARY PROXY STATEMENT"

                                [LSB LETTERHEAD]


                                                            February _____, 1994




To the Shareholders of
  LSB Industries, Inc.:

  Enclosed for your review and consideration are a Notice of Special Meeting, Proxy Statement and Proxy for a Special Meeting of the shareholders of LSB Industries, Inc. (the "Company") to be held at 11:00 a.m., Central Standard Time, on March 28, 1994, or any adjournment or postponement thereof, at the Company's financial center located at 4000 Northwest 39th Expressway, Oklahoma City, Oklahoma 73112 (405-948-9550).

  The purpose of the Special Meeting is to consider and vote upon the sale by the Company of its wholly-owned subsidiary, Equity Bank for Savings, F.A. (the "Equity Bank"), which constitutes the Financial Service Business of the Company. Equity Bank is primarily engaged in retail banking services, mortgage, and consumer and commercial lending services through fifteen (15) branch offices located in the Oklahoma City metropolitan area and western Oklahoma, and operates an Oklahoma-based credit card operation. The sale of Equity Bank is intended to be made pursuant to a Stock Purchase Agreement, dated February ____, 1994, as it may be amended or supplemented from time to time (the "Acquisition Agreement"), between the Company, Prime Financial Corporation, a wholly-owned subsidiary of the Company ("Prime"), and, Fourth Financial Corporation ("Fourth Financial"). Prime is a wholly-owned subsidiary of the Company and Equity Bank is a wholly-owned subsidiary of Prime. Fourth Financial is to acquire all of the outstanding shares of capital stock of Equity Bank. Under the Acquisition Agreement, the Company is to acquire from Equity Bank (i) prior to the completion of the sale of Equity Bank under the Acquisition Agreement certain subsidiaries of Equity Bank ("Retained Corporations") that own the real and personal property and other assets contributed by the Company to Equity Bank at the time of the acquisition of the predecessor of Equity Bank by the Company for Equity Bank's carrying values of such Retained Corporations at the time of the acquisition of the Retained Corporations from Equity Bank, and (ii) at the time of closing of the sale of Equity Bank under the Acquisition Agreement, (a) the loan and mortgage on and option to purchase the Equity Tower located in Oklahoma City, Oklahoma ("Equity Tower Loan"), (b) other real estate owned by Equity Bank that was acquired by Equity Bank through foreclosure ("OREO"), and (c) the real estate on which one of Equity Bank's branches is located in Oklahoma City, Oklahoma (the "Branch") (theEquity Tower Loan, the OREO and the Branch are collectively called the "Retained Assets"), which are to be acquired for an amount equal to Equity Bank's carrying value of the Retained Assets at time of closing of the sale of Equity Bank. In addition, the Company has the option, but not the obligation, to acquire any loan owned by Equity Bank that has been charged off or written down that may be acquired for a price equal to the net book value of such loan that has been written down and for a price of $1.00 in the case of each loan that has been charged off ("Other Loans").

  The Company currently expects that the purchase price to be paid by Fourth Financial for Equity Bank will be approximately $92 million, subject to determination and adjustment in accordance with the Acquisition Agreement (the "Purchase Price"). The Purchase Price is based on a number of estimates, and the amount of the Purchase Price will not be determined exactly until the closing of the sale of Equity Bank. Of the approximately $92 million, the Company will use approximately $65.4 million, plus interest, to repay a certain indebtedness the Company intends to incur to finance the purchase from Equity Bank of the Retained Corporations. In addition, the Company will use approximately $20.5 million to purchase the Retained Assets. As of this date, the Company has made no decision if it will acquire any of the Other Loans. Further, the Company will use the net balance of the Purchase Price (after repaying the indebtedness incurred to purchase the Retained Corporations and paying for the Retained Assets and transactional costs relating to the sale of Equity Bank) for general working capital purposes.

  The enclosed Proxy Statement sets forth the details of the proposed transaction and discusses the factors considered by the Board of Directors in determining to approve the sale of Equity Bank to Fourth Financial pursuant to the Acquisition Agreement. Shareholders are urged to read the Proxy Statement in its entirety prior to voting on the proposed sale of Equity Bank.

  The Board of Directors of the Company has unanimously concluded that the sale of Equity Bank is in the best interests of the Company and its shareholders and that the terms and conditions contained in the Acquisition Agreement are fair to, and in the best interests of, the Company and its shareholders. In arriving at its conclusion, the Board of Directors considered the opinion, dated February ____, 1994, of Lazard Freres & Co. ("Lazard"), its independent financial advisor, that, as of such date, the consideration to be received by the Company pursuant to the sale of Equity Bank under the Acquisition Agreement was fair to the Company from a financial point of view. A copy of the opinion of Lazard is attached as Exhibit "B" to the Proxy Statement and shareholders are urged to read this opinion in its entirety.

  The Board of Directors of the Company unanimously recommends that you vote to approve the Acquisition Agreement and the sale of Equity Bank. YOUR APPROVAL OF THE SALE OF EQUITY BANK WILL SPECIFICALLY AUTHORIZE THE COMPANY TO MAKE FUTURE AMENDMENTS OR MODIFICATIONS TO THE TERMS AND CONDITIONS OF THE TRANSACTION WHICH IT DETERMINES TO BE NECESSARY OR APPROPRIATE, WITHOUT OBTAINING ANY FURTHER APPROVAL BY THE SHAREHOLDERS AND WITHOUT FURTHER SOLICITATION OF PROXIES FROM SHAREHOLDERS.

  The sale of Equity Bank pursuant to the Acquisition Agreement is currently estimated to result in a pre-tax gain for financial reporting purposes for the Company of approximately $25.0 million, based upon the currently-expected Purchase Price of approximately $92 million. The exact amount of the Purchase Price will depend on certain factors at the time of closing, and, as a result, the pre-tax gain for financial reporting purposes could be higher or lower depending upon the ultimate amount of the Purchase Price. The Company's tax basis in Equity Bank is higher than its basis for financial reporting purposes. Under current federal income tax laws, the consummation of the Acquisition Agreement and the sale of Equity Bank will not have any federal income tax consequences to either the Company or to the shareholders of the Company. There are, however, certain proposed regulations which, if adopted by the Internal Revenue Service (the "IRS") before the consummation of the sale of Equity Bank, could result in the Company having a gain for federal income tax purposes in connection with the sale of Equity Bank, but will not have any federal income tax effect on the shareholders of the Company. The shareholders are urged to read the enclosed Proxy Statement, including the section styled "Federal Income Tax Consequences".

  Upon completion of the sale of Equity Bank, the Company will continue to operate its industrial businesses consisting of the Chemical Business, Environmental Control Business, Automotive Products Business and Industrial Products Business.

  The directors and officers of the Company, and their respective spouses and children, beneficially own approximately 33.0% of the outstanding voting shares of the Company, and they have indicated that they intend to vote in favor of the Acquisition Agreement and the sale of Equity Bank.

  Shareholders are not entitled to appraisal rights under Delaware law as a result of the consummation of the Acquisition Agreement and the sale of Equity Bank.

  At the Special Meeting, you will also be asked to consider and vote upon an adjournment of the Special Meeting to solicit additional proxies, if necessary. In the event the holders of a majority of the outstanding voting stock approve an adjournment, and the Company adjourns the Special Meeting, no vote will be called with respect to the sale of Equity Bank until the date set by the Company for the adjournment. The adjournment, if taken, will not exceed ten (10) days. An adjournment of the Special Meeting will provide the Company with an opportunity to solicit additional proxies in order to increase the likelihood of shareholder approval of the sale of Equity Bank. The Board of Directors of the Company unanimously recommends that you vote to approve the adjournment of the Special Meeting, if necessary. Your approval of the adjournment of the Special Meeting will specifically authorize the Company to adjourn the Special Meeting for up to ten (10) days in order to solicit additional proxies to approve the sale of Equity Bank.

  All shareholders are invited to attend the Special Meeting in person. However, in order that your shares may be represented at the Special Meeting, please promptly sign and return the accompanying Proxy in the envelope provided whether or not you plan to attend. If you attend the Special Meeting in person, you may, if you wish, revoke your proxy and vote personally on all matters brought before the meeting.

                                      Very truly yours,



                                      Jack E. Golsen
                                      Chairman and President

                         "PRELIMINARY PROXY STATEMENT"

                             LSB INDUSTRIES, INC.
                           _________________________

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                                March 28, 1994
                  __________________________________________

  NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders ("Special Meeting") of LSB Industries, Inc., a Delaware corporation (the "Company"), will be held at the Company's financial center, located at 4000 Northwest 39th Expressway, Oklahoma City, Oklahoma 73107 (405-948-9550), on March 28, 1994, at 11:00 a.m., Central Standard Time, or any adjournment or postponement thereof, for the following purposes:

  1. To consider and approve a proposal to sell the Company's subsidiary, Equity Bank for Savings, F.A., which operates its financial services business;

  2. To approve the adjournment of the Special Meeting to solicit additional proxies, if necessary; and

  3. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

  In accordance with the provisions of the Bylaws, the Board of Directors has fixed the close of business on February 8, 1994, as the record date for the determination of shareholders entitled to notice of, and to vote at, the Special Meeting. Your attention is directed to the accompanying Proxy Statement.

  IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE SPECIAL MEETING. EVEN IF YOU PLAN TO ATTEND THE SPECIAL MEETING, WE REQUEST THAT YOU PROMPTLY SIGN, DATE, AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE. A SHAREHOLDER WHO HAS GIVEN A PROXY MAY REVOKE IT BY FILING WITH THE COMPANY'S SECRETARY AN INSTRUMENT REVOKING IT, BY SUBMITTING A DULY EXECUTED PROXY BEARING A LATER DATE, OR BY VOTING IN PERSON AT THE MEETING.

                                       By order of the Board of Directors,


                                       David M. Shear
                                       Vice President and Secretary

Oklahoma City, Oklahoma
February ____, 1994

                         "PRELIMINARY PROXY STATEMENT"


                              LSB INDUSTRIES, INC.
                             16 South Pennsylvania
                         Oklahoma City, Oklahoma  73107
                           -------------------------

                                PROXY STATEMENT
                          ----------------------------

                        SPECIAL MEETING OF SHAREHOLDERS

                          TO BE HELD ON MARCH 28, 1994
                   ------------------------------------------


                              THE SPECIAL MEETING

DATE, TIME AND PLACE OF SPECIAL MEETING AND MATTERS TO BE DISCUSSED AT THE
- --------------------------------------------------------------------------
SPECIAL MEETING.  This Proxy Statement is solicited on behalf of the Board of
- ---------------
Directors of LSB Industries, Inc., a Delaware corporation (the "Company"), and is furnished to the holders of the Company's Common Stock, par value $.10 per share ("Common Stock"); voting Convertible Noncumulative Preferred Stock, par value $100 per share ("Convertible Preferred"); and, voting Series B 12% Cumulative, Convertible Preferred Stock, par value $100 per share ("Series B Preferred"), in connection with the solicitation of proxies to be used at the Special Meeting of Shareholders of the Company to be held March 28, 1994, or any adjournment or postponement thereof (the "Special Meeting"), at 11:00 a.m. (Central Standard Time) at the Company's financial center, located at 4000 Northwest 39th Expressway, Oklahoma City, Oklahoma 73112. The date on which this Proxy Statement and the enclosed Proxy are first sent to the shareholders is on or about February ____, 1994.

  At the Special Meeting, the shareholders are to consider and vote upon a proposal to sell the Company's Financial Service Business, which consists of Equity Bank for Savings, F.A. ("Equity Bank"), pursuant to a Stock Purchase Agreement, dated January _____, 1994, as it may be amended and supplemented from time to time (the "Acquisition Agreement"), between the Company; Prime Financial Corporation ("Prime"), an Oklahoma corporation and a wholly-owned subsidiary of the Company; and, Fourth Financial Corporation ("Fourth Financial"), a Kansas corporation. Prime owns all of the issued and outstanding capital stock of Equity Bank, and the Company owns all of the issued and outstanding capital stock of Prime. The Acquisition Agreement is attached to this Proxy Statement as Exhibit "A".

  The shareholders are also to consider and vote upon a proposal to adjourn the Special Meeting to solicit additional proxies, if required.

  The Acquisition Agreement provides for the sale by the Company and Prime to Fourth Financial of all of the outstanding shares of capital stock of Equity Bank. The Company currently estimates that the purchase price to be paid by Fourth Financial for Equity Bank will be approximately $92 million, subject to determination and adjustment in accordance with the Acquisition Agreement. See "Sale of Equity Bank - Summary of Sale". Approval at the Special Meeting by the shareholders of the Company of the Acquisition Agreement and the transactions contemplated thereby will also authorize the Company, without further shareholder approval and without further solicitation of proxies from shareholders, to make future modifications and amendments to the terms and conditions of the sale of Equity Bank which the Company determines to be necessary or appropriate, including with respect to changes in the amount or type of consideration to be received or the assets to be sold.

  THE BOARD OF DIRECTORS OF THE COMPANY HAS UNANIMOUSLY APPROVED THE SALE OF EQUITY BANK AND RECOMMENDS THAT THE COMPANY'S SHAREHOLDERS VOTE FOR THE SALE OF EQUITY BANK.

RECORD DATE; VOTING AT SPECIAL MEETING.  The Board of Directors of the Company
- --------------------------------------
has fixed February 8, 1994, as the Record Date for the determination of the shareholders of the Company entitled to notice of, and to vote at, the Special Meeting. As of the close of business on the Record Date, the Company had the following shares of voting common stock and voting preferred stock issued and outstanding: (i) 13,678,272 shares of Common Stock (excluding 835,784 shares held in treasury), (ii) 1,632.5 shares of Convertible Preferred, and (iii) 20,000 shares of Series B Preferred. Each shareholder of record, as of the Record Date, will have one vote for each share of voting common stock and voting preferred stock of the Company (or one-half of one vote for each fractional one-half share of the Convertible Preferred) that the shareholders own as of the Record Date. All shares of voting common stock and voting preferred stock will vote together as a single class on all matters coming before the Special Meeting. A majority of all of the outstanding shares of voting common stock and voting preferred stock of the Company, as a single class, entitled to notice of, and to vote at, the Special Meeting, represented in person or by proxy, will constitute a quorum for the Meeting.

  Pursuant to the General Corporation Law of the State of Delaware, only votes cast "For" a matter constitute affirmative votes, except proxies in which the shareholder failed to make a specification as to whether he votes "For", "Against" or "Abstains" as to a particular matter shall be considered as a vote "For" that matter. Votes will be tabulated by an inspector of election appointed by the Company's Board of Directors. Votes in which the shareholder specifies that he is "Abstaining" from voting are counted for quorum purposes. Abstentions and broker non-votes are not considered as votes "For" a particular matter.

  The proposed sale of Equity Bank is conditioned on, among other things, the affirmative vote of the holders of a majority of the outstanding voting stock, voting as a single class, of the Company and certain regulatory approvals. As of the Record Date, the directors and officers of the Company and their respective spouses and children beneficially owned approximately 33.0% of the outstanding shares of voting stock of the Company, and they have indicated that they intend to vote in favor of the Acquisition Agreement and the sale of Equity Bank and the adjournment of the Special Meeting, if necessary. See "Sale of Equity Bank -- Shareholder Approval".

  APPROVAL BY THE SHAREHOLDERS OF THE COMPANY OF THE ACQUISITION AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY WILL ALSO AUTHORIZE THE COMPANY, WITHOUT FURTHER SHAREHOLDER APPROVAL AND WITHOUT FURTHER SOLICITATION OF PROXIES FROM SHAREHOLDERS, TO MAKE FURTHER MODIFICATIONS AND AMENDMENTS TO THE TERMS AND CONDITIONS OF THE ACQUISITION AGREEMENT AND THE SALE OF EQUITY BANK WHICH THE COMPANY DETERMINES TO BE NECESSARY OR APPROPRIATE. THERE ARE NO LIMITATIONS ON THE COMPANY'S ABILITY TO ALTER OR CHANGE THE AMOUNT OR TYPE OF CONSIDERATION TO BE RECEIVED. THE COMPANY IS NOT CURRENTLY AWARE OF ANY SUCH AMENDMENTS OR MODIFICATIONS WHICH ARE EXPECTED TO OCCUR.

  Approval by the shareholders of the Company of the proposal to adjourn the Special Meeting to solicit additional proxies, if necessary, will authorize the Company to adjourn the Special Meeting for a period of not more than ten (10) days. During such period, the Company will have the opportunity to solicit additional proxies in favor of the Acquisition Agreement and the transactions contemplated thereby. In the event the Company elects to adjourn the Special Meeting in order to solicit additional proxies, no vote will be called with respect to the approval of the Acquisition Agreement and transactions contemplated thereby until the date set by the Company for such adjournment.

PROXIES.  The enclosed proxy is solicited by and on behalf of the Board of
- -------
Directors for use in connection with the Special Meeting and the vote to be held at such meeting with respect to the sale of Equity Bank. Any proxy given may be revoked by filing with the Secretary of the Company an instrument revoking it, by submitting a duly executed proxy bearing a later date or by voting in person at the Special Meeting. The Company has retained Kissel-Blake, Inc. (the "Proxy Agent") to assist in the solicitation of proxies. The Proxy Agent will receive a fee from the Company of $3,000 for its services, plus reimbursement for its reasonable out-of-pocket expenses. All additional expenses of the solicitation of proxies for the Special Meeting, including the cost of mailing, will be borne by the Company. In addition to solicitation by mail and the services performed by the Proxy Agent, officers and regular employees of the Company may solicit proxies from shareholders by telephone, telegram or personal interview. Such persons will receive no additional compensation for such services. Further, the Company and the Proxy Agent request persons holding stock in their name or custody, or in the name of nominees, to send proxy materials to their principals and request authority for the execution of proxies, and the Company will reimburse such persons for their expenses in doing so.


                              SALE OF EQUITY BANK

THE COMPANY AND FOURTH FINANCIAL.  The Company is a diversified holding company
- --------------------------------
which is engaged, through its subsidiaries, in (i) the manufacture and sale of chemical products for the explosives, agricultural and industrial acids markets (the "Chemical Business"), (ii) the manufacture and sale of a broad range of air handling and heat pump products for use in commercial and residential air conditioning systems (the "Environmental Control Business"), (iii) the manufacture or purchase and sale of certain automotive and industrial products, including automotive bearings and other automotive replacement parts (the "Automotive Products Business") and the purchase and sale of machine tools (the "Industrial Products Business"), and (iv) the financial services business, which is conducted through Equity Bank (the "Financial Services Business"). The Company's unaudited revenues and net income for the nine (9) month period ending September 30, 1993, were $210.6 million and $10.8 million, respectively, as compared to the Company's revenues of $246.8 million and net income of $9.3 million for the year ended December 31, 1992. For the nine (9) month period ended September 30, 1993, approximately 85.2%, and 87.2% of the Company's revenues and operating income, respectively were attributable to its businesses other than the Financial Services Business on an unaudited basis, while for the year ended December 31, 1992, approximately 81.0% and 88.5% of the Company's consolidated revenues and operating income were attributable to businesses other than the Financial Services Business. The Financial Services Business accounted for approximately 77.1% of the Company's unaudited consolidated assets at September 30, 1993.

  The Chemical Business manufactures and sells specialty explosives products, prilled ammonium nitrate products and high grade specialty industrial acids to the explosives, agricultural and industrial acids markets. The Chemical Business accounted for approximately $91.0 million (43.2%) and $15.5 million (61.7%) of the Company's unaudited consolidated revenues and operating income, respectively, for the nine (9) month period ended September 30, 1993, and approximately $107.2 million (43.4%) and $18.4 million (71.2%) of the Company's consolidated revenues and operating income, respectively, for the year ended December 31, 1992.

  The Environmental Control Business manufactures and sells a broad range of fan coil, air handling, air conditioning, heating, heat pump, and dehumidification products targeted to both new building construction and renovation, as well as industrial applications. The Environmental Control Business also sells components used in the manufacture of air conditioning, heating, and refrigeration products to other manufacturers of those products, some of whom resell those products in competition with the Environmental Control Business. The

Environmental Control Business accounted for approximately $51.6 million (24.5%) and $2.7 million (10.7%) of the Company's unaudited consolidated revenues and operating income, respectively, for the nine (9) month period ended September 30, 1993, and approximately $55.0 million (22.3%) and $3.3 million (12.6%) of the Company's consolidated revenues and operating income, respectively, for the year ended December 31, 1992.

  The Automotive Products Business is primarily engaged in the manufacture and sale of a line of anti-friction ball and roller bearings, oil seals and motor mounts and certain other automotive replacement parts. The Industrial Products Business purchases and markets a line of machine tools including milling, drilling, turning, fabricating and grinding machines. The Automotive Products Business and the Industrial Products Business combined accounted for approximately $36.8 million (17.4%) and $3.7 million (14.8%) of the Company's unaudited consolidated revenues and operating income, respectively, for the nine
(9) month period ended September 30, 1993, and approximately $37.6 million (15.3%) and $1.2 million (4.7%) of the Company's consolidated revenues and operating income, respectively, for the year ended December 31, 1992.

  The Financial Services Business offers, through Equity Bank, retail banking services, mortgage, consumer and commercial lending, and other related financial products and services through fifteen (15) branch offices located in the Oklahoma City metropolitan area and western Oklahoma. In addition, the Financial Services Business operates an Oklahoma-based credit card division in order to complement its consumer lending activities. At September 30, 1993, the Financial Services Business had, on a stand-alone basis, assets of $519.9 million and a net worth of $56.9 million. On a consolidated basis with the Company, the Financial Services Business represented 77.1% of the Company's unaudited consolidated assets at September 30, 1993. The Financial Services Business accounted for approximately $31.2 million (14.8%) and $3.2 million (12.8%) of the Company's unaudited consolidated revenues and operating income, respectively, for the nine (9) month period ended September 30, 1993, and approximately $46.9 million (19.0%) and $3.0 million (11.5%) of the Company's consolidated revenues and operating income, respectively, for the year ended December 31, 1992.

  The Company's principal executive offices are located at 16 South Pennsylvania, Oklahoma City, Oklahoma 73107, and its telephone number is (405) 235-4546.

  Fourth Financial is a Kansas-based bank holding company that owns banks in _________ states of the United States, including ________ banks in the State of Oklahoma. The principal executive office of Fourth Financial is 100 North Broadway, Wichita, Kansas 67201, and its telephone number is (316) 261-4444.

BACKGROUND OF AND REASONS FOR THE SALE.  The Company entered the Financial
- --------------------------------------
Services Business in March, 1988, with the acquisition of the predecessor of Equity Bank, because the Company perceived an opportunity to purchase a business with approximately $55.0 million in assets at an attractive price and through which it could develop a profitable business and facilitate financing of the Company's working capital needs pursuant to an accounts receivable financing arrangement approved by the appropriate regulatory agency at the time of the acquisition. In December, 1988, the Company acquired Arrowhead Federal Savings and Loan Association ("Arrowhead"), which had assets of approximately $317.0 million, in order to augment its Financial Services Business. In 1989, Equity Bank acquired a credit card company, which provides MasterCard and Visa credit card services to member financial institutions and their customers and merchants.

  In connection with the acquisition of Equity Bank in March, 1988, and the approval of the appropriate regulatory authority at that time, the Company and several of its subsidiaries transferred certain properties to Northwest Financial Corporation ("Northwest Financial"), a wholly-owned service corporation of Equity Bank. The properties included, but were not limited to, the manufacturing facilities and the then existing distribution facilities of the Chemical Business, a portion of the real estate which the Environmental Control, the Automotive Products and Industrial Products Businesses conduct manufacturing and distribution operations and certain other assets. (collectively, the "Transferred Assets"). Based upon approvals by the appropriate regulatory authority at that time, Equity Bank was allowed to record, on a stand-alone basis, the Transferred Assets at their then current fair market value based on MAI appraisals approved by the appropriate regulatory agency at that time. The MAI appraisals relating to the Transferred Assets were, in the aggregate, approximately $69.8 million. The Transferred Assets were transferred to Northwest Financial subject to approximately $21.5 million in debt. Equity Bank was allowed to reflect the MAI appraised values of the Transferred Assets, less the associated debt, for capital purposes. The Company continued to reflect the historical cost, less depreciation to date, for such Transferred Assets on the Company's consolidated financial statements. The Company's historical cost for all of the Transferred Assets, less depreciation, equaled approximately $18.8 million as of the time such were transferred to Northwest Financial. In order for the Company and its subsidiaries to continue their operations on those properties, Northwest Financial entered into agreements to lease or sublease the properties back to their original users for an original term of twelve (12) years expiring in the year 2000, with an option to renew for an additional term of ten (10) years, at an aggregate annual rental for all of the Transferred Assets of $3.2 million, which lease agreement was amended, including increasing the annual rental to approximately $4.3 million, due to an agreement with its regulators as hereafter discussed in this section. Subject to the terms of the leases between Northwest Financial and the Company's subsidiary leasing such, Northwest Financial transferred beneficial ownership of these properties to two general partnerships in which Northwest Financial owns 99.0% of the partnership interest and the other 1.0% is owned by another subsidiary of the Company. Northwest Financial continues to hold record title to the real properties that constitute part of the Transferred Assets.

  As part of the acquisition of Equity Bank and thereafter Arrowhead and the approval of the appropriate regulatory authority at that time, the Company and its subsidiaries were permitted to sell up to $60.0 million of eligible accounts receivable at any one time to Equity Bank with recourse to the seller ("Receivable Financing"). Under such Receivable Financing, each account receivable sold to Equity Bank was sold at 100% of face value.

  As a result of regulatory examinations by the Office of Thrift Supervision ("OTS"), Equity Bank's primary regulatory authority, and the Federal Deposit Insurance Corporation ("FDIC") in 1990, and subsequent years, the OTS and the FDIC took the position that, among other things, the capital carrying value of certain of the Transferred Assets contributed to Equity Bank in 1988, which values were approved by the appropriate governmental agency at the time of acquisition, needed to be substantially reduced. The Company denied that such action by the FDIC and/or the OTS was proper. In 1992, the Company, the FDIC and the OTS settled the issue as to the valuation of such assets. As part of such settlement, (i) the Company agreed, among other things, to concede to the request of such regulatory authorities and amended the lease between Northwest Financial and the Company's subsidiary leasing those particular Transferred Assets for which the regulatory authorities questioned the value to increase the rent and also shortened the lease term for such Transferred Assets, and (ii) another wholly-owned subsidiary of the Company agreed to acquire from Equity Bank those particular Transferred Assets at the end of the lease term at Equity Bank's then carrying value for regulatory capital purposes of such Transferred Assets. As of the date of this Proxy Statement, Equity Bank's carrying value for such Transferred Assets and all of the other Transferred Assets is approximately $65.4 million.

  In addition, the OTS took the position that the initial five (5) year approvals granted in 1988 allowing for the Receivable Financing between Equity Bank and the Company and certain of its other subsidiaries expired, and because of an intervening change in the law, beginning in September, 1993, the amount of the Receivable Financing was to be reduced to amounts allowable under current regulations relating to transactions with affiliated companies which is based on a percentage of Equity Bank's capital. As part of the negotiations with the OTS, the parties agreed to a phase-down period regarding the Receivable Financing instead of having to reduce such to the applicable percentage of Equity Bank's capital by September, 1993. It was agreed that: (i) at no one time subsequent to September 28, 1993, but prior to September 1, 1994, would the total amount of such Receivable Financing outstanding at any one time exceed $33.6 million; (ii) beginning January 28, 1994, Equity Bank will not purchase any new accounts receivable from the Company and/or its subsidiaries under the Receivable Financing arrangement if such would result in Equity Bank owning an amount that would exceed the amount allowed by current regulations, and (iii) on and after September 1, 1994, the outstanding amount of such Receivable Financing at any one time must be in compliance with current regulations. Assuming that on September 30, 1993, Equity Bank had been required to meet current regulations regarding such Receivable Financing, the amount would have had to be reduced to approximately $8.6 million as of such date.

  The Company had not considered selling Equity Bank prior to 1993. During the first half of 1993, the Company was considering a public offering of a new series of its Class C preferred stock, which offering was completed in May, 1993 (the "Offering"). In connection with the Offering, the Company selected Lazard Freres & Co. ("Lazard") as the managing underwriter of the Offering. In connection therewith, Lazard advised the Company that, despite benefits of ownership of Equity Bank, the public market and potential investors found the Company more difficult to evaluate as a result of its ownership of Equity Bank and the complexity of the Company being in both industrial businesses and the financial services business. Lazard recommended that since market conditions are currently favorable for selling financial institutions, the Company consider selling Equity Bank or taking other steps regarding Equity Bank to remove the complexity of analyzing the Company in the minds of the investing public. As a result, the Company indicated in its prospectus relating to the Offering the following:

   The Company has pursued a strategy of acquisitions and is focusing on increasing profitability within each of its businesses and concentrating on business and product lines in niche markets where the Company can establish a position as a market leader. In addition, the Company is seeking to further build value for its stockholders through realization of the value of selected assets reflected on its balance sheet. In this connection, the Company is considering alternatives with respect to the Financial Services Business, including its possible disposition. As of the date of this Prospectus, no decision has been made as to the disposition of the Financial Services Business. Any disposition of the Financial Services Business is, however, subject, among other things, to the Company obtaining an acceptable price, acquisition of, or agreement as to the treatment of certain assets owned by the Financial Services Business contributed by the Company at the time of the acquisition of the predecessor of Equity Bank and obtaining necessary approvals from appropriate governmental regulatory agencies.

  The terms of the new series of preferred stock sold in the Offering provided, among other things, that each share of such preferred stock would have (i) rights to convert such into the Company's common stock, subject to adjustment of the conversion price upon the occurrence of certain events based on a formula, including, but not limited to, the distribution to all holders of common stock of the Company of evidence of indebtedness or other assets, and (ii) special conversion rights upon a corporate change or ownership change having occurred, which would provide the holders of such preferred stock greater conversion rights under certain conditions than under the terms of the standard conversion rights applicable to such preferred stock. Under the terms of such preferred stock, a "corporate change" was to occur at such time that the Company shall consummate any transaction of merger or consolidation of the Company or the Company shall convey, sell, lease, assign, transfer or otherwise dispose of all or substantially all of the Company's property, business or assets. Although the Company did not consider the sale or disposition of Equity Bank to constitute all or substantially all of its business, properties, or assets, as a result of Lazard's recommendations regarding Equity Bank and to avoid any confusion, the Company provided in the terms of the preferred stock covered by the Offering that (i) in the event of any dividend or distribution to shareholders of the Company consisting exclusively of capital stock of Equity Bank and/or certain other subsidiaries of the Company, the Company may, at its option, elect, in lieu of all or any portion of the adjustment to the conversion price, to make a cash payment to the holders of such preferred stock based upon a formula described in the terms of such preferred stock, and (ii) that, among other things, the sale, transfer or other disposition by the Company of any or all of the capital stock or assets of Equity Bank and/or certain other subsidiaries of the Company would not be considered a corporate change triggering the special conversion rights.

  Upon completion of the Offering, in which Lazard was paid a customary compensation for such activity, the Company retained Lazard to act as the exclusive financial advisor to the Company in connection with the consideration of alternatives relating to Equity Bank, including a possible sale of Equity Bank. The Company selected Lazard to act as its financial advisor as a result of the knowledge of the Company and Equity Bank that Lazard had obtained acting as the managing underwriter of the Offering. In connection with such services as the financial advisor, the Company paid to Lazard a financial advisory fee of $75,000, and agreed to pay Lazard the sum of $1.0 million, less the $75,000 previously paid, upon completion of the sale of Equity Bank to Fourth Financial under the Acquisition Agreement, and reimburse Lazard for certain of its reasonable out-of-pocket expenses in connection therewith.

  After entering into the engagement with Lazard to act as the Company's exclusive financial advisor in connection with the consideration of alternatives relating to Equity Bank, including its possible sale, Lazard, with the assistance of the Company, prepared an informational memorandum regarding Equity Bank and distributed such to potential acquirers of Equity Bank, which they believed might have an interest in acquiring Equity Bank and which would have the financial resources to fund such acquisition. Of those financial institutions contacted, Lazard and the Company decided to begin negotiations with Fourth Financial after considering numerous factors.

  After Fourth Financial conducted its due diligence of Equity Bank, representatives of the Company and Fourth Financial met on numerous occasions between August, 1993, and the end of November, 1993, to determine what was the maximum Fourth Financial would pay for Equity Bank.

  As a result of these discussions with Fourth Financial, Fourth Financial made a formal proposal as to the amount that it would pay for Equity Bank. Fourth Financial's proposal was based on numerous factors, many of which can only be finally determined as to amount at the time of closing of the Equity Bank transaction. Based on the formula, management of the Company calculated that the projected Purchase Price should be approximately $92 million, based on certain estimates and projections made by management. During the period from November 30, 1993, to January ___, 1994 (the date that the definitive agreement was executed), the Company and Fourth Financial have refined certain terms of such formula, which the Company does not believe should materially change the estimated amount of the Purchase Price of approximately $92 million. See "Sale of Equity Bank -- Summary of Sale" for the terms of the formula as set forth in the Acquisition Agreement to determine the Purchase Price to be received by the Company from Fourth Financial at the closing of the sale of Equity Bank under the Acquisition Agreement. The estimated amount of $92 million is based on a number of estimates made by management of the Company, including an estimate of Equity Bank's earnings through March 31, 1994, and other variables that will affect the amount of the Purchase Price. As a result, the exact amount of the Purchase Price may be higher or lower depending on numerous factors at the time of closing of the sale of Equity Bank.

  The Company and Fourth Financial also agreed that the Company (i) would purchase from Equity Bank prior to completion of the transaction all of the capital stock of the subsidiaries of Equity Bank that own the Transferred Assets ("Retained Corporations") for an amount equal to Equity Bank's carrying value of the Transferred Assets at the time the Company acquires the Retained Corporations, and (ii) that the Company would acquire from Equity Bank, at the closing of the sale of Equity Bank, (a) the loan and mortgage on and option to purchase the twenty-two (22) story Equity Tower, located in Oklahoma City, Oklahoma ("Equity Tower Loan"), in which the principal offices of Equity Bank are located, (b) all the other real estate owned by Equity Bank as a result of foreclosures ("OREO"), (c) the real property located at 5700 North Portland, Oklahoma City, Oklahoma, at which Equity Bank conducts one of its branch operations (the "Branch") (the Equity Tower Loan, the OREO and the Branch are collectively called the "Retained Assets"), for an amount equal to the carrying value thereof as shown on the books of Equity Bank at the closing. See "Sale of Equity Bank -- Summary of Sale". As of December 31, 1993, the carrying value on the books of Equity Bank as to (i) the Transferred Assets held by the Retained Corporations was, in the aggregate, approximately $65.4 million, and (ii) the Retained Assets was approximately $20.5 million.

  At a meeting of the Company's Board of Directors held on November 11, 1993, the Board of Directors was advised as to the status of the negotiations between the Company and Fourth Financial regarding Equity Bank.

  Prior to any meeting of the Company's Board of Directors regarding whether the Company should sell Equity Bank to Fourth Financial, management of the Company provided each member of the Board of Directors with a substantial amount of information relating to Equity Bank and the Fourth Financial proposal, including, but not limited to, a summary of Fourth Financial's proposal and an example calculation of the proposed Purchase Price; Equity Bank's historical earnings and projected earnings based on numerous assumptions if Equity Bank was retained by the Company; and the effect on the Company of selling Equity Bank at an assumed purchase price of $92 million after acquiring the Transferred Assets at Equity Bank's carrying value thereof but before acquisition of the note and mortgage relating to the Equity Tower. Management made no recommendations to the Board of Directors regarding Fourth Financial's proposal at that time.
After allowing the members of the Board of Directors several days to review such information and documents, a meeting of the Board of Directors was held on November 29, 1993. All of the directors (except for Robert C. Brown, M.D.) were present. Also present at that meeting were the Company's General Counsel, the Company's Managing Counsel, and the president of Equity Bank. At this meeting, management presented to the Board of Directors a summary of the progress to date as to the negotiations with Fourth Financial and the other institution that management had discussions with regarding Equity Bank. The Company's Board of Directors reviewed in detail at the meeting the documents supplied to them regarding the offer from Fourth Financial and discussed other alternatives as to Equity Bank, such as spinning off Equity Bank to the holders of the Company's common stock, the possibility of retaining Equity Bank, and the possibility of Equity Bank having an initial public offering ("IPO") of a certain percentage of its stock with the Company retaining a majority of the outstanding stock of Equity Bank. The Board made no decision at the November 29, 1993, meeting regarding Equity Bank.

  The Company's Board of Directors met again on November 30, 1993. At that meeting all of the directors (except Robert C. Brown, M.D.) were present. The Company's General Counsel, the Company's Managing Counsel, and representatives of Ernst & Young, the Company's independent public accountants, and Lazard were also present. At this meeting, representatives of Lazard presented to the Board of Directors in writing a summary of the preliminary valuation analysis for Equity Bank and orally advised the Board of Directors that the proposal made by Fourth Financial was, in their opinion, fair from a financial point of view to the Company. See "Sale of Equity Bank -- Opinion of Financial Advisor". At this meeting, the Board of Directors unanimously approved the Company proceeding with a sale of Equity Bank to Fourth Financial on terms substantially as presented to the Board of Directors and approved the execution of an agreement in principle to sell Equity Bank to Fourth Financial on such terms.

  The alternatives considered by the Board of Directors regarding spinning off Equity Bank to the holders of the Company's common stock and the IPO with the Company retaining a majority of the outstanding stock of Equity Bank were determined by the Board not to be satisfactory alternatives for, among other things, (i) increased competition in the markets served by Equity Bank; (ii) Equity Bank would continue to own the Transferred Assets and the Company's subsidiary would continue to have the obligation to purchase the Transferred Assets at the end of the lease term for a substantial amount of money; (iii) the Company would have to continue to pay rent for the Transferred Assets to an entity which would no longer be a wholly-owned subsidiary; (iv) the Transferred Assets would continue to be owned by Equity Bank, which is highly regulated, and, as a result, under certain conditions, the regulators could require Equity Bank to dispose of, or to take other actions regarding, the Transferred Assets to the detriment of the Company and Equity Bank; (v) the distribution of the capital stock of Equity Bank to the holders of the Company's Common Stock could result in substantially greater dilution to the holders of the Company's Common Stock than under the normal conversion rights of the holders of the preferred stock covered by the Offering as a result of the required adjustment to the conversion rights of such preferred stock due to such distribution or, in order to avoid the additional dilution, require the Company to make a substantial cash payment to the holders of such preferred stock reducing the Company's working capital; and, (vi) the Company would receive greater benefit in selling Equity Bank at this time than in spinning off the capital stock of Equity Bank to the Company's holders of Common Stock or having Equity Bank sell a portion of its stock through an IPO with the Company retaining a majority of Equity Bank's stock.

  The Board of Directors concluded on November 30, 1993, that the sale of Equity Bank at this time on the terms presented to the Board of Directors would be in the best interest of the Company and its shareholders. In arriving at such conclusion, the Board of Directors considered a number of factors, including, but not limited to: (i) that at the present time there was a favorable market to sell financial institutions, (ii) increased competition in the markets served by Equity Bank, (iii) the highly regulated nature of Equity Bank, (iv) limitations on the growth of Equity Bank as a result of such regulations, (v) changing marketplace for savings institutions such as Equity Bank, (v) potential change in the tax laws which could result in the Company having to recognize a taxable gain if the sale were to occur after certain proposed regulations were adopted (see "Sale of Equity Bank --Federal Income Tax Consequences"), (vi) sale would eliminate problems with having to raise the funds at a later date to buy back certain of the Transferred Assets and to pay rent to an entity which is no longer a wholly-owned subsidiary, (vii) recommendations of Lazard as to the (a) economic benefits of the sale of Equity Bank to Fourth Financial, as compared to the future benefits of the Company retaining ownership of Equity Bank, and (b) the effect owning Equity Bank was having on the value of the Company's Common Stock, (viii) increase in net worth of the Company as a result of the sale of Equity Bank, and (x) the fairness of the terms of the transaction to the Company from an economic standpoint. See "Sale of Equity Bank -- Fairness of the Sale" and "Sale of Equity Bank -- Opinion of Financial Advisor" for a discussion of the factors considered relating to the fairness of the sale of Equity Bank. See "Sale of Equity Bank -- Use of Proceeds" for a discussion of the use and potential use of the proceeds from the sale of Equity Bank. See also "Sale of Equity Bank

- -- Business of the Company after the Sale of Equity Bank" and "Pro Forma Financial Statements".

  The Board of Directors also concluded that the sale of Equity Bank will enable management to focus the resources of the Company, both financially and operationally, on its industrial businesses which, although such only represented approximately 22.9% and 20.0% of the Company's consolidated assets as of September 30, 1993, and December 31, 1992, respectively, such industrial businesses represented approximately 85.2% and 81.0% of the Company's consolidated revenues for the nine (9) month period ended September 30, 1993, and for the year ended December 31, 1992, respectively.

  On November 30, 1993, the Company and Fourth Financial entered into an agreement in principle regarding the sale and purchase of Equity Bank, and on December 1, 1993, both the Company and Fourth Financial issued press releases that they had reached an agreement in principle whereby the Company would sell, and Fourth Financial would purchase, Equity Bank, and that such transaction was subject to the execution of a definitive agreement, obtaining regulatory approvals and other conditions to be met.

  The first draft received by the Company from Fourth Financial of a definitive agreement was not acceptable for numerous reasons. Between November 30, 1993, and January ____, 1994 (the date that the definitive agreement was executed), representatives of the Company and Fourth Financial had numerous meetings and telephone conferences negotiating the terms of the definitive agreement.

  On January ____, 1994, copies of the Acquisition Agreement and a draft of Lazard's form of opinion that the Purchase Price was fair from a financial standpoint were delivered to the members of the Board of Directors. On January ___, 1994, a [meeting or telephonic meeting] of the Board of Directors was held, at which time the Board of Directors reviewed, in detail, the Acquisition Agreement and the draft of Lazard's form of opinion. Present at the meeting were all of the directors, the Company's General Counsel and the Company's Managing Counsel. See "Sale of Equity Bank -- Opinion of Financial Advisor". After discussion of the merits and status, the Board of Directors unanimously approved and authorized the execution, delivery and performance of the Acquisition Agreement and the sale of Equity Bank pursuant to the terms thereof. The Board of Directors unanimously approved and authorized the consummation of the Acquisition Agreement, subject to, among other things specified in the Acquisition Agreement, the approval of the shareholders of the Company and obtaining regulatory approvals, which shareholder approval would specifically authorize the Company to amend or modify the Acquisition Agreement (including with respect to the amount or type of consideration to be received or the assets to be sold) without further shareholder approval.

  On January ____, 1994, the Acquisition Agreement was executed by all of the parties. On January ____, 1994, press releases announcing the execution of a definitive agreement were issued by the Company and Fourth Financial. On February ____, 1994, Lazard delivered an executed fairness opinion. See "Sale of Equity Bank -- Opinion of Financial Advisor".

FAIRNESS OF THE SALE.  The Board of Directors believes that the terms and
- --------------------
conditions contained in the Acquisition Agreement are fair to, and in the best interests of, the Company and its shareholders. In arriving at this belief, the Board of Directors considered (i) the factors enumerated under "Sale of Equity Bank -- Background of and Reasons for the Sale"; (ii) the opinion of Lazard, the Company's independent financial advisor, that, as of the date of such opinion, the consideration to be received by the Company pursuant to the sale of Equity Bank was fair to the Company from a financial point of view; (iii) the analysis presented to the Board of Directors at its November 30, 1992, meeting by Lazard in connection with Lazard's rendering of its fairness opinion;; and, (iv) the use of proceeds from the sale of Equity Bank. See "Sale of Equity Bank -- Opinion of Financial Advisor" and "Sale of Equity Bank -- Use of Proceeds". The Board of Directors also noted the substantial efforts undertaken by the Company and Lazard to locate other potential purchasers for Equity Bank. Such efforts included discreet inquiries of, and discussions with, potential financial purchasers, as well as potential strategic purchasers which, like Fourth Financial, may be in a position to take advantage of synergies created by combining the operations of Equity Bank with their present business operations.

  In determining that the sale of Equity Bank is fair to, and in the best interests of, the Company and its shareholders, the Board of Directors did not assign any particular weight to any of the factors it considered, but gave serious consideration to each of them. See "Sale of Equity Bank -- Background of and Reasons for the Sale" and "Sale of Equity Bank -- Opinion of Financial Advisor".

OPINION OF FINANCIAL ADVISOR.  On November 30, 1993, at the meeting at which the
- ----------------------------
Company's Board of Directors approved the agreement in principle to sell Equity Bank to Fourth Financial, Lazard delivered its oral opinion, which was subsequently confirmed in writing on _________________, 1994, that the Purchase Price for Equity Bank was fair, from a financial point of view, to the Company. No limitations were imposed by the Company's Board of Directors upon Lazard with respect to the investigations made or procedures followed by it in rendering its opinion.

  THE FULL TEXT OF THE OPINION OF LAZARD, DATED AS OF _______________, 1994 (THE "LAZARD FAIRNESS OPINION"), WHICH SETS FORTH ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITS ON THE REVIEW UNDERTAKEN IN CONNECTION WITH SUCH OPINION, IS ATTACHED HERETO AS EXHIBIT "B" TO THIS PROXY STATEMENT. THE LAZARD FAIRNESS OPINION IS ADDRESSED ONLY TO THE COMPANY'S BOARD OF DIRECTORS AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY OF THE

COMPANY'S SHAREHOLDERS AS TO HOW SUCH SHAREHOLDER SHOULD VOTE AT THE SPECIAL MEETING. THE SUMMARY OF THE LAZARD FAIRNESS OPINION SET FORTH IN THIS PROXY STATEMENT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION. THE COMPANY'S SHAREHOLDERS ARE URGED TO READ THE LAZARD FAIRNESS OPINION IN ITS ENTIRETY.

  Lazard is a nationally recognized investment banking firm and is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, underwritings, distributions of securities and similar activities. Lazard has acted as financial advisor to the Company in connection with the sale of Equity Bank. In connection therewith, Lazard has been paid a fee of $75,000 and will be paid an additional fee for its services as financial advisor which is contingent upon the consummation of the Acquisition Agreement. In the course of its activities, Lazard has provided investment banking services to the Company from time to time, including acting as managing underwriter of the Offering by the Company in May, 1993, for which Lazard received customary compensation. See "Sale of Equity Bank -- Background of and Reasons for the Sale". Lazard may, in the ordinary course of its business, trade securities of the Company for its own account or for the accounts of customers and, thus, may hold long or short positions in such securities at any time.

  In connection with the delivery of the Lazard Fairness Opinion, Lazard reviewed, among other things, (i) the Acquisition Agreement; (ii) this Proxy Statement; (iii) audited, consolidated financial statements of Equity Bank for the three (3) years ended December 31, 1992; and (iv) certain financial and other information regarding Equity Bank, including financial forecasts for Equity Bank, which were furnished to Lazard by the Company and Equity Bank or were publicly available. Lazard held discussions with members of the senior management of Equity Bank with respect to its past and current business operations and financial condition, regulatory relationships and future prospects. Lazard also held discussions with the independent auditors of Equity Bank regarding its financial and accounting affairs. In addition, Lazard compared certain financial and stock market information for Equity Bank with similar information for other companies the securities of which are publicly traded, and reviewed the financial terms of certain recent merger and acquisition transactions involving savings institutions specifically and in other industries generally and performed such other studies and analyses as it considered appropriate.

  Lazard relied upon the accuracy and completeness of all of the financial and other information reviewed by it for purposes of the Lazard Fairness Opinion and did not attempt independently to verify any of such information. In that regard, Lazard did not conduct a physical inspection of any of the properties or assets of Equity Bank, nor did it obtain any independent evaluation or appraisal of any properties, assets or liabilities of Equity Bank. In addition, Lazard assumed, with the consent of the Company's Board of Directors, that the financial forecasts furnished to it had been reasonably prepared on a basis reflecting the best currently available judgments and estimates of Equity Bank. The Lazard Fairness Opinion does not address the relative merits of the sale of Equity Bank as compared to any alternative business strategies that might exist for the Company. The Lazard Fairness Opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to it as of the date hereof.

  The following is a brief summary of the material analyses performed by Lazard in connection with rendering its written opinion, dated as of February ____, 1994. Lazard utilized substantially the same financial analyses in preparing its oral opinion to the Company's Board of Directors on November 30, 1993.

  Derivation of Equity Bank's Normalized Earnings. Equity Bank's historical and projected consolidated stand-alone statements of income include interest income from certain affiliated Receivable Financing transactions, non-interest revenues associated with the Equity Tower Loan, gains on the sale of the OREO, and rental income generated by the Retained Corporations relating to the Transferred Assets. Lazard adjusted Equity Bank's earnings to remove these revenues since under the Acquisition Agreement, the Company will purchase the Retained Assets and the Retained Corporations from Equity Bank. Lazard made a related pro forma adjustment to credit Equity Bank's interest income for a 6% yield on the theoretical reinvestment of cash of approximately $85.9 million received from the sale of the Retained Assets and the Retained Corporations and $29.4 million for the repurchase of the accounts receivable sold to Equity Bank under the Receivable Financing. Lazard further adjusted Equity Bank's earnings to eliminate the effect of certain non-recurring items which would either be eliminated due to purchase accounting adjustments or whose value was separately determined. These adjustments included goodwill amortization and the accretion of a discount relating to and gains on the sale of a portfolio of purchased loans.

  As a result of the adjustments discussed above, Lazard calculated Equity Bank's normalized pre-tax income for the nine (9) months ended September 30, 1993, to be $4.9 million, versus $6.4 million reported by Equity Bank in its internal stand-alone financial statements. Lazard calculated normalized pre-tax income for the years ending December 31, 1993, and 1994 (based on estimates prepared by management of Equity Bank) to be $6.8 million and $5.6 million, versus management's estimated figures of $8.1 million and $5.7 million, respectively. Since the value of Equity Bank's net operating loss carryforwards also was determined separately (together with the adjustments referred to in the preceding paragraph, the "Valuation Adjustment"), and in order to facilitate comparisons, Lazard applied a tax rate of 38% to the normalized pre-tax income figures. This resulted in fully-taxed net income ("Normalized Earnings") of $3.0 million, $4.2 million and $3.5 million for the nine (9) months ended September 30, 1993, and estimated for the years ending December 31, 1993, and 1994, respectively. The Valuation Adjustment was calculated based on financial information relating to Equity Bank provided to Lazard by the managements of the Company and Equity Bank, which information Lazard did not independently verify.

  Analysis of Selected Savings Institution Stock Purchases. Lazard reviewed certain merger and acquisition transactions involving savings institutions announced since January 1, 1992, in which the acquired institution had assets of less than $1 billion and was located in selected midwest and southern states, and compared certain multiples implied by the Fourth Financial proposal with comparable multiples for these transactions. The analysis indicated price/tangible book values for these transactions that ranged from 0.48x to 2.22x, with a median multiple of 1.59x; and price/last twelve (12) months ("LTM") earnings per share ("EPS") multiples that ranged from 3.4x to 20.3x with a median multiple of 13.5x. Based on a Purchase Price of $92 million and before the Valuation Adjustment, the comparable analysis of the Fourth Financial proposal to acquire Equity Bank indicated a price/tangible book value of 2.36x; a price/LTM fully-taxed reported earnings of 17.3x; and a price/LTM Normalized Earnings of 22.8x. Reducing the assumed purchase price of $92 million by the Valuation Adjustment, the comparable analysis of the Fourth Financial proposal to acquire Equity Bank indicated a price/tangible book value of 1.69x; a price/LTM fully-taxed reported earnings of 12.4x; and a price/LTM Normalized Earnings of 16.4x.

  Valuation of the Bank. As Equity Bank is not a publicly-traded company, Lazard undertook a series of analyses, described below, to determine a reference range for the transaction value of Equity Bank under different valuation methodologies:

     Analysis Based on Selected Savings Institution M&A Transactions. As described above, Lazard reviewed certain merger and acquisition transactions involving savings institutions. Lazard applied the multiples implied by these transactions to Equity Bank's tangible book value and Normalized Earnings and added the Valuation Adjustment to these products. On the basis of this analysis, Lazard established a reference range for the transaction value of Equity Bank of $78.4 million to $88.3 million.

     Analysis Based on Selected Thrift Trading Multiples. Lazard selected and analyzed a group of publicly traded savings institutions located in selected midwest and southern states, with total assets between $200 million and $800 million, and with return on assets between 0.50% and 2.00%. The institutions in this group were Conservative Savings Corproation, FirstFed Northern Kentucky Bancorp, Inc., Great Southern Bancorp, Inc., Home Federal Savings Bank of Missouri, Railroad Financial Corporation and UNSL Financial Corp. This analysis indicated that the common stock of the group traded at price/tangible book values that ranged from 0.72x to 1.55x, with a median multiple of 1.24x; price/LTM EPS multiples that ranged from 5.4x to 14.7x with a median multiple of 8.7x; price/1993E EPS (as compiled by the Institutional Brokers' Estimate System, "I/B/E/S") multiples that ranged from 6.7x to 14.0x with a median multiple of 11.2x; and price/1994E (as compiled by I/B/E/S) EPS multiples that ranged from 7.8x to 13.4x with a median multiple of 11.9x. Lazard applied these multiples to Equity Bank's tangible book value and Normalized Earnings, added an assumed control premium of 25% to this product and further added the Valuation Adjustment to this sum. On the basis of this analysis, Lazard established a reference range for the transaction value of the Bank of $66.0 million to $84.2 million.

     Analysis Based on Balance Sheet Mark-to-Market. Lazard analyzed the values that might be obtained if the assets and liabilities of Equity Bank were sold separately. This analysis considered not only the possible premiums that might be paid for certain on-balance sheet assets, but also the possible premiums for off balance sheet assets such as Equity Bank's portfolios of mortgage servicing and credit card receivables. In determining the range of possible premiums that might be paid for these assets, Lazard took into account the range of premiums that had been paid in transactions involving similar asset types. On the basis of this analysis, Lazard established a reference range for the transaction value of Equity Bank of $78.0 million to $88.9 million.

  No company or transaction used in the above analyses is identical to Equity Bank or the Acquisition Agreement. Accordingly, an analysis of the results of the foregoing necessarily involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the public trading or acquisition values of the companies to which they are being compared.

  The summary set forth above does not purport to be a complete description of the analyses performed by Lazard. The preparation of a fairness opinion is a complex process and is not susceptible to partial analysis or summary description. Lazard believes that its analyses and the summary set forth above must be considered as a whole and that selecting portions of its analyses and the factors considered by it, without considering all analyses or factors, or selecting parts of the above summary, without considering all analyses and factors, could create an incomplete view of the processes underlying the preparation of the Lazard Fairness Opinion. None of the analyses performed by Lazard was indicated by Lazard to have a greater significance than any other. The ranges of valuations resulting from any particular analysis described above should not be taken to be Lazard's view of the actual value of Equity Bank.

  In performing its analyses, Lazard made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Equity Bank. The analyses performed by Lazard are not necessarily indicative of actual value or actual future results, which may be significantly more or less favorable than suggested by such analyses. Additionally, the analyses do not purport to be appraisals or to select the prices at which a company might actually be sold or the prices at which any securities may trade at the present time or at any time in the future. Lazard used in its analyses various projections of future performance prepared by the management of Equity Bank.
The projections are based on numerous variables and assumptions which are inherently unpredictable and must be considered uncertain of occurrence in the amounts and at the times projected. Accordingly, actual results could vary significantly from those set forth in such projections.

  As described above, the Lazard Fairness Opinion was among many factors taken into account by the Company's Board of Directors in making its determination to approve the Acquisition Agreement.

  The terms of the engagement of Lazard were set forth in an engagement letter dated June 11, 1993, and amended on January ____, 1994. Pursuant to that letter, as amended, Lazard was paid a financial advisor's fee of $75,000, and, if the Acquisition Agreement is consummated, the Company will pay to Lazard a transaction fee of $1 million, less the $75,000 previously paid. The Company has further agreed to reimburse Lazard for certain of its reasonable out-of-pocket expenses. The Company has agreed to indemnify Lazard against certain liabilities relating to, or arising out of, the engagement, including liabilities under the federal securities laws.

USE OF PROCEEDS.  As stated in the "Sale of Equity Bank -- Background of and
- ---------------
Reasons for the Sale", the Acquisition Agreement provides that the Company is to purchase prior to the consummation of the Acquisition Agreement the Retained Corporations from Equity Bank for a price equal to the then carrying value of the Retained Corporations on the books of Equity Bank. The Company anticipates that such price for the Retained Corporations will be approximately $65.4, which is the carrying value of the Transferred Assets contained in the Retained Corporations on the books of Equity Bank as of December 31, 1993. The Company has arranged with Bank IV Oklahoma, National Association ("Bank IV"), a subsidiary of Fourth Financial, to borrow such funds to acquire the Retained Subsidiaries, with such funds to bear an annual rate of interest of _______% and to be repaid in full as soon as possible after the consummation of the Acquisition Agreement with a portion of the proceeds received as the Purchase Price from Fourth Financial. In addition, the Acquisition Agreement also provides that the Company is to acquire at the time of the consummation of the Acquisition Agreement the Retained Assets for an amount equal to the carrying value of such on the books of Equity Bank at the consummation of the Acquisition Agreement, which is estimated to be approximately $20.8 million, since such was the aggregate carrying value of the Retained Assets as of December 31, 1993.
The Acquisition Agreement also provides that the Company will have the option, but not the obligation, to acquire loans of Equity Bank that have been charged off or written down ("Other Loans") for a price equal to the net book value of each loan that has been written down or $1.00 for each loan charged off. See "Sale of Equity Bank -- Summary of Sale". [As of the date of this Proxy Statement, the Company has not made a decision as to whether it will acquire any Other Loans.] The price to be paid for the Retained Assets and, if acquired, the Other Loans shall be paid by the Company at the closing of the sale of Equity Bank. The Company will use the balance of the Purchase Price (after repaying the loan obtained to purchase the Retained Corporations and payment for the the Retained Assets, and, if any, the Other Loans) for general working capital purposes.

BUSINESS OF THE COMPANY AFTER THE SALE.  After completion of the sale of Equity
- --------------------------------------
Bank, the Company will continue to operate its industrial businesses consisting of the Chemical Business, The Environmental Control Business, the Automotive Products Business and the Industrial Products Business.

  The Chemical Business. The Chemical Business manufactures and sells specialty explosive products, prilled ammonium nitrate products, and high grade specialty industrial acids to the explosives, agricultural and industrial acids markets. The Chemical Business' revenues (i) for the nine (9) month period ended September 30, 1993, were approximately $91.0 million, with approximately 35.3% consisting of sales of fertilizer and related chemical products for agricultural purposes; 40.3% consisting of sales to ammonium nitrate and other chemical-based blasting products for the mining industry, and 20.5% consisting of acid sales to the industrial acid markets, and (ii) for the year ended December 31, 1992, were $107.2 million, with 31.8% consisting of sales of fertilizer and related chemical products for agricultural purposes, 41.0% consisting of sales to ammonium nitrate and other chemical-based blasting products for the mining industry, and 26.1% consisting of acid sales to the industrial acid markets.

  The Company believes that the only seasonal products of the Chemical Business are fertilizer and related chemical products sold to the agricultural industry. The selling seasons for those products generally occur during the spring and fall planting seasons (i.e., from February through May and from September through November). In addition, sales to the agricultural markets depend upon weather conditions and other circumstances beyond the control of the Company.

  Ammonia represents an essential component in the production of most of the products of the Chemical Business, and the price of those products generally fluctuates with the price of ammonia. The Company has a contract with a supplier of ammonia pursuant to which the supplier has agreed to supply the ammonia requirements of the Chemical Business on terms the Company considers favorable. The Company believes that it could obtain ammonia from other sources in the event of a termination of that contract.

  The Chemical Business sells and markets its products directly through its own sales force, twenty-one (21) agricultural distribution centers located in Texas, Missouri, and

Tennessee, and thirteen (13) blasting centers located in Missouri, Kentucky, Indiana, Wyoming, West Virginia, Illinois, New Mexico, Georgia, Oklahoma and Kansas.

  The Company's Chemical Business' primary manufacturing operations are conducted on 150 acres of a 1,400-acre tract located in El Dorado, Arkansas (the "Site"). Since the 1940's, the Site has been a manufacturing facility for ammonium nitrate compounds and, until 1969, was a manufacturing facility for ammonia. In 1955, the Site was acquired by Monsanto Company ("Monsanto"), and, in June, 1983, Monsanto sold the Site to El Dorado Chemical Company ("EDC").
EDC was acquired by the Company in 1984. Under the agreement with Monsanto, the indemnification is not assignable to a party to which EDC transfers the Site without the prior written consent of Monsanto, except to any company 100% of the voting stock of which is owned or controlled, directly or indirectly, by EDC. Although EDC has operated the Site since its acquisition from Monsanto in 1983, in 1988 EDC transferred ownership of the Site to the Company, which, in turn, transferred title to a company within the Financial Services Business. The Site, together with certain assets located on the Site, are included in the Transferred Assets. Although no consent was obtained from Monsanto when EDC transferred ownership of the Site to its affiliated company to assign the Monsanto indemnification, if such a consent was required under the agreement with Monsanto, the Monsanto indemnification remains applicable to EDC. The Company's Chemical Business has been advised that the Site had been placed in the Environmental Protection Agency's ("EPA") data-based tracking system (the "System"). The System maintains an inventory of sites in the United States where it is known or suspected that a release of hazardous waste has occurred. Notwithstanding inclusion in the System, EPA regulations recognize that such inclusion does not represent a determination of liability or a finding that any response action will be necessary. Over 36,000 sites in the United States are presently listed in the System. If a site is placed in the System, EPA regulations require that the government or its agent perform a preliminary assessment of the site. If the preliminary assessment determines that there has been a release, or that there is suspected to have occurred a release, at the site of certain types of contamination, the EPA will perform a site investigation. Pursuant to such regulations, the State of Arkansas performed such preliminary assessment for the EPA. The preliminary assessment report prepared by the State of Arkansas, dated September 30, 1992, regarding the Site states, in part, that releases of certain types of contaminants at the Site is probable or suspected to have occurred and that certain violations alleged by the State of Arkansas of environmental regulations, some of which are alleged to have occurred between 1989 and 1991, may be contributing factors. The Company believes that a number of statements in the Arkansas report are inaccurate and that others relate to matters that had already been corrected. Accordingly, the Company provided the State of Arkansas with a response to the report which challenged a number of the findings contained therein. The Company understands that this response was forwarded to the EPA by the State of Arkansas. It is anticipated that the EPA will, at some future date, perform a site inspection at the Site, which inspection will usually involve the gathering of additional data including environmental sampling of the

Site. After conducting the site inspection, the regulations provide that the EPA may determine that: (i) the Site does not warrant further involvement in the evaluation process, or (ii) that further study of the Site is warranted to determine what appropriate action is to be taken in response to a release of contaminants at the Site or whether such release justifies the Site being placed on the National Priorities List. Being placed in the System will generally be the first step in the EPA's determination as to whether a site will be placed on the National Priorities List. After the EPA completes its site inspection and evaluates other information, the EPA will then assess the Site using the Hazard Ranking System to ascertain whether the Site poses a sufficient risk to human health or the environment to be proposed for the National Priorities List.
There are approximately 1,200 sites in the United States presently listed on the National Priorities List. The Company has been advised that there have occurred certain releases of contaminants at the Site. However, the Company does not believe that such releases should warrant the Site being placed on the National Priorities List, but there are no assurances to that effect. The Company is in the process of studying the Site in an attempt to determine the extent of such releases at the Site and when such releases may have occurred. In addition, as a result of certain releases of contaminants at the Site, EDC may be subject to assessment of certain civil penalties. While there are no assurances, based on information presently available to the Company, the Company does not believe, as of the date of this Proxy Statement, that the Site being placed in the System or the response to any contamination at the Site or the assessment of penalties, if any, due to release of certain contaminants at the Site should have any material adverse effect on the Company or the Company's financial condition. See "Sale of Equity Bank -- Summary of Sale" for a discussion of certain indemnities provided to Fourth Financial and Bank IV by the Company related to environmental matters as to the Transferred Assets.

  The Environmental Control Business. The Environmental Control Business manufactures and sells a broad range of fan coil, air handling, air conditioning, heating, heat pump and dehumidification products targeted to both new building construction and renovation, as well as industrial applications. For the nine (9) month period ending September 30, 1993, the revenues of the Environmental Control Business were approximately $51.6 million. For the year ended December 31, 1992, the revenues for the Environmental Control Business were $55.0 million.

  Most of the Environmental Control Business' production of the above-described products occurs on a specific order basis. The Company manufactures the units in many sizes, as required by the purchaser, to fit the space and capacity requirements of hotels, motels, schools, hospitals, apartment buildings, office buildings and other commercial or residential structures.

  The Environmental Control Business sells its products to mechanical contractors, original equipment manufactures and distributors. The Company's sales to mechanical contractors primarily occur through independent manufacturer's representatives, who also represent complimentary product lines not manufactured by the Company. Original equipment manufacturers generally consist of other air conditioning and heating equipment manufacturers who resell under their own brand name the products purchased from the Environmental Control Business as a separate item in competition with the Company or as part of a package with other air conditioning-heating equipment products to form a total air conditioning system which they then sell to mechanical contractors or end-users for commercial application. The Environmental Control Business depends primarily on the commercial construction industry, including new construction and the remodeling and renovation of older buildings.

  During 1993, the Environmental Control Business entered into two (2) letters of intent to supply a foreign customer in Poland and a foreign customer in a country that was formerly part of the Soviet Union with equipment, licenses, designs, tooling, machinery, and technical data and services to manufacture environmental control products. Each letter of intent provides that the purchase price is to be approximately $49 million. Each letter of intent provides that, in lieu of cash, the Company will accept payment in kind of anhydrous ammonia from the foreign customer for use by the Company's Chemical Business. The letter of intent with the customer in Poland has been orally amended to provide that (i) the agreement will be divided into two (2) segments, with a definitive agreement as to the first segment presently being negotiated for approximately one-half of the total purchase price and the second segment for approximately the other half of such purchase price to be negotiated after finalization of the definitive agreement relating to the first segment, and (ii) the Polish customer will pay cash under such contracts in lieu of delivering anhydrous ammonia to the Company. The Company has not yet begun negotiations as to a definitive agreement with the other customer. Each letter of intent is subject to the finalization and the execution of a definitive agreement. The Company has not finalized definitive agreements under either of the letters of intent, and there are no assurances that definitive agreements will be reached on either of these projects.

  The Automotive Products Business. The Automotive Products Business is primarily engaged in the manufacture and sale of a line of anti-friction bearings, which includes straight-thrust and radial-thrust ball bearings, angular contact ball bearings, and certain other automotive replacement parts. These products are used in automobiles, trucks, trailers, tractors, farm and industrial machinery, and other equipment. For the nine (9) month period ending September 30, 1993, and the year ended December 31, 1992, the revenues of the Automotive Products Business were approximately $22.2 million and $20.0 million, respectively.

  The automotive and truck replacement market serves as the principal market for the Automotive Products Business. This business sells its products domestically and for export, principally through independent manufacturers' representatives who also sell other automotive products. Those manufacturers' representatives sell to retailers (including major chain stores), wholesalers, distributors and jobbers. The Automotive Products Business also sells its products directly to original equipment manufacturers and certain major chain stores.

  The Company generally produces or purchases the products sold by the Automotive Products Business in quantities based on a general sales forecast, rather than on specific orders from customers. The Company fills most orders for the automotive replacement market from inventory. The Company generally produces or purchases bearings for original equipment manufacturers after receiving an order from the manufacturer.

  The principal materials that the Automotive Products Business needs to produce its products consist of high alloy steel tubing, steel bars, flat strip coil steel and bearing components produced to specifications. The Company acquires those materials from a variety of domestic and foreign suppliers at competitive prices. The Company does not anticipate having any difficulty in obtaining those materials in the near future.

  The Industrial Products Business. The Industrial Products Business purchases and markets a proprietary line of machine tools and also markets industrial supplies. The current line of machine tools distributed by the Industrial Products Business includes milling, drilling, turning, fabricating and grinding machines. The Company purchases most of the machine tools marketed by the Industrial Products Business from foreign companies, which manufacture the machine tools to the Company's specifications. For the nine (9) month period ending September 30, 1993, and for the year ended December 31, 1992, the revenues of the Industrial Products Business were approximately $14.6 million and $17.6 million, respectively.

  The Industrial Products Business distributes its machine tools in the United States, Mexico, Canada and certain other foreign markets. The Industrial Products Business sells and distributes its products through its own sales personnel, who call directly on end-users. The Industrial Products Business also sells its machine tools through independent machine tool dealers throughout the United States and Canada, who purchase the machine tools, for resale to end users. The principal markets for machine tools, other than independent machine tool dealers, consist of manufacturing and metal working companies, maintenance facilities, utilities and schools.

  The Industrial Products Business does not depend on any single customer, or a few customers, the loss of any one or more of which would have a material adverse effect on the Industrial Products Business. A significant increase in the revenues of the Industrial Products Business occurred during 1992 and 1993 as a result of an agreement with a Slovakian company ("Buyer") signed July 6, 1992, to supply the Buyer with equipment, technology and technical services to manufacture certain types of automotive bearing products. The agreement provides for a total contract amount of approximately $56.0 million, with $12.0 million of the contract amount to be retained by the Buyer as the Company's subsidiary's equity participation in the Buyer at a nominal amount. The balance of approximately $44.0 million has been or will be paid to the Company's subsidiary as follows: (i) approximately $12.3 million was paid during 1992 as a downpayment, and (ii) the balance of approximately $31.6 million payable in equal quarterly installments over a ten (10) year period, plus interest. Payment of the quarterly installments has been delayed from time to time. However, during the first 1993, approximately $791,000 of such balance was paid by the Buyer to the Industrial Products Business under this agreement. The Industrial Products Business has acquired the machinery and equipment and is developing the tooling and designs to be delivered to the Buyer under the Agreement. The Company has shipped to the Buyer certain machinery and equipment and expects to deliver the balance of such machinery and equipment and the tooling and designs to the Buyer by the end of June, 1994. Circumstances could arise that could delay the delivery of the machinery, equipment, designs and tooling to the Buyer. Under the agreement, the Company's subsidiary will use its best efforts to purchase approximately $14.5 million of bearing products from the Buyer each year over a period of ten (10) years; provided, however, that the Company's subsidiary is not required to purchase more product from the Buyer in any one (1) year than the amount of tapered bearings the Company's subsidiary is able to sell in its market. The Company presently manufactures and purchases from outside sources tapered bearings. During the nine (9) months ended September 30, 1993, and for the year ended December 31, 1992, the Company sold approximately $8.0 million and $6.9 million, respectively, of tapered bearings. The Company believes that the purchase price of these bearings will be favorable compared to its present cost in purchasing these products from other sources or manufacturing these products. Such prices are subject to increases or decreases based upon price increases or decreases sustained in the United States bearing industry. The Company will recognize revenues and profits on the sale of equipment and technology over the term of the agreement as they are realized. The revenue and profit realized during the delivery and installation period will be recognized on a percentage of completion basis. During the nine (9) months ended September 30, 1993, and the year ended December 31, 1992, the Company recorded sales of approximately $5.4 million and $6.2 million, respectively, in connection with the agreement. The percentage of completion will be determined by relating the productive costs incurred to date to the total productive costs estimated to complete the performance under the contract for delivery and installation. The Company presently meets all of its obligations under the contract which generally coincides with the payout term.

  During the last quarter of 1993, the Industrial Products Business exchanged its rights to an equity interest in the Buyer to a foreign non-affiliated company ("Purchaser of the Interest") for $12.0 million in notes. The Company has been advised that the Buyer has agreed to repurchase from the Purchaser of the Interest up to $6 million of such equity interest over a six (6) year period, with payment to be either in cash or bearing products.

The notes issued to the Industrial Products Business for its rights to the equity interest in the Buyer will only be payable when, as and if the Purchaser of the Interest collects from the Buyer for such equity interest, and the method of payment to the Company will be either cash or bearing products in the same manner as received by the Purchaser of the Interest from the Buyer. Due to the Company's inability to determine what payments, if any, it will receive on such notes, the Company will continue to carry such notes at a nominal amount.

  See "Sale of Equity Bank -- The Company and Fourth Financial", "Pro Forma Financial Statements" and "Incorporation of Certain Documents by Reference".

RECENT DEVELOPMENTS OF THE COMPANY.  In addition to those described in this
- ----------------------------------
Proxy Statement, the Company did not have any material change in the Company's affairs which have occurred since December 31, 1992, that have not been described in a report on Form 10-K, Form 10-Q or Form 8-K filed by the Company under the Securities and Exchange Commission ("SEC"), except that during November, 1993, the Company's Chemical Business acquired an additional concentrated nitric acid plant and related assets ("Plant and Assets") for approximately $1.9 million. The Chemical Business is in the process of moving such Plant and Assets from Illinois to, and installing such at, its manufacturing plant located in El Dorado, Arkansas. The Company anticipates that the total amount that will be expended to acquire, move and install the Plant and Assets will be approximately $12.0 million.

ACCOUNTING TREATMENT IN CONNECTION WITH THE SALE.  As Equity Bank represents all
- ------------------------------------------------
of the operations of the Company's Financial Services Business, the sale of Equity Bank will result in the disposal of a business segment for financial reporting purposes by the Company. Accordingly, the financial statements of the Company for 1993 and prior years will reflect the operations of Equity Bank as a discontinued operation. The gain on the sale of Equity Bank will be reflected when the sale is consummated, which is expected to occur during the second quarter of 1994.

FEDERAL INCOME TAX CONSEQUENCES.  The following is a summary of certain of the
- -------------------------------
federal income tax consequences to the Company as a result of the sale of Equity Bank under the Acquisition Agreement. The consummation of such sale will not in itself be a taxable event for the shareholders of the Company.

  The Company, Equity Bank, and the Company's other subsidiaries file a consolidated federal income tax return. The Company expects to realize a consolidated net loss for federal income tax purposes upon the consummation of the sale of Equity Bank in the amount of approximately $19.9 million. Under the Treasury Regulations promulgated by the Internal Revenue Service (the "IRS") governing consolidated returns in effect as of the date of this Proxy Statement (the "Consolidated Return Regulations"), no deduction is generally allowed for any loss recognized by a member of a consolidated group with respect to the disposition of stock of a subsidiary. Accordingly, the Company may not deduct any losses arising from the consummation of the sale of Equity Bank.

  The Consolidated Return Regulations permit the Company to elect to reattribute to itself the amount of any disallowed loss which is otherwise attributable to Equity Bank. Under the terms of the Acquisition Agreement, Equity Bank is required to indemnify Fourth Financial and Bank IV from any reduction in the aggregate amount of Equity Bank's net operating loss for federal income tax purposes below $64.0 million; provided, however, that such reduction results solely from a reduction required by final action of the Internal Revenue Service and made retroactive to the period prior to the consummation of the sale of Equity Bank under the Acquisition Agreement. The Company is required to indemnify Fourth Financial in an amount (not to exceed $10.5 million, which represents that amount allocated toward the Purchase Price for Equity Bank's net operating loss) equal to a percentage of the amount by which Equity Bank's net operating losses are reduced below $64.0 million. See "Sale of Equity Bank -- Summary of Sale". Any significant reattribution of such disallowed loss would result in Equity Bank's net operating loss carryovers being reduced to an amount less than $64.0 million, thereby invoking the Company's obligation to indemnify Fourth Financial; therefore, it is anticipated that the Company will not elect to reattribute any such disallowed loss.

  The consolidated net loss which the Company expects to recognize in connection with the sale of Equity Bank under the Acquisition Agreement for federal tax purposes differs substantially from the net gain arising from the sale of Equity Bank under the Acquisition Agreement as computed for financial accounting purposes. The Company expects to realize a net gain of approximately $25.0 million for financial accounting purposes. This difference is primarily attributable to the Company's increased tax basis in its shares of Equity Bank stock under the Consolidated Return Regulations as a result of (i) the amount of nontaxable assistance to Equity Bank by the Federal Savings and Loan Insurance Corporation which is excluded from Equity Bank's taxable income without a corresponding reduction in tax basis and (ii) the amount of Equity Bank's net operating loss carryovers which are unused by the Company's consolidated group at the time of the consummation of the sale of Equity Bank under the Acquisition Agreement. Other factors creating the difference relate to increases in the Company's basis in its shares of Equity Bank stock attributable to temporary differences between financial accounting and income tax reporting.

  The calculation of the consolidated net loss which the Company expects to realize in connection with the sale of Equity Bank under the Acquisition Agreement is based upon the Consolidated Return Regulations in effect as of the date of this Proxy Statement. On November 12, 1992, certain proposed amendments to the Consolidated Return Regulations were published in the Federal Register (the "Proposed Regulations"). The Proposed Regulations, if effective, would result in a reduction of the Company's basis in its shares of Equity Bank stock by certain net operating loss carryovers attributable to Equity Bank which have expired since Equity Bank has been a member of the Company's consolidated group. This stock basis reduction is not required under the Consolidated Return Regulations currently in effect.

  As of December 31, 1993, the amount of Equity Bank's expired net operating loss carryovers was approximately $36.1 million. Thus, the Proposed Regulations, if effective, would result in a reduction of approximately $36.1 million in the Company's basis in its shares of Equity Bank stock. This reduction would result in the recognition by the Company of a consolidated net gain in connection with the sale of Equity Bank of approximately $16.2 million for federal tax purposes. The approximately $16.2 million gain which would be generated under the Proposed Regulations would be applied against and result in a reduction of Equity Bank's net operating loss carryovers in the amount of approximately $5.0 million and the reduction of the Company's net operating loss carryovers in the amount of approximately $11.2 million. This reduction of Equity Bank's net operating loss carryovers by approximately $5.0 million would invoke the Company's obligation to indemnity Fourth Financial for the reduction of Equity Bank's net operating loss carryovers below $64.0 million, for an amount equal to a percentage of the amount by which Equity Bank's net operating losses are reduced below $64.0 million.

  The Proposed Regulations have not been finalized as of the date of this Proxy Statement, and, if finalized, will be effective as to transactions occurring after the date the Proposed Regulations are filed in final form with the Federal Register. Thus, the Proposed Regulations will not be effective as to the sale of Equity Bank under the Acquisition Agreement if the sale of Equity Bank under the Acquisition Agreement occurs prior to the date the Proposed Regulations are published in final form with the Federal Register. The Company has reserved the right under the Acquisition Agreement to terminate the Acquisition Agreement and cancel the sale of Equity Bank under the Acquisition Agreement if the Proposed Regulations become effective prior to the consummation of the sale of Equity Bank under the Acquisition Agreement or if any other change in the law occurs with the effect that the tax basis of the Company in its shares of Equity Bank stock shall be significantly reduced. See "Summary of the Sale of Equity Bank".

REGULATORY MATTERS.  As a federally chartered savings institution, the
- ------------------
acquisition of Equity Bank by Fourth Financial is subject to the approval of the Office of Thrift Supervision under the Home Owners' Loan Act. In addition, the acquisition by Fourth Financial is subject to the approval of the board of Governors of the Federal Reserve System under the Bank Holding Company Act of 1956 and the Merger with Bank IV is subject to the approval of the United States Office of the Comptroller of the Currency under the National Bank Act. In considering the applications, applicable law requires that the agencies take into consideration the financial and managerial resources and future prospects of Fourth Financial and Bank IV as well as the competitive effects of the acquisition and Merger. Following the receipt of such approvals, a period of thirty (30) days must expire within which time the Federal Trade Commission ("FTC") or the Assistant Attorney General ("Attorney General") may file objections to the acquisition of the Merger under the Hart-Scott-Rodino Antitrust Improvement Act. The foregoing applications have not as of the date of this Proxy Statement been filed with the appropriate agencies and, when they are, there can be no assurance that all such approvals will, in fact, be obtained.

APPRAISAL RIGHTS.  Pursuant to the Delaware General Corporation Law, holders of
- ----------------
shares of the Company's voting securities will not be entitled to rights of appraisal in connection with the sale of Equity Bank under the Acquisition Agreement.

SHAREHOLDER APPROVAL.  The Company is a Delaware corporation and, under Delaware
- --------------------
law, a sale of all or substantially all of the Company's assets would require shareholder approval by the affirmative vote of a majority of the outstanding stock of the Company entitled to vote thereon, unless otherwise provided in the Company's certificate of incorporation. The business proposed to be sold comprises all of the Financial Services Business of the Company. This sale does not include any of the Company's industrial businesses, consisting of its Chemical Business, Environmental Control Business, Automotive Products Business or Industrial Products Business, and, as a result, the Company does not believe that such constitutes a sale of all or substantially all of the Company's assets.

  Article Eleventh of the Company's Restated Certificate of Incorporation provides, among other things, that, in addition to any affirmative vote of the holders of the outstanding voting capital stock required by law or the Company's Restated Certificate of Incorporation, the affirmative vote of the holders of not less than two-thirds of the outstanding voting stock of the Company voting as a single class shall be required for the approval or authorization of any sale, lease or exchange of all or substantially all of the assets of the Company; provided, however, that such two-thirds voting requirement shall not be applicable if such transaction has been approved by a vote of at least a majority of the members of the Board of Directors of the Company. Although the Company does not believe the sale of Equity Bank constitutes a sale of all or substantially all of the Company's assets since the sale of Equity Bank to Fourth Financial was approved by more than a majority of the Board of Directors (see "Sale of Equity Bank -- Background of and Reasons for the Sale"), then the sale of Equity Bank to Fourth Financial under the Acquisition Agreement, if such constituted a sale of all or substantially all of the Company's assets, would require only the affirmative vote of a majority of the outstanding voting stock of the Company as of the close of business on the Record Date.

  While the Financial Services Business constituted a significant portion of the total consolidated assets, at historical cost, of the Company as at September 30, 1993, the Financial Services Business comprised only 14.8% and 19.0% of the consolidated revenues of the Company for the nine (9) month period ended September 30, 1993, and for the year ended December 31, 1992, respectively, and only 12.8% and 11.5% of the Company's con-solidated operating income for the nine (9) month period ended September 30, 1993, and for the year ended December 31, 1992, respectively.

  The sale of Equity Bank is not believed by the Company to be deemed to be a sale of all or substantially all of the Company's assets under applicable Delaware law. However, the Board of Directors has determined that the sale of Equity Bank represents a significant step for the Company and, notwithstanding the fact that the Company does not believe that it is legally required to obtain shareholder approval for the proposed transaction, the Board of Directors has determined in this case that the sale of Equity Bank will be concluded only if it receives the affirmative vote of a majority of the votes cast by all shareholders voting as a single class entitled to vote thereon, in person or by proxy at the Special Meeting. As of the Record Date, the directors and officers, and their spouses and children, of the Company beneficially owned approximately 33.0% of the outstanding shares of voting stock of the Company, and they have indicated that they intend to vote all such shares in favor of the sale of Equity Bank. However, if such required vote is not obtained, the Company will terminate the Acquisition Agreement in accordance with its terms. Approval at the Special Meeting by the shareholders of the Company of the Acquisition Agreement and the transactions contemplated thereby will also authorize the Company, without further shareholder approval and without further solicitation of proxies from shareholders to make future modifications and amendments to the terms and conditions of the sale of Equity Bank which the Company determines to be necessary or appropriate. There are no limitations on the Company's ability to alter or change the amount or type of consideration to be received or the assets to be sold. The Company is not currently aware of any such amendments or modifications which are expected to occur or of any estoppel effects respecting the sale of Equity Bank which will be applicable to a shareholder depending on the manner of such shareholder's vote.

  If the sale of Equity Bank to Fourth Financial is not approved, the likely alternatives which will be considered by the Board of Directors for the foreseeable future consist of the continued ownership and operation of Equity Bank by the Company or negotiate with other possible parties to acquire Equity Bank.

SUMMARY OF SALE.  The following is a summary of the Acquisition Agreement, a
- ---------------
copy of which is attached hereto as Exhibit "A" to this Proxy Statement and is incorporated herein by reference. Such summary is qualified in its entirety by reference to the Acquisition Agreement. Terms which are not otherwise defined in this summary have the meaning set forth in the Acquisition Agreement. For purposes of such summary, references to the "Company" are to both the Company and Prime unless the context requires otherwise.

  Business to be Sold. The terms of the Acquisition Agreement contemplate, among other things, the sale of all of the issued and outstanding capital stock of Equity Bank, which constitutes the sale of the Company's Financial Services Business. After the sale of Equity

Bank, the Company will continue to operate its industrial businesses through the Chemical Business, Environmental Control Business, Automotive Products Business and Industrial Products Business. The Acquisition Agreement also contemplates that after the sale of Equity Bank, Fourth Financial will merge Equity Bank into its wholly-owned subsidiary, Bank IV (the "Merger"). The closing of the Acquisition Agreement, which is to occur within fifteen (15) days after obtaining the necessary Regulatory Approvals (as defined below under "Sale of Equity Bank -- Required Consents and Approvals") or non-objection, as the case may be, of all governmental, self governing agencies required in order to consummate the sale of Equity Bank, the Merger, and the retention by Bank IV of Equity Bank and the following subsidiaries of Equity Bank: Credit Card Center, Inc., Equity Financial Services Corp., and United BankCard, Inc. (such Equity Bank subsidiaries are referred to as the "Corporations") contained in the Acquisition Agreement (the "Closing"). Prior to the Closing, the Company has agreed to purchase from Equity Bank the Retained Corporations. Under the Acquisition Agreement, the Company will pay to Equity Bank for the Retained Corporations an amount equal to Equity Bank's carrying value of such Retained Corporations as of the date of purchase of such Retained Corporations. As of December 31, 1993, Equity Bank's carrying value of the Transferred Assets held by the Retained Corporations is approximately $65.4 million. In addition, the Acquisition Agreement provides that the Company is to purchase from Equity Bank at the Closing for an amount equal to Equity Bank's aggregate carrying value thereof at the Closing (i) the Equity Tower Loan, (ii) all OREO and (iii) the Branch (the Equity Tower Loan, the OREO and the Branch, which have been collectively defined as the "Retained Assets"). As of December 31, 1993, Equity Bank's aggregate carrying value of the Retained Assets was approximately $20.5 million. The Purchase Price to be paid by Fourth Financial to the Company for Equity Bank, which is estimated to be approximately $92 million, is to be paid at Closing. The Company will pay Equity Bank, at the Closing, for the Retained Assets from the Purchase Price, and will use a portion of the Purchase Price to repay Bank IV for the loan obtained, plus interest, to purchase the Retained Corporations.

  The Company shall have the option to acquire any loan owned by Equity Bank that has been charged off or written down for a purchase price equal to the net book value of each loan that has been written down and for a purchase price of $1.00 in the case of each loan that has been written off.

  The Company shall have the option to be released from its obligations to indemnify Fourth Financial and Bank IV regarding Equity Bank's net operating loss by having the Purchase Price to be paid by Fourth Financial reduced by $750,000, as further discussed under "Representations, Warranties and Indemnities" of this section.

  Purchase Price. The purchase price ("Purchase Price") to be paid by Fourth Financial for Equity Bank under the Acquisition Agreement at the Closing is estimated to be approximately $92 million. The exact amount of the Purchase Price is to be equal to an amount determined at Closing as the sum of the following: (i) the tangible book value of Equity Bank at Closing, plus a premium over Equity Bank's book value of the following determined at the Closing: (a) $9.3 million for Equity Bank's credit card business, (b) 1% of the aggregate of the unpaid principal balance at Closing of Equity Bank's loans secured by fixed rate mortgages having fully amortizing original terms of fifteen (15) years or less, excluding loans originated after October 31, 1993, (c) 6% of the aggregate unpaid principal balance at Closing of Equity Bank's loans secured by fixed rate mortgages having fully amortizing original terms in excess of fifteen (15) years but not more than thirty (30) years, excluding loans originated after October 31, 1993, and
(d) 2% of the aggregate unpaid principal balance at Closing of Equity Bank's loans secured by variable rate mortgages, excluding loans originated after October 31, 1993; (ii) an amount at the Closing equal to the unamortized discount on Equity Bank's mortgages included in (i) (b), (c), and (d) above;
(iii) an amount at the Closing equal to (a) 0.65% of the aggregate unpaid principal balance of loans serviced by Equity Bank prior to March 1, 1993, on which Equity Bank performs mortgage servicing (other than loans serviced for the account of Equity Bank), (b) 1% of such balance on such loans serviced by Equity Bank that were originated after March 31, 1993, secured by fixed or adjustable rate mortgages of fully amortizing original terms of at least ten (10) but not more than fifteen (15) years, and (c) 1.25% of such balance on such loans originated on or after March 1, 1993, secured by fixed or adjustable rate mortgages having original fully amortized terms of more than fifteen (15) but not more than thirty (30) years; (iv) an amount, either positive or negative, by which Equity Bank's loan loss reserves would have had to be adjusted at Closing had such loan loss reserves been only $2.7 million at the Closing to reflect changes of individual loans of at least $300,000 occurring subsequent to October 31, 1993; (v) an amount, either positive or negative, by which the aggregate fair market value of Equity Bank's securities portfolio at the Closing differs from Equity Bank's book value of such portfolio at the Closing; (vi) the difference, positive or negative, between the carrying value of Equity Bank's time deposits and the aggregate value of such deposits after repricing them to the Treasury yield curve at the Closing; (vii) $10.5 million for Equity Bank's net operating loss; (viii) $11.0 million for Equity Bank's deposit balance; and,
(ix) $1.4 million for certain of Equity Bank's branches.

  The percentages specified in (i)(b) and (c) immediately above are determined utilizing the spread between the bank's average portfolio yield and FNMA required thirty (30) day yield as of August 31, 1993. If, at the time of the Closing, such spreads have fluctuated by more than 0.25%, the applicable percentages in such subparagraphs (i)(b) and (c) will be adjusted up or down by one-fourth of 1% for each one-eighth of 1% change, in the case of loans with an original term of fifteen (15) years or less, and by three-eighths of 1% for each one-eighth of 1% change, in the case of loans with an original term of more than fifteen (15) but fewer than thirty (30) years.

  Based on the above, the Company estimates that at the Closing the Purchase Price will be approximately $92 million, which amount is estimated based upon estimates which cannot be definitively determined until the Closing. Among other things, management of the Company has estimated Equity Bank's earnings through March 31, 1994, in order to estimate tangible net worth of Equity Bank, a major component of the Purchase Price, and made estimates with respect to the other variables which make up the Purchase Price. The date of Closing is not known as of the date of this Proxy Statement, and the Purchase Price will be affected by the results of operations of and the fluctuation of interest rates between the date of this Proxy Statement and the Closing. Notwithstanding the foregoing, if the Purchase Price, as finally determined at the Closing, is less than $92 million, the Company may, at its option, terminate the Acquisition Agreement.

  Representations, Warranties and Indemnities. In the Acquisition Agreement, the Company made certain representations and warranties to Fourth Financial, including as to: the organization, good standing and authority of the Company and the Corporations; the Acquisition Agreement as a binding obligation of the Company; Equity Bank's financial statements; certain tax matters; Equity Bank's capitalization; the financial statements of Equity Bank; the absence of certain changes, violations of law, events or defaults respecting the Company, Equity Bank and the other Corporations; pending or threatened litigation affecting the Company, Equity Bank or any of the other Corporations; compliance with applicable laws (including, without limitation, applicable environmental laws); real and personal property owned or leased by Equity Bank or any other Corporation; material contracts; the status of employee benefit plans and employee compensation arrangements; labor relations; government authorizations; maintenance of insurance; notes and leases of Equity of Equity Bank or any other Corporations; payments to brokers; and, environmental compliance. Fourth Financial made certain representations and warranties to the Company including as to: the organization, good standing and authority of Fourth Financial; the Acquisition Agreement as a binding obligation of Fourth Financial; the absence of certain changes, violations of law, events or defaults respecting Fourth Financial; obtaining the Regulatory Approvals; and, the future capitalization of Bank IV.

  The Acquisition Agreement also provides indemnification obligations. Specifically, the Company has agreed to indemnify and hold harmless Fourth Financial and the Corporations against and with respect to any liabilities arising from any breach or nonfulfillment of any of the warranties, agreements, or representations made by the Company. The Acquisition Agreement provides generally that a minimum $1.0 million in damages must be sustained before seeking monetary recovery pursuant to certain of the indemnification provisions, and that the Company shall not be required to pay more than $25.0 million pursuant to the indemnification obligations.

  The Company has also agreed to indemnify Fourth Financial and Bank IV from any reduction below $64.0 million in the aggregate amount of Equity Bank's net operating loss for federal income tax purposes as a result of final action of the Internal Revenue Service made retroactive to the period prior to the Closing; provided, however, the payment to be made by the Company shall not exceed an amount equal to the product of (a) the dollar amount of such reduction, and (b) a fraction, the numerator of which shall be $10.5 million and the denominator of which shall be $64.0 million. Thus, the Company's aggregate liability for indemnification as a result of the reduction in the aggregate amount of Equity Bank's net operating loss shall not exceed $10.5 million. As stated above, the Company has the option to be released from its indemnification obligation relating to Equity Bank's net operating loss by having the amount of the Purchase Price to be paid by Fourth Financial at the Closing reduced by the sum of $750,000.

  The Acquisition Agreement also provides that the Company shall indemnify and hold harmless Fourth Financial, Equity Bank, and Bank IV against and with respect to certain liabilities relating to environmental matters relating to the Transferred Assets that are acquired by the Company as part of the Retained Corporations. This indemnification for environmental liabilities is not subject to the $1.0 million deductibility and $25.0 maximum liability provisions.

  Fourth Financial has agreed to indemnify and hold harmless any officer, director, or employee of Equity Bank or any of the other Corporations from and against any liability in connection with any claim in which such persons are, or threatened to be made, a party based on such person's status as an officer, director or employee of a Corporation prior to Closing, if such claim pertains to any matter arising prior to the Closing.

  The representations and warranties set forth in the Acquisition Agreement will survive for two (2) years following the Closing. However, notwithstanding the two (2) year survival period (i) a three (3) year period of survival will apply to certain representations of the Company relating to the payment of taxes (ii) the obligation of the Company arising as a result of a reduction in Equity Bank's net operating loss below $64.0 million shall survive until the earlier of October 31, 1998, or thirty (30) days after the Internal Revenue Service's completion of its examination of Fourth Financial's 1994 federal income tax returns; and, (iii) there shall be no time limit with respect to the indemnification for environmental liabilities with respect to the Retained Corporations.

  In addition, the parties' indemnity does not apply to claims for any breaches which were communicated to the nonbreaching party prior to the Closing where nonbreaching party elects to close the transactions contemplated by the Acquisition Agreement notwithstanding notification of such breach or misrepresentation.

  Required Consents and Approvals. The Acquisition Agreement provides that the consummation of the transactions contemplated by the Acquisition Agreement is subject to the approval, consent or non-objection, as the case may be, of the Board of Governors of the Federal Reserve System, the Office of Thrift Supervision, the United States Controller of the Currency, and all other necessary governmental or self-governing agencies (the "Regulatory Approvals"). See "Sale of Equity Bank -- Regulatory Matters".

  The Acquisition Agreement also provides that the obligations of the Company under the Acquisition Agreement are subject to the approval of the shareholders of the Company of the Acquisition Agreement and the transactions contemplated thereby.

  Closing Conditions. The obligations of the Company and Fourth Financial to consummate the transactions contemplated by the Acquisition Agreement are subject to the satisfaction or waiver of the following conditions at or prior to
Closing: (i) all Regulatory Approvals in connection with the sale of Equity Bank, the Merger, and the retention by Bank IV of the Corporations shall have been procured; and (ii) no proceeding, whether judicial or administrative, shall be pending or threatened for the purpose of enjoining or preventing the sale of Equity Bank, the Merger or any of the other transactions permitted or contemplated by the Acquisition Agreement, and no order, judgment, or decree shall be outstanding restraining or enjoining consummation of the same.

  The obligations of the Company to consummate the transactions contemplated by the Acquisition Agreement are further subject to satisfaction or waiver of the following conditions at or prior to Closing: (i) the representations and warranties of Fourth Financial shall have been true and correct in all respects when such representations and warranties were originally made and as of the date of Closing (except for such changes permitted in compliance with the Acquisition Agreement); (ii) Fourth Financial shall have duly performed all of its obligations under the Acquisition Agreement; (iii) the Purchase Price shall not be less than $92 fairness of the Purchase Price to the Company; (iv) the Company shall have a written opinion from Lazard as to the fairness of the Purchase Price to the Company; (v) all certificates and opinions required to be delivered by Fourth Financial or any other party representing Fourth Financial, as contemplated by the Acquisition Agreement shall have been duly executed and delivered, including, without limitation, the execution and delivery of the opinion of counsel to Fourth Financial; (vi) the shareholders of the Company shall have approved the Acquisition Agreement and the sale of Equity Bank; (vii) no change in the law shall have occurred with the effect of significantly reducing the tax basis of the Company in its shares of Equity Bank, including, but not limited to, the final adoption of the proposed changes to the Treasury Regulations at (S) 1.1502-33; and, (viii) all of the Retained Assets and all of Equity Bank's interests in the Retained Corporations shall have been transferred to the Company as provided in the Acquisition Agreement.

  The obligations of Fourth Financial to consummate the transactions contemplated by the Acquisition Agreement are further subject to the satisfaction or waiver of the following conditions at or prior to the Closing:
(i) the tangible net worth of Equity Bank shall not be less than $41.0 million;
(ii) all certificates and opinions required to be delivered by the Company or any other party representing the Company, as contemplated by the

Acquisition Agreement shall have been duly executed and delivered, including, without limitation, the execution and delivery of the opinion of counsel to the Company and the Corporations; (iii)the representations and warranties of the Company shall have been true and correct in all respects when such representations and warranties were originally made and as of the date of Closing (except for such changes permitted in compliance with the Acquisition Agreement); (iv) the Company shall have duly performed all of its obligations under the Acquisition Agreement; (v) the Company shall have delivered to Fourth Financial the written resignations, effective at Closing, of certain officers and directors of Equity Bank and the other Corporations as requested by Fourth Financial; (vi) the Company shall have delivered to Fourth Financial a copy of Equity Bank's audited consolidated financial statements as of December 31, 1993 and for the year then ended; and, (vii) Bank IV shall have entered into leases as lessee of a certain portion of Equity Tower and as lessee of the Branch.

  Additional Agreements of the Parties. The Acquisition Agreement provides that the Company shall use its reasonably best efforts to cause Equity Bank and each of the other Corporations to conduct its business in the ordinary and usual course consistent with past practice. In connection with, and without limitation to, the foregoing, prior to the Closing and without the consent of Fourth Financial: (i) no changes may be made in the Corporations' certificate of incorporation, charter or bylaws; (ii) no changes may be made in the authorized or issued shares of capital stock or any security convertible into any class of the Corporations' capital stock; (iii) no dividends or other distributions in respect of any class of the Corporations' capital stock may be declared or paid;
(iv) no material amendment to any employment contract, stock option, or similar employee benefit arrangement may be adopted, except (a) normal individual increases in compensation to employees in accordance with established employee procedures, (b) the Fourth Financial Corporation Acquisition Severance Schedule, and (c) severance agreements to be performed by the Company without any obligation of Equity Bank or Fourth Financial; (v) Equity Bank and the other Corporations may not, except in the ordinary and usual course of business (a) guarantee or assume any indebtedness of any other individual, firm or corporation, (b) pay or incur any obligation or liability; (vi) except for transactions in the ordinary and usual course of its business, Equity Bank shall not (a) mortgage or otherwise encumber any of its properties or assets and (b) sell or transfer any of its properties or assets or cancel, release or assign any indebtedness owed to it or any claims held by it; (vii) the Corporations shall not make any investment of a capital nature in excess of $25,000 for any one item or group of similar items, other than certain planned leasehold improvements being made to Equity Tower and the Branch; (viii) the Corporations may not enter into any other agreement not in the usual course of business; and,
(ix) the Corporations may own only certain investment securities.

  Prior to the Closing, the Acquisition Agreement also provides that the Company shall use its reasonable and best efforts to cause each of the Corporations to conduct its respective business in the ordinary and usual course consistent with previous practice and to use its reasonable and best efforts (i) to maintain its existing business organization intact; (ii) keep available to Bank IV the services of the present officers and employees of Equity Bank; (iii) to preserve the goodwill of customers with Equity Bank; (iv) to maintain its properties; (v) to comply with applicable laws; (vi) to maintain existing policies of insurance; (vii) to make no material change in the terms and conditions upon which it does business;
(viii) to continue its current practice of selling loans secured by fixed rate mortgages on a service-retained basis; (ix) to duly and timely file all government, state and local authorities' reports and returns; and, (x) to pay all material taxes and to withhold or collect and pay all taxes and other assessments which it believes, in good faith, to be required by law to be so withheld or collected.

  The Acquisition Agreement further provides that (i) Equity Bank shall give Fourth Financial and its counsel and accountants access to their respective properties, books and records, and Fourth Financial shall treat as confidential all confidential information disclosed to it; (ii) the Company agrees not to transfer or encumber any shares of Equity Bank stock prior to Closing; (iii) the Company shall cause Equity Bank and the Corporations to take all such corporate action as may be necessary to (a) obtain all required Regulatory Approvals, (b) authorize, execute and perform the Bank Merger Agreement; and, (iv) the Corporations shall cooperate in Fourth Financial's efforts to obtain certain reports and surveys.

  The Acquisition Agreement provides that Fourth Financial shall (i) use its best efforts and good faith to obtain all necessary Regulatory Approvals; (ii) observe the confidentiality of information obtained from the Company and the Corporations; (iii) consult with the Company prior to issuing any planned public statement regarding the subject matter of the Acquisition Agreement or the termination thereof; (iv) cause Bank IV to be well capitalized upon the consummation of the transactions contemplated by the Acquisition Agreement at and immediately following the Closing; (vi) provide the Company with such information as the Company may request in connection in preparation of material for the Company's shareholders' meeting to approve the Acquisition Agreement;
(vii) following the Closing, permit the Company to examine the former records of Equity Bank or the other Corporations in order to defend against new legal action with respect to matters occurring prior to Closing.

  No Sale Negotiations. The Acquisition Agreement provides that the Company agrees that, prior to the Closing, the Company will not merge or consolidate with any other corporation, acquire any stock, solicit any offers for any Equity Bank stock or a substantial portion of the assets of any of the Corporations or, except in the ordinary course of business, acquire any assets of any other person, corporation, or any other business organization, or enter into any discussions with any person concerning, or agree to do, any of the foregoing.

  Additional Termination Provisions. In addition to the termination provisions previously described, the Acquisition Agreement provides that it may be terminated at any time prior to Closing by (i) mutual consent of the parties;
(ii) by either party if the Regulatory Approvals have not been approved or the conditions to obtaining a Regulatory Approval are reasonably deemed onerous by Fourth Financial; (iii) on June 30, 1994, unless extended by agreement of the parties, if the conditions to the obligations of the parties have not occurred on or before June 30, 1994.

  The Company or Fourth Financial may terminate the Acquisition Agreement in the event of (i) any uncured material breach of any of the obligations, covenants or warranties of the other party, or (ii) any written representation furnished by the other party is false or misleading in any material respect at the time made in relation to the size and scope of the transactions contemplated by the Acquisition Agreement.

  Expenses. The Acquisition Agreement provides that each party shall pay all of its costs and expenses incurred in connection with the Acquisition Agreement and the transactions contemplated thereby, whether or not the sale of Equity Bank is consummated and whether or not the Acquisition Agreement is terminated.


                       BOARD OF DIRECTORS' RECOMMENDATION

  THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE SALE OF EQUITY BANK PURSUANT TO THE ACQUISITION AGREEMENT AND RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE SALE OF EQUITY BANK.


                            SELECTED FINANCIAL DATA

HISTORICAL SELECTED FINANCIAL DATA.  The selected financial information
- ----------------------------------
presented below has been derived from, and should be read in conjunction with, the Consolidated Financial Statements of the Company incorporated by reference in this Proxy Statement. The historical financial data for the five (5) years ended December 31, 1992, is derived from the Company's audited Consolidated Financial Statements for such years. The historical financial data for the nine
(9) months ended September 30, 1993 and 1992, is derived from unaudited consolidated financial statements of the Company for such periods, and, in the opinion of management, includes all adjustments (consisting only of normal recurring accruals) necessary for a fair presentation of the results for such interim periods. Results for the interim periods are not necessarily indicative of the results for the entire year.

                 (Amounts in thousands, except per share data)

                                                                                                              NINE MONTHS ENDED
                                                                          YEARS ENDED DECEMBER 31,              SEPTEMBER 30,
                                           --------------------------------------------------------------  -----------------------
                                              1988         1989        1990         1991         1992         1992         1993
                                           -----------  ----------  -----------  -----------  -----------  -----------  ----------
Selected statement of operations data:
  Net sales                                  $211,709     $212,748    $196,577     $177,035      $198,373     $150,858    $177,798
                                             ========     ========    ========     ========      ========     ========    ========
  Interest income on
    loans and invest-
    ments                                    $  3,557     $ 28,746    $ 33,856     $ 40,548      $ 32,205     $ 24,604    $ 20,911
                                             ========     ========    ========     ========      ========     ========    ========
  FSLIC interest and yield maintenance     $        -     $ 10,089    $  7,803     $  3,441      $    936     $    712  $        -
                                                          ========    ========     ========      ========     ========
  Total revenues                             $216,309     $262,590    $248,226     $234,191      $246,783     $188,238    $210,567
                                             ========     ========    ========     ========      ========     ========    ========
  Interest expense:
    Deposits                                 $  5,167     $ 30,580    $ 27,940     $ 23,144      $ 16,445     $ 12,982    $  9,556
    Long-term debt
      and other                                 8,112       13,996      16,100       16,142        13,194       10,108       7,305
                                             --------     --------    --------     --------      --------     --------    --------
                                             $ 13,279     $ 44,576    $ 44,040     $ 39,286      $ 29,639     $ 23,090    $ 16,861
                                             ========     ========    ========     ========      ========     ========    ========
Provision for loan losses                    $    375     $     35    $  5,852     $  1,335      $  1,224     $    882    $  1,037
                                             ========     ========    ========     ========      ========     ========    ========
Income (loss) before extraordinary items     $  1,451     $  4,036    $(10,654)    $ (1,147)     $  9,255     $  7,481    $ 10,839
                                             ========     ========    ========     ========      ========     ========    ========
Net income (loss)                            $  3,251     $  4,036    $ (9,121)    $ (1,147)     $  9,255     $  7,481    $ 10,839
                                             ========     ========    ========     ========      ========     ========    ========
Net income (loss) applic-
  able to common stock                       $  1,092     $  1,987    $(11,107)    $ (3,090)     $  7,428     $  6,079    $  9,604
                                             ========     ========    ========     ========      ========     ========    ========
Earnings (loss) per
  common share:
  Primary:
    Income (loss) before
      extraordinary items                    $  (0.06)    $   0.32    $  (2.30)    $  (0.48)     $   0.94     $   0.79    $   0.74
                                             ========     ========    ========     ========      ========     ========    ========
    Net income (loss)                        $   0.19     $   0.32    $  (2.02)    $  (0.48)     $   0.94     $   0.79    $   0.74
                                             ========     ========    ========     ========      ========     ========    ========
  Fully diluted:
    Income (loss) before
      extraordinary items                    $  (0.06)    $   0.31    $  (2.30)    $  (0.48)     $   0.66     $   0.53    $   0.64
                                             ========     ========    ========     ========      ========     ========    ========
    Net income (loss)                        $   0.19     $   0.31    $  (2.02)    $  (0.48)     $   0.66     $   0.53    $   0.64
                                             ========     ========    ========     ========      ========     ========    ========
Selected Balance Sheet Data:
  Total assets                               $549,007     $662,424    $649,730     $605,513      $582,248     $587,394    $581,289



  Deposits                                   $385,003     $386,493    $364,402     $359,228      $336,053     $340,244    $332,941
  Long-term debt                             $ 53,591     $ 43,616    $ 57,092     $ 56,330      $ 50,321     $ 51,154    $ 27,115
  Redeemable preferred stock                 $    206     $    196    $    186     $    179      $    163     $    168    $    158
  Non-redeemable pre-
    ferred stock, common
    stock, and other
    stockholders' equity                     $ 24,787     $ 25,144    $ 13,481     $ 10,352      $ 18,339     $ 16,769      73,954
                                             ========     ========    ========     ========      ========     ========    ========
Cash dividends declared per common share   $        -   $        -  $        -   $        -   $         -  $         -        0.03
                                             ========     ========    ========     ========      ========     ========    ========


UNAUDITED RESTATED HISTORICAL SELECTED FINANCIAL DATA.  The proposed sale of
- -----------------------------------------------------
Equity Bank will require the Company to remove the results of operations of Equity Bank from continuing operations for financial statement reporting purposes. Accordingly, certain historical data has been restated below in accordance with the requirements effective with the consummation of the proposed sale of Equity Bank.

                 (Amounts in thousands, except per share data)

                                                                                                               NINE MONTHS ENDED
                                                                             YEARS ENDED DECEMBER 31,            SEPTEMBER 30,
                                                ----------------------------------------------------------  -----------------------

                                                   1988        1989        1990        1991        1992        1992         1993
                                                ----------  ----------  ----------  ----------  ----------  -----------  ----------

Net sales                                        $211,709    $212,748    $196,577    $177,035    $198,373     $150,858    $177,798
Operating costs and
  expenses:
    Cost of sales                                 161,061     159,848     148,352     136,258     146,391      111,899     132,991
    Selling, general and administrative            33,291      36,357      36,785      36,240      37,124       27,019      30,123
                                                 --------    --------    --------    --------    --------     --------    --------
                                                  194,352     196,205     185,137     172,498     183,515      138,918     163,114
                                                 --------    --------    --------    --------    --------     --------    --------
Operating income                                   17,357      16,543      11,440       4,537      14,858       11,941      14,685
Other deductions
  (income):
  Interest expense                                  8,035       9,694      11,128      10,776       9,225        6,965       5,778
  Interest income                                    (227)     (1,022)       (655)       (492)       (147)        (109)       (180)

  Other expense
    (income), net                                    (377)     (2,200)     (2,314)     (2,212)     (1,706)      (1,265)        142
                                                 --------    --------    --------    --------    --------     --------    --------



Income (loss) from con-
  tinuing operations be-
  fore provision for in-
  come taxes and extra-
  ordinary items                                    9,926      10,071       3,281      (3,535)      7,486        6,350       8,945
Provision for income taxes                          2,940         529         379          47         353          414         720
                                                 --------    --------    --------    --------    --------     --------    --------
Income (loss) from con-
  tinuing operations:                               6,986       9,542       2,902    (  3,582)      7,133        5,936       8,225
Discontinued operations:
  Income (loss) from dis-
    continued operations,
    net of applicable in-
    come taxes                                     (5,535)     (5,506)    (13,556)      2,435       2,122        1,546       2,615
                                                 --------    --------    --------    --------    --------     --------    --------
Income (loss) before extraordinary items            1,451       4,036     (10,654)   (  1,147)      9,255        7,481      10,839
Extraordinary items, net
  of tax                                            1,800           -       1,533           -           -            -           -
                                                 --------    --------    --------    --------    --------     --------    --------
Net income (loss)                                $  3,251    $  4,036    $ (9,121)   $ (1,147)   $  9,255     $  7,481    $ 10,839
                                                 ========    ========    ========    ========    ========     ========    ========
Net income (loss) applic-   able to common
 stock
                                                 $  1,092    $  1,987    $(11,107)   $ (3,090)   $  7,428     $  6,079    $  9,604
                                                 ========    ========    ========    ========    ========     ========    ========
Earnings (loss) per
  common share:
  Primary:
    Income (loss) from
      continuing opera-
      tions before extra-
      ordinary items                             $   0.71    $   1.07    $   0.17    $  (0.88)   $   0.68     $   0.60    $   0.54
    Discontinued opera-
      tions                                         (0.77)      (0.75)      (2.47)       0.40        0.26         0.19        0.20
    Extraordinary items                              0.25           -        0.28           -           -            -           -
                                                 --------    --------    --------    --------    --------     --------    --------
    Net income (loss)                            $   0.19    $   0.32    $  (2.02)   $  (0.48)   $   0.94     $   0.79    $   0.74
                                                 ========    ========    ========    ========    ========     ========    ========
    Fully diluted:
      Income (loss) from
      continuing opera-
      tions before extra-
      ordinary items                             $   0.44    $   0.74    $   0.17    $  (0.88)   $   0.51     $   0.42    $   0.47
    Discontinued opera-
      tions                                         (0.50)      (0.43)      (2.47)       0.40        0.15         0.11        0.17
    Extraordinary items                              0.25           -        0.28           -           -            -           -
                                                 --------    --------    --------    --------    --------     --------    --------
    Net income (loss)                            $   0.19    $   0.31    $  (2.02)   $  (0.48)   $   0.66     $   0.53    $   0.64
                                                 ========    ========    ========    ========    ========     ========    ========



Weighted average com-
  mon and dilutive
  common equivalent
  shares outstanding:
    Primary                                         7,202       7,343       5,495       6,105       8,188        8,027      13,059
    Fully diluted                                  11,015      12,705       5,495       6,105      14,413       14,360      15,497

UNAUDITED PRO FORMA SELECTED FINANCIAL DATA.
- -------------------------------------------

  The selected balance sheet data at September 30, 1993, and the selected income statement data for the year ended December 31, 1992, and the nine (9) month period ended September 30, 1993, has been adjusted to reflect the impact of the sale of Equity Bank, all as if such transaction had occurred, for the purposes of the balance sheet data, on September 30, 1993, and, for the income statement data, on January 1, 1992. The data should be read in conjunction with the "Unaudited Pro Forma Financial Information" and the related notes thereto.


                        UNAUDITED PRO FORMA
                    SELECTED BALANCE SHEET DATA
                       AT SEPTEMBER 30, 1993

           (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)
Total assets                                               $187,779
Long-term debt                                             $ 56,747
Redeemable preferred stock                                 $    158
Non-redeemable preferred stock, common
  stock, and other stockholders' equity                    $ 98,954
Book value per common share                                $   3.83
Cash dividends declared per common share                   $    .03


                              UNAUDITED PRO FORMA
                         SELECTED INCOME STATEMENT DATA

                                          YEAR ENDED         NINE MONTHS ENDED
                                       DECEMBER 31, 1992     SEPTEMBER 30, 1993
                                     ---------------------  --------------------
                                       (Amounts in thousands, except per share
                                                      amounts)
Net sales                                         $198,373              $177,798
                                                  ========              ========
Income from continuing opera-
  tions                                           $  7,799              $  9,168
                                                  ========              ========
Gain on disposiiton of Financial
  Services Business                               $ 25,000                     -
                                                  ========              ========
Net income                                        $ 34,921              $  9,168
                                                  ========              ========
Income applicable to common stock                 $ 33,094              $  7,933
                                                  ========              ========
Earnings per common share:
  Primary:
    Continuing operations                         $   0.79              $   0.63
    Discontinued operations                           3.31                     -
    Net income                                    --------              --------
                                                  $   4.11              $   0.63
                                                  ========              ========
  Fully diluted:
    Continuing operations                         $   0.56              $   0.53
    Discontinued operations                           1.88                     -
    Net income                                    --------              --------
                                                  $   2.44              $   0.53
                                                  ========              ========

                         PRO FORMA FINANCIAL STATEMENTS

  The following unaudited Pro Forma Balance Sheet as of September 30, 1993, and the Pro Forma Statements of Income for the fiscal year ended December 31, 1992, and the nine (9) months ended September 30, 1993, are presented to give effect to the sale of Equity Bank.

  Historical financial data used to prepare the pro forma financial statements were derived from the audited financial statements included in the Company's Form 10-K for the year ended December 31, 1992, and the unaudited financial statements included in the Company's Report on Form 10-Q for the nine (9) months ended September 30, 1993, which are incorporated by reference into this Proxy Statement. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE". These pro forma financial statements should be read in conjunction with such historical financial statements.

  The pro forma adjustments reflected herein are based on available information and certain assumptions that the Company's management believes are reasonable. Pro forma adjustments made in the Pro Forma Balance Sheet assume that the sale of Equity Bank was consummated on September 30, 1993, and do not reflect the impact of Equity Bank's historical operating results or changes in other balance sheet amounts subsequent to September 30, 1993. The pro forma adjustments related to the Pro Forma Statements of Operations assume that the sale of Equity Bank was consummated on January 1, 1992.

  The Pro Forma Balance Sheet and Statements of Income are based on assumptions and approximations and, therefore, do not reflect in precise numerical terms the impact of the transaction on the historical financial statements. In addition, such pro forma financial statements should not be used as a basis for forecasting the future operations of the Company.

             PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET  (NOTE)
                               SEPTEMBER 30, 1993
                                  (UNAUDITED)

                                                    PRO FORMA          AS
                                         ACTUAL     ADJUSTMENT      ADJUSTED
                                       ----------  ------------  --------------
                                                (Amounts in thousands)
               ASSETS
- -------------------------------------
Cash and cash equivalents               $ 18,476     $ (11,906)        $  6,570
Investment securities                      7,812        (7,812)               -
Trade accounts receivable,
  less allowance for doubtful
  accounts                                49,000             -           49,000
Loans, less allowance for loan
  losses                                 138,340      (138,340)               -
Mortgage-backed securities               202,835      (202,835)               -
Inventories                               44,957             -           44,957
Supplies and prepaid items                 6,645             -            6,645
Foreclosed real estate                    19,961        (3,928)          16,033
Net property, plant and equipment         61,165        (7,617)          53,548
Excess of purchase price over net
  assets acquired, net of accumu-                                             -
  lated amortization                      22,539       (17,919)           4,620
Other assets                               9,559        (3,153)           6,406
                                        --------     ---------         --------
                                        $581,289     $(393,510)        $187,779
                                        ========     =========         ========
LIABILITIES, PREFERRED AND COMMON
STOCKS AND OTHER STOCKHOLDERS
            EQUITY
- -------------------------------------
Liabilities:
  Deposits                              $332,941     $(332,941)  $            -
  Accounts and drafts payable             26,041             -           26,041
  Securities sold under agreements to     38,721       (38,721)               -
   repurchase                              9,209        (3,330)           5,879
  Accrued liabilities                     73,150       (73,150)               -
  Federal Home Loan Bank advances         27,115        29,632           56,747
  Long-term debt                        --------     ---------         --------
                                         507,177      (418,510)          88,667
Redeemable, noncumulative,
 convertible preferred stock                 158             -              158



Non-redeemable preferred stock,
 common stock,
  and other stockholders' equity:         48,000             -           48,000
    Preferred stocks                       1,411             -            1,411
    Common Stock                          36,175             -           36,175
    Capital in excess of par value        (7,885)       25,000           17,115
    Retained earnings (deficit)         --------     ---------         --------
                                          77,701        25,000          102,701
Less treasury stock                        3,747             -            3,747
                                        --------     ---------         --------
  Total non-redeemable preferred
   stock, common stock and other
   stockholders' equity                   73,954        25,000           98,954
                                        --------     ---------         --------
                                        $581,289     $(393,510)        $187,779
                                        ========     =========         ========

                          NOTES TO PRO FORMA CONDENSED
                           CONSOLIDATED BALANCE SHEET

  The Pro forma adjustment to the Condensed Consolidated Balance Sheet assumes that the sale of Equity Bank was consummated on September 30, 1993. The adjustment is based on an estimated selling price of $92 million resulting in a financial gain of $25 million after consideration of costs of the transaction.

  The reductions in the detail balance sheet amounts represent the historical carrying values of such accounts that will remain assets and liabilities of Equity Bank after the sale and after acquisition by the Company of the Retained Assets and Retained Corporations.

  A summary of the pro forma adjustment is as follows:

                                                (IN THOUSANDS)
Sales price of Equity Bank                        $    92,000
Estimated costs incurred in connection with
 the sale                                               2,500/(1)/
                                                  -----------
Net proceeds of sale                                   89,500
Carrying value of investment in Equity Bank            64,500
                                                  -----------
Gain on sale of Equity Bank                       $    25,000
                                                  ===========

- ---------------------------

/(1)/ Includes a possible payment of $750,000 to release the Company from the indemnification relating to Equity Bank's net operating loss. See "Sale of Equity Bank -- Summary of Sale".

         PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF INCOME (NOTES)
                  (AMOUNTS IN THOUSANDS EXCEPT PER SHARE DATA)

                                        YEAR ENDED DECEMBER 31, 1992                   NINE MONTHS ENDED SEPTEMBER 30, 1993
                               -----------------------------------------------  ---------------------------------------------------

                                          ALLOCATION    PRO FORMA       AS                 ALLOCATION     PRO FORMA         AS
                                ACTUAL      ENTRIES    ADJUSTMENTS   ADJUSTED    ACTUAL      ENTRIES     ADJUSTMENTS     ADJUSTED
                               ---------  -----------  ------------  ---------  ---------  -----------  --------------  -----------

                                            (Note 1)     (Note 2)                           (Note 1)       (Note 2)
Revenues:
  Net sales                     $198,373  $            $              $198,373   $177,798  $            $                  $177,798
  Interest income
    on loans and
     investments                  32,205     (32,058)                      147     20,911     (20,731)                          180
  FSLIC interest
    and yield
    maintenance                      936        (936)                        0          0                                         0
  Credit card and
    other                         15,269     (13,563)          314       2,020     11,858     (10,233)            671         2,296
                                --------    --------       -------    --------   --------    --------          ------      --------

    Total revenues               246,783     (46,557)          314     200,540    210,567     (30,964)            671       180,274


Costs and expenses:              146,391                               146,391    132,991                                   132,991

  Cost of sales
  Selling, general
    and administra-
    tive:
      Financial
        Services                  22,282     (22,282)                        0     15,838     (15,838)                            0
      Nonfinancial
        Services                  37,476        (352)          133      37,257     30,414        (291)             78        30,201
  Interest:
    Deposits                      16,445     (16,445)                        0      9,556      (9,556)                            0
    Long-term debt
      and other                   13,194      (3,969)         (694)      8,531      7,305      (1,527)           (506)        5,272
  Provision for
    loan losses                    1,224      (1,224)                        0      1,037      (1,037)                            0
  Settlement of
    dispute                                                                  0      1,767                                     1,767
                                --------    --------       -------    --------   --------    --------          ------      --------

                                 237,012     (44,272)         (561)    192,179    198,908     (28,249)           (428)      170,231
                                --------    --------       -------    --------   --------    --------          ------      --------

Income from con-
  tinuing opera-
  tions before pro-
  vision for income
   taxes                           9,771      (2,285)          875       8,361     11,659      (2,715)          1,099        10,043




Provision for in-
  come taxes                         516        (163)          209         566        820        (100)            155           875
                                --------    --------       -------    --------   --------    --------          ------      --------

Income from con-
 tinuing
 opera-
  tions                            9,255      (2,122)          666       7,799     10,839      (2,615)            944         9,168

Discontinued
  operations:
  Income from dis-
   continued
    operations, net
    of applicable
    income taxes                               2,122                     2,122          0                                         0

  Gain on disposi-
   tion                                                     25,000      25,000          0                                         0

                                --------    --------       -------    --------   --------    --------          ------      --------
Net income                      $  9,255    $      0       $25,666    $ 34,921   $ 10,839    $ (2,615)         $  944      $  9,168
                                ========    ========       =======    ========   ========    ========          ======      ========

Income applicable
  to common stock               $  7,428                              $ 33,094   $  9,604                                  $  7,933
                                ========                              ========   ========                                  ========

Earnings per common
 share:
  Primary:
    Continuing
      operations                $   0.68
    Discontinued                                                      $   0.79   $   0.54                                  $   0.63
      operations                    0.26
    Gain on dis-                                                          0.26       0.20                                      0.00
     position                       0.00
                                --------                                  3.05       0.00                                      0.00
                                                                      --------   --------                                  --------

    Net income                  $   0.94                              $   4.11   $   0.74                                  $   0.63
                                ========                              ========   ========                                  ========

  Fully diluted:
    Continuing
      operations                $   0.51                              $   0.56   $   0.47                                  $   0.54

    Discontinued
      operations                    0.15                                  0.15       0.17                                      0.00

    Gain on dis-
     position                       0.00                                  1.73       0.00                                      0.00
                                --------                              --------   --------                                  --------

    Net income                  $   0.66                              $   2.44   $   0.64                                  $   0.54
                                ========                              ========   ========                                  ========


                               NOTES TO PRO FORMA
                             CONDENSED CONSOLIDATED
                              STATEMENTS OF INCOME

Note 1
- ------

  The columns labeled "Allocation Entries" reflect the reclassification of revenues and expenses of Equity Bank as a discontinued operation of the Company for the periods presented. Such amounts are reconciled to previously reported segment data as follows:

                                                YEAR ENDED     NINE MONTHS ENDED
                                               DECEMBER 31,      SEPTEMBER 30,
                                                   1992              1993
                                             ----------------  -----------------
                                                   (AMOUNTS IN THOUSANDS)
Operating profit -
  Financial Services, as reported                     $2,989             $3,238
Allocation of general corporate expenses                (750)              (563)
Allocation of income taxes                              (163)              (100)
Losses on Retained Assets                                 46                 39
                                                      ------             ------
Income from discontinued operations                   $2,122             $2,615
                                                      ======             ======

Note 2:
- -------

  The columns labeled "Pro Forma Adjustments" include, in 1992, the estimated financial gain on the sale of Equity Bank of $25 million. Additionally, in 1992 and 1993, the estimated effect on earnings of acquiring the Retained Assets is considered. These include reduced interest expense on financing of the Company's accounts receivable with a new lender and the earnings on real estate assets acquired as Retained Assets.


                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS.  The following table shows the
- -----------------------------------------------
total number and percentage of the outstanding shares of the Company's voting common stock and voting preferred stock beneficially owned as of the Record Date, with respect to each person (including any "group" as used in Section 13(d)(3) of the Securities Act of 1934, as amended) that the Company knows to have beneficial ownership of more than five percent (5%) of the Company's voting common stock and voting preferred stock. A person is deemed to be the beneficial owner of voting shares of Common Stock of the Company which he or she could acquire within sixty (60) days of the Record Date, such as upon the exercise of options.

  Because of the requirements of the Securities and Exchange Commission as to the method of determining the amount of shares an individual or entity may beneficially own, the amounts shown below for an individual or entity may include shares also considered beneficially owned by others.

                                                      AMOUNTS OF
           NAME & ADDRESS               TITLE           SHARES         PERCENT
                 OF                      OF          BENEFICIALLY         OF
          BENEFICIAL OWNER              CLASS         OWNED/(1)/        CLASS
- ------------------------------------  ---------  --------------------  --------
Jack E. Golsen and members             Common    4,058,771/(3)(5)(6)/    27.9%
of his family/(2)/                    Preferred     20,000/(4)(6)/       92.5%

- ------------------------------

/(1)/ The Company based the information with respect to beneficial ownership on information furnished by the above-named individuals or entities or contained in filings made with the Securities and Exchange Commission or the Company's records.

/(2)/ Includes Jack E. Golsen and the following members of his family: wife, Sylvia H. Golsen; son, Barry H. Golsen (a director of the Company and President of several subsidiaries of the Company); son, Steven J. Golsen (Executive officer of several subsidiaries of the Company), and daughter, Linda F. Rappaport. The address of Jack E. Golsen, Sylvia H. Golsen and Linda F. Rappaport is 16 South Pennsylvania Avenue, Oklahoma City, Oklahoma 73107; Barry H. Golsen's address is 5000 S.W. Seventh Street, Oklahoma City, Oklahoma 73125; and Steven J. Golsen's address is 518 North Indiana Avenue, Oklahoma City, Oklahoma 73107.

/(3)/ Includes (a) the following shares that Jack E. Golsen ("J. Golsen") has the sole voting and investment power: (i) 89,028 shares that he owns of record, (ii) 165,000 shares that he has the right to acquire under a non-qualified stock option, (iii) 4,000 shares that he has the right to acquire upon conversion of a promissory note, (iv) 133,333 shares that he has the right to acquire upon the conversion of 4,000 shares of the Company's Series B 12% Cumulative Convertible Preferred Stock (the "Series B Preferred") owned of record by him, and (v) 10,000 shares that he has the right to acquire within the next sixty (60) days under the Company's stock option plans; (b) 1,315,310 shares owned of record by Sylvia H. Golsen, in which she and her husband, J. Golsen, share voting and investment power; (c) 264,526 shares that Barry H. Golsen ("B. Golsen") has the sole voting and investment power, 533 shares that he shares the voting and investment power with his wife that are owned of record by his wife, and 14,000 shares that he has the right to acquire within the next sixty (60) days under the Company's stock option plans; (d) 225,897 shares that Steven J. Golsen ("S. Golsen") has the sole voting and investment power and 14,000 shares that he has the right to acquire within the next sixty (60) days under the Company's stock option plans; (e) 145,460 shares held in trust for the grandchildren of Jack E. and Sylvia H. Golsen of which B. Golsen, S. Golsen and Linda F. Rappaport jointly or individually are trustees; (f) 82,552 shares owned of record by Linda F. Rappaport, which Mrs. Rappaport has the sole voting and investment power; and, (g) 1,061,799 shares owned of record by Golsen Petroleum Corporation ("GPC") and 533,333 shares that GPC has the right to acquire upon conversion of 16,000 shares of Series B Preferred owned of record by GPC. GPC is wholly owned by J. Golsen, Sylvia H. Golsen, B. Golsen, S. Golsen and Linda F. Rappaport, with each owning twenty percent (20%) of the outstanding stock of GPC, and, as a result, GPC, J. Golsen, Sylvia H. Golsen, B. Golsen, S. Golsen and Linda F. Rappaport share the voting and investment power of the shares beneficially owned by GPC. GPC's address is 16 South Pennsylvania Avenue, Oklahoma City, Oklahoma 73107.

/(4)/ Includes: (a) 4,000 shares of Series B Preferred owned of record by J.
      Golsen, which he has the sole voting and investment power; and (b) 16,000 shares of Series B Preferred owned of record by GPC, in which GPC, J. Golsen, Sylvia H. Golsen, B. Golsen, S. Golsen and Linda F. Rappaport share the voting and investment power.

/(5)/ Does not include 144,260 shares of Common Stock that Linda F. Rappaport's husband owns of record and 14,000 shares which he has the right to acquire within the next sixty (60) days under the Company's stock option plans, all of which Linda F. Rappaport disclaims beneficial ownership.

/(6)/ J. Golsen disclaims beneficial ownership of the shares that B. Golsen, S.
      Golsen and Linda F. Rappaport each have the sole voting and investment power over as noted in footnote (3) above. B. Golsen, S. Golsen and Linda
      F. Rappaport disclaim beneficial ownership of the shares that J. Golsen has the sole voting and investment power over as noted in footnote (3) and the shares owned of record by Sylvia H. Golsen. Sylvia H. Golsen disclaims beneficial ownership of the shares that J. Golsen has the sole voting and investment power over as noted in footnote (3) above.

SECURITY OWNERSHIP OF MANAGEMENT.  The following table sets forth information
- --------------------------------
obtained from the directors of the Company and the directors and executive officers of the Company as a group as to their beneficial ownership of the Company's voting common stock and voting preferred stock as of the Record Date.

  Because of the requirements of the Securities and Exchange Commission as to the method of determining the amount of shares an individual or entity may own beneficially, the amount shown below for an individual may include shares also considered beneficially owned by others. A person is deemed to be the beneficial owner of voting shares of Common Stock of the Company which he or she could acquire within sixty (60) days of the Record Date, such as upon the exercise of an option. In calculating the percentage of any class of stock which such person does not own but which he or she has the right to acquire within sixty (60) days from the Record Date is deemed to be outstanding for the purpose of computing the percentage of outstanding stock of the class owned by such person but is not deemed to be outstanding for the purpose of computing the percentage of the class owned by any other person.

                                                        AMOUNTS OF
                  NAME                       TITLE        SHARES       PERCENT
                   OF                         OF       BENEFICIALLY       OF
            BENEFICIAL OWNER                 CLASS      OWNED/(1)/      CLASS
- -----------------------------------------  ---------  ---------------  --------
Raymond B. Ackerman                        Common            140/(2)/        *
Robert C. Brown, M.D.                      Common        253,329/(3)/      1.8%
Barry H. Golsen                            Common      1,946,921/(4)/     14.2%
                                           Preferred      16,000/(4)/     74.0%
Jack E. Golsen                             Common      3,311,803/(5)/     23.9%
                                           Preferred      20,000/(5)/     92.5%
David R. Goss                              Common        266,477/(6)/      1.9%



Bernard G. Ille                             Common       125,000/(7)/        *
Jerome D. Shaffer, M.D.                     Common       135,374/(8)/      1.0%
Tony M. Shelby                              Common       262,882/(9)/      1.9%
C. L. Thurman                               Common        66,833/(10)/       *
Directors and Executive Officers as a       Common     5,095,085/(11)/    36.9%
 group (12 persons)                         Preferred     20,000/(11)/    92.5%

- -------------------------------
*  Less than 1%.

/(1)/ The Company based the information with respect to beneficial ownership on information furnished by each director or officer, contained in filings made with the Securities and Exchange Commission, or contained in the Company records.

/(2)/ Mr. Ackerman has sole voting and investment power of these shares, which shares are held in a trust in which Mr. Ackerman is both the settlor and the trustee and in which he has both the vested interest in the corpus and income.

/(3)/ The amount shown includes 65,000 shares of common stock that Dr. Brown may acquire pursuant to currently exercisable nonqualified stock options granted to him by the Company. Dr. Brown has sole voting and investment power over 30,000 shares and shares the voting and investment power of the balance of the shares. The shares with respect to which Dr. Brown shares the voting and investment power consist of 87,516 shares owned by Dr. Brown's wife, 50,727 shares owned by Robert C. Brown, M.D., Inc., a corporation wholly-owned by Dr. Brown, and 20,086 shares held by the Robert C. Brown M.D., Inc. Employee Profit Sharing Plan, of which Dr. Brown serves as the trustee. The amount shown does not include 56,090 shares directly owned by the children of Dr. Brown, all of which Dr. Brown disclaims beneficial ownership.

/(4)/ See footnotes (3), (4) and (6) of the table under "Security Ownership of Certain Beneficial Owners and Management" of this Item for a description of the amount and nature of the shares beneficially owned by B. Golsen, including the 14,000 shares B. Golsen has the right to acquire within sixty (60) days.

/(5)/ See footnotes (3), (4) and (6) of the table under "Security Ownership of Certain Beneficial Owners and Management of this Item for a description of the amount and nature of the shares beneficially owned by J. Golsen, including the 10,000 shares J. Golsen has the right to acquire within sixty (60) days.

/(6)/ The amount shown includes 5,000 shares that he has the right to acquire within sixty (60) days pursuant to options granted under the Company's ISOs, all of which Mr. Goss has the sole voting and investment power. Mr. Goss shares voting and investment power over 2,429 shares owned by Mr. Goss's wife, individually and/or as custodian for Mr. Goss's children and has sole voting and investment power over the balance of the shares.

/(7)/ The amount includes 65,000 shares that Mr. Ille may purchase pursuant to currently exercisable nonqualified stock options, all of which Mr. Ille has the sole voting and investment power. Mr. Ille shares voting and investment power over 60,000 shares owned by Mr. Ille's wife.

/(8)/ Dr. Shaffer has the sole voting and investment power over these shares, which includes 65,000 shares that Dr. Shaffer may purchase pursuant to currently exercisable non-qualified stock options.

/(9)/ Mr. Shelby has the sole voting and investment power over these shares, which include 5,000 shares that he has the right acquire to within sixty
      (60) days pursuant to options granted under the Company's ISOs.

/(10)/ Mr. Thurman has the sole voting and investment power over these shares.

/(11)/ The amount shown includes 489,380 shares of common stock that officers and directors, or entities controlled by officers and directors of the Company, have the right to acquire within sixty (60) days.


                     MARKET FOR THE COMPANY'S COMMON EQUITY
                        AND RELATED SHAREHOLDER MATTERS

MARKET INFORMATION.  The Company's common stock trades on the American Stock
- ------------------
Exchange ("AMEX"). The following table shows for the periods indicated, the high and low closing sales prices for the common stock.


                                 Fiscal Year Ended
                                    DECEMBER 31,
                                 ------------------
            QUARTER                     1992
            -------                     ----
                                   High      Low
            First                   2-7/8     1-1/4
            Second                  4-7/8     2-3/8
            Third                   6-1/2     3-3/4
            Fourth                  7-3/4     4-3/4

                                        1993
                                        ----
            First                  11-1/8     6-3/4
            Second                 12         9
            Third                  12-3/8    10
            Fourth                 11-3/8     8-1/8

                                        1994
                                        ----
            First                  ______    ______
            (through
            February
            ___, 1994)


  On November 30, 1993, the last full trading day preceding the initial public announcement by the Company of the agreement in principle to sell Equity Bank, the closing price of the Company's Common Stock on the AMEX was $9.875. On January ___, 1994, the last full trading day preceding the announcement by the Company of the execution of the Acquisition Agreement, the closing price of the Company's Common Stock on the AMEX was $_______.

SHAREHOLDERS OF AND DIVIDENDS ON COMPANY'S COMMON STOCK.  As of the Record Date,
- -------------------------------------------------------
the Company had _____________ record holders of its Common Stock.

  The sale of Equity Bank to Fourth Financial would not have any effect on the amount and percentage of present holdings of the Company's Common Stock owned beneficially by (i) any person (including any group as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934) who is known to the Company to be the beneficial owner of more than 5% of any class of the Company's Common Stock, and (ii) each director and all directors and officers as a group, and the Company's present commitments to such persons with respect to the issuance of shares of any class of its Common Stock.

  Holders of the Company's Common Stock are entitled to receive dividends only when, as, and if declared by the Board of Directors. No dividends may be paid on the Company's Common Stock until all required dividends are paid on the outstanding shares of the Company's preferred stock, or declared and amounts set apart for the current period, and, if cumulative, prior periods. The Company has issued and outstanding as of the Record Date 920,000 shares of a series of $3.25 Convertible Exchangeable Class C Preferred Stock, Series 2, no par value, 1,632.5 shares of a series of Convertible Preferred and 20,000 shares of Series B Preferred. The Company did not pay cash dividends on its Common Stock for many years. During the first part of 1993, the Company's Board of Directors approved the adoption of a policy as to the payment of cash dividends on its outstanding Common Stock pursuant to which an annual cash dividend of $.06 per share will be declared by the Board of Directors and paid on the Company's outstanding shares of Common Stock, payable at $.03 per share semiannually, subject to change or termination by the Board of Directors at any time. The Company paid a cash dividend of $.03 a share on its outstanding Common Stock on July 1, 1993, and January 1, 1994; however, there are no assurances that this policy will not be terminated or changed by the Board of Directors.


                           ADJOURNMENT OF THE MEETING

  The proxies solicited by this Proxy Statement request authority to vote for an adjournment of the Special Meeting. Approval of the adjournment will authorize the Company to seek an adjournment of the Special Meeting for not more than ten
(10) days
to enable the Company to solicit additional votes in favor of the approval of the Acquisition Agreement and the sale of Equity Bank pursuant to the terms of the Acquisition Agreement. If the Company wishes to seek an adjournment, it will request a motion that the Special Meeting be adjourned and, if that motion is approved, no vote will be taken on the sale of Equity Bank at the Special Meeting as originally scheduled.

  Any adjournment will permit the Company to solicit additional proxies and will permit more extensive consideration and expression by the shareholders of their views on the sale of Equity Bank. Such an adjournment would be disadvantageous to shareholders who oppose the sale of Equity Bank because such an adjournment would give the Company additional time to solicit votes and to increase the likelihood of shareholder approval of the Acquisition Agreement and the sale of Equity Bank pursuant to the Acquisition Agreement.

  Because the Board of Directors of the Company recommends the approval of the Acquisition Agreement and the sale of Equity Bank pursuant to the Acquisition Agreement, the Board of Directors unanimously recommends that holders of record of Common Stock, Convertible Preferred, and Series B Preferred vote to approve the proposal to adjourn the Special Meeting, if required. Approval by the affirmative vote of the holders of a majority of the voting stock of the Company present in person or represented by proxy at the Special Meeting will be necessary to approve the adjournment proposal.

  THE BOARD OF DIRECTORS OF THE COMPANY HAS UNANIMOUSLY APPROVED THE ADJOURNMENT PROPOSAL AND RECOMMENDS THAT THE COMPANY'S SHAREHOLDERS VOTE FOR ADJOURNMENT OF THE SPECIAL MEETING TO SOLICIT ADDITIONAL PROXIES, IF NECESSARY.


                              SHAREHOLDER PROPOSAL

  In order for the Company to include a shareholder proposal in the proxy materials for the Company's 1994 Annual Meeting of Shareholders, a shareholder must deliver the proposal, in writing, to the Secretary of the Company no later than April 15, 1994.


                            INDEPENDENT ACCOUNTANTS

  For many years, Ernst & Young (and its predecessor, Arthur Young & Company), independent public accountants, have audited the Company's financial statements. It is expected that representatives of Ernst & Young will attend the Special Meeting where they will have an opportunity to address the Special Meeting, if they so desire, and to respond to appropriate shareholder questions.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  EXCEPT AS NOTED BELOW, THIS PROXY STATEMENT INCORPORATES BY REFERENCE DOCUMENTS WHICH ARE NOT DELIVERED HEREWITH. SUCH DOCUMENTS RELATING TO THE COMPANY WILL BE PROVIDED WITHOUT CHARGE, UPON WRITTEN OR ORAL REQUEST TO THE COMPANY, BY FIRST CLASS MAIL OR OTHER EQUALLY PROMPT MEANS WITHIN ONE (1) BUSINESS DAY OF RECEIPT OF SUCH REQUEST. IF MAKING SUCH A REQUEST, PLEASE DIRECT IT TO: LSB INDUSTRIES, INC., 16 SOUTH PENNSYLVANIA, POST OFFICE BOX 754, OKLAHOMA CITY, OKLAHOMA 73101; ATTENTION: DAVID M. SHEAR, VICE PRESIDENT AND SECRETARY (405-235-4546).

  The following documents previously filed by the Company with the SEC pursuant to the Securities Exchange Act of 1934 (the "Exchange Act") are hereby incorporated by reference into this Proxy Statement:

   1. The Company's Annual Report on Form 10-K for the year ended December 31, 1992, including Amendment No. 1 filed on Form 8 on April 30, 1993, and Amendment No. 2 filed on Form 10K/A on May 13, 1993;

   2. The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1993;

   3. The Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1993;

   4. The Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1993; and,

   5.   The Company's Current Report on Form 8-K, dated December 3, 1993.


  All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the date of the Special Meeting shall be deemed to be incorporated by reference into this Proxy Statement.

  Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement.


                                 OTHER MATTERS

  As of the date of this Proxy Statement, neither the Board of Directors nor management knows of any other matters which will be presented for consideration at the Special Meeting. However, if any other business should properly come before the Special Meeting, the persons named in the enclosed proxy (or their substitutes) will have discretionary authority to take such other action as shall be in accordance with their best judgment.

February ____, 1994.

                                    By order of the Board of Directors,



                                    David M. Shear
                                    Vice President, General Counsel
                                    and Secretary

                                  EXHIBIT "A"

                           STOCK PURCHASE AGREEMENT


                                     among

                         FOURTH FINANCIAL CORPORATION,
                                 as Purchaser



                                      and


                             LSB INDUSTRIES INC.,
                                      and
                         PRIME FINANCIAL CORPORATION,
                                  as Sellers






                         Dated as of January __, 1994

                               TABLE OF CONTENTS


                                                                      Page #
                                                                      ------
ARTICLE I.     Definitions ...........................................   1
               -----------
  Section 1.1  Definitions............................................   1
  Section 1.2  Accounting Terms.......................................   8
  Section 1.3  Use of Defined Terms...................................   8

ARTICLE II.    Sale and Transfer of Stock: Closing....................   8
               -----------------------------------
  Section 2.1  Sale of the Shares.....................................   8
  Section 2.2  Purchase Price.........................................   8
  Section 2.3  Additional Adjustments to Purchase Price...............  10
  Section 2.4  Post-Closing Adjustments...............................  11
  Section 2.5  Closing................................................  11
  Section 2.6  Closing Deliveries.....................................  11
  Section 2.7  Option to Acquire Certain Loans........................  12
  Section 2.8  Retained Assets and Retained Corporations..............  12

ARTICLE III.   Agreements of the Parties..............................  13
               -------------------------
  Section 3.1  Agreement of Fourth....................................  13
  Section 3.2  Agreements of Sellers..................................  14

ARTICLE IV.    Representations and Warranties.........................  19
               ------------------------------
  Section 4.1  Representations and Warranties of Sellers..............  19
  Section 4.2  Representations and Warranties of Fourth...............  28

ARTICLE V.     Closing Conditions.....................................  30
               ------------------
  Section 5.1  Conditions to Obligations of Fourth....................  30
  Section 5.2  Conditions to Obligations of Sellers...................  32

ARTICLE VI.    Termination of Agreement...............................  34
               ------------------------
  Section 6.1  Mutual Consent; Termination Date.......................  34
  Section 6.2  Election by Fourth.....................................  34
  Section 6.3  Election by Sellers....................................  34

ARTICLE VII.   Indemnification........................................  35
               ---------------
  Section 7.1  Effect of Closing......................................  35
  Section 7.2  General Indemnification................................  35
  Section 7.3  Procedure..............................................  36
  Section 7.4  Survival of Representations and Warranties.............  37
  Section 7.5  Special Indemnification................................  38
  Section 7.6  Separate Indemnification for Environmental Matters.....  38
  Section 7.7  Director and Officer Indemnification...................  39



ARTICLE VIII.  Miscellaneous..........................................  40
               -------------
  Section 8.1  Expenses...............................................  40
  Section 8.2  Notices................................................  40
  Section 8.3  Time...................................................  40
  Section 8.4  Law Governing..........................................  40
  Section 8.5  Entire Agreement; Amendment............................  40
  Section 8.6  Successors and Assigns.................................  41
  Section 8.7  Cover, Table of Contents, and Headings.................  41
  Section 8.8  Counterparts...........................................  41
  Section 8.9  No Third Party Beneficiaries...........................  41
  Section 8.10 Severability...........................................  41


                                   EXHIBITS

Exhibit  "A"   Form of Housley Goldberg & Kantarian, P.C. legal opinion
Exhibit  "B"   Form of Foulston and Siefkin legal opinion
Exhibit  "C"   Form of Lease -- Equity Tower
Exhibit  "D"   Form of Lease -- Portland
Exhibit  "E"   Form of Real Estate Contract -- Retained Assets
Exhibit  "F"   Form of Bank Merger Agreement

                           STOCK PURCHASE AGREEMENT


           STOCK PURCHASE AGREEMENT, dated as of January __, 1994, among FOURTH FINANCIAL CORPORATION, a Kansas corporation ("Fourth"), LSB INDUSTRIES, INC., a Delaware corporation ("LSB"), and PRIME FINANCIAL CORPORATION, an Oklahoma corporation ("Prime").

           W I T N E S S E T H: That,
           -------------------

           WHEREAS, Fourth desires to acquire all, and not less than all, of the issued and outstanding capital stock of all classes of Equity Bank for Savings, F.A. (the "Bank") and to immediately thereafter merge the Bank into Fourth's subsidiary, BANK IV Oklahoma, National Association ("BANK IV"), subject to and pursuant to the terms of this Agreement; and

           WHEREAS, LSB owns all of the issued and outstanding capital stock of all classes of Prime and Prime owns all of the issued and outstanding capital stock of the Bank; and

           WHEREAS, each party hereto believes that the proposed acquisition by Fourth of Bank and he merger of the Bank into BANK IV pursuant to the terms and conditions of this Agreement would be desirable and in their respective best interests;

           NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties hereto, intending to be legally bound, agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

           1.1.  Definitions. The following terms as used in this Agreement
                 -----------
shall have the following meanings unless the context otherwise requires.

           "This Agreement" refers to this Stock Purchase Agreement and all exhibits hereto and all amendments hereto.

           "Bank" means Equity Bank for Savings, F.A., a savings bank organized under the laws of the United States.

           "BANK IV" means BANK IV Oklahoma, National Association, a national banking association.

           "Bank Holding Company Act" means the federal Bank Holding Company Act of 1956, as amended (12 U.S.C. (S) 1841 et seq.), or any successor federal
                                        -- ---
statute, and the rules and regulations of the Board promulgated thereunder, all as the same may be in effect at the time.

           "Bank Merger Agreement" means the Agreement to Merge, substantially in the form of Exhibit "F" hereto, pursuant to which the Bank will be merged into BANK IV at the Closing immediately following the Purchase.

           "Bank Stock" means common stock of the Bank, par value $.01 per share.

           "Board" means the Board of Governors of the Federal Reserve System or any successor governmental entity which may be granted powers currently exercised by the Board of Governors.

           "Closing" shall mean the purchase and sale of the Shares and the consummation of the Merger immediately thereafter.

           "Code" means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder, all as the same may be in effect at the time.

           "Comptroller" means the United States Comptroller of the Currency or any successor governmental agency which may be granted powers currently exercised by the Comptroller of the Currency.

           "Corporations" means collectively the Bank and all of the following of its Subsidiaries: Credit Card Center, Inc., Equity Financial Service Corp., and United BankCard, Inc.; and "Corporation" means any one of them.

           "Disclosure Statement" means the Disclosure Statement prepared by Sellers and delivered by Sellers to Fourth prior to the execution and delivery of this Agreement by Fourth.

           "Effective Time" means the date and time on which the Purchase is effected as more fully defined in this Agreement.

           "Environmental Liabilities" means all losses, costs, expenses, claims, demands, liabilities, or obligations of whatever kind or otherwise, based upon an Environmental Law relating to:

                 (i) any environmental matter or condition, including, but not limited to, on-site or off-site contamination, and regulation of chemical substances or products;

                 (ii) fines, penalties, judgments, awards, settlements, legal or administrative proceedings, damages, losses, claims, demands, and response, remedial or inspection costs and expenses arising under Environmental Laws;

                 (iii) financial responsibility under any Environmental Law for cleanup costs or corrective actions, including for any removal, remedial or other response actions, and for any natural resource damage; and

                 (iv) any other compliance, corrective, or remedial action required under any Environmental law.

           "Environmental Law" means any provision of Law relating to any environmental matters or conditions, Hazardous Materials, pollution, or protection of the environment, including, but not limited to, on-site and off-site contamination, and regulation of chemical substances or products, emissions, discharges, release, or threatened release of contaminants, chemicals, or industrial, toxic, radioactive, or Hazardous Materials or wastes into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of Hazardous Materials, pollutants, contaminants, chemicals, or industrial, toxic, radioactive, or hazardous substances or wastes.

           "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder, all as the same may be in effect at the time.

           "Facilities" means any real property, leaseholds, or other interests owned by the Bank or any of the Corporations and/or any buildings, plants, structures, or equipment of any of the Corporations, but shall not include any real property, leaseholds, or other interests owned by any of the Retained Corporations nor any of the Retained Assets other than the Equity Tower and the Portland Building.

           "Federal Deposit Insurance Act" means the Federal Deposit Insurance Act, as amended, and the rules and regulations promulgated thereunder, all as the same may be in effect at the time.

           "FDIC" means the Federal Deposit Insurance Corporation or any successor agency.

           "Financial Statements" refers to all of the financial statements described in clause h of Section 4.1 and clause h of Section 5.1 of this Agreement.

           "GAAP" means generally accepted accounting principles, applied on a consistent basis.

           "Hazardous Materials" means and includes: (i) any hazardous substance or toxic material (excluding any lawful product in customary quantities for use in the Bank's or other occupant's ordinary course of business which contains such substance or material), pollutant, contaminant, toxic material, or hazardous waste as defined in any state, federal, or local Environmental Law; (ii) waste oil and petroleum products; and (iii) any asbestos, asbestos containing material, urea formaldehyde or material which contains urea formaldehyde.

           "Indemnifying Losses" has the meaning set forth in Section 7.2 of this Agreement.

           "Indemnitee" and "Indemnities" shall have the meanings set forth in
Section 7.2 of this Agreement.

           "Law" or "Laws" means all applicable statutes, laws, ordinances, regulations, orders, writs, injunctions, or decrees of the United States of America, any state or commonwealth, or any subdivision thereof, or of any court or governmental department, agency, commission, board, bureau, or other instrumentality.

           "Litigation" means any proceeding, claim, lawsuit, and/or investigation being conducted or, to the best of the knowledge of the person or corporation making the representation, threatened before any court or other tribunal, including, but not limited to, proceedings, claims, lawsuits, and/or investigations, under or pursuant to any occupational safety and health, banking, antitrust, securities, tax, or other Laws, or under or pursuant to any contract, agreement, or other instrument.

           "LSB" means LSB Industries, Inc., a Delaware corporation.

           "Merger" means the merger of the Bank into BANK IV at the Closing immediately following the Purchase.

           "OREO Properties" means any interest in any real or personal property owned by the Bank or any other corporation acquired through foreclosure or otherwise in connection with collecting a loan or lease.

           "OTS" means the Office of Thrift Supervision of the United States Treasury and any successor agency which may be granted powers currently exercised by the Office of Thrift Supervision.

           "Permitted Contract" means a contract or agreement, written or oral, between the Bank or another of the Corporations, on the one hand, and a person other than a customer of the Bank or another financial institution, on the other hand, which (i) was entered into in the ordinary course of business, (ii) may be terminated by the Bank after the Effective Time on no more than 60 days' prior notice, (iii) provides for a payment of no more than $5,000 in any calendar month by the Bank or a Corporation, and (iv) provides for no payment upon termination in excess of $5,000.

           "Permitted Encumbrances" means with respect to any asset:

                 (a)    liens for taxes not past due;

                 (b) mechanics' and materialmen's liens for services or materials for which is not past due; and

                 (c) minor defects, encumbrances, and irregularities in title which do not, in the aggregate, materially diminish the value of an asset or materially impair the use of an asset for the purposes for which it is or is intended to be used.

           "Portland Building" means the real property and improvements thereon owned by the Bank, excluding certain improvements described in Exhibit "D" hereto, at 5700 N. Portland, Oklahoma City, Oklahoma.

           "Purchase" means the purchase at the closing of all of the Shares from Sellers by Fourth pursuant to this Agreement.

           "Purchase Price" has the meaning set forth in Section 2.2 of this Agreement as adjusted in accordance with Section 2.3 of this Agreement.

           "Required Approvals" means the approval, consent, or non-objection, as the case may be, of the Board, the OTS, the Comptroller, and all other governmental or self-governing agencies, boards, departments, and bodies whose approval, consent, or non-action is required in order to consummate the Purchase and the Merger and the retention by BANK IV of all of the Corporations engaged in banking or thrift-related activities and their operations in substantially their present form except as specifically otherwise provided in this Agreement, which approvals, consents, and non-objections shall have become final and nonappealable without any appeal or other form of review having been initiated and as to which all required waiting periods shall have expired.

           "Retained Assets" means collectively (i) the loan and all related rights and agreements on the books of the Bank secured by the Equity Tower building (the "Equity Tower"), (ii) all OREO Properties, (iii) the Portland Building, (iv) receivables sold to the Bank pursuant to various purchase agreements dated March 8, 1988, and (v) such other assets that Sellers elect to acquire from the Bank pursuant to the provisions of Section 2.7 hereof; and "Retained Asset" means any one of the Retained Assets.

           "Retained Corporations" means all of the following wholly owned Subsidiaries of the Bank all of the capital stock of each of which is to be
purchased by LSB or Prime prior to the Effective Time:    Northwest Financial
Corporation, Northwest Energy Enterprises, Inc., and Northwest Capital Corporation; and "Retained Corporation" means any one of them.

           "Securities Portfolio" means (i) all equity securities other than investments in Subsidiaries, (ii) all mortgage-backed securities (as defined by Section 5(c)(1)(R) of the Home Owners' Loan Act), (iii) all government securities (as defined by Section 5(c)(1)(F) of the Home Owners' Loan Act), and (iv) all obligations of or fully insured as to principal and interest by the United States, owned by the Bank as of the Effective Time, whether held for sale or otherwise.

           "Sellers" means LSB and Prime collectively.

           "Shares" means collectively all of the 100,000 shares of Bank Stock being purchased and sold pursuant to this Agreement.

           "Subsidiary" means any corporation fifty percent or more of the common stock or other form of equity of which shall be owned, directly or indirectly, by another corporation.

           "Tangible Book Value of the Bank" means the aggregate consolidated stockholders' equity of the Bank, calculated in accordance with GAAP, less the amounts in the following accounts: purchased mortgage servicing rights (account number 1797), goodwill (account number 1799), and United BankCard goodwill (account number 1305).

     "Time Deposits" means all deposit liabilities shown on the Bank's records as time deposits.

     1.2.  Accounting Terms.   All accounting terms not specifically defined
           ----------------
herein shall be construed in accordance with GAAP consistent with that applied in the preparation of the financial statements submitted pursuant to this Agreement, and all financial statements submitted pursuant to this Agreement shall be prepared in all material respects in accordance with such principles.

     1.3.  Use of Defined Terms.  All terms defined in this Agreement shall have
           --------------------
the defined meanings when used in any other agreement, document, or certificate made or delivered pursuant to this Agreement, unless the context otherwise requires.

                                  ARTICLE II

                      SALE AND TRANSFER OF STOCK; CLOSING

     2.1.  Sale of the Shares.  Subject to the terms and conditions of this
           ------------------
Agreement, at the Closing, Sellers shall sell, transfer, and deliver to Fourth, and Fourth shall purchase, all of the Shares for the Purchase Price.

     2.2.  Purchase Price. (a) The Purchase Price for all of the Shares shall be
           --------------
the sum of:


           (i)    the Tangible Book Value of the Bank at the Effective Time;

           (ii) $9,300,000 with respect to the Bank' s credit card receivables;

           (iii) one percent of the aggregate unpaid principal balance at the Effective Time of loans secured by fixed-rate mortgages having original terms of 15 years or less, excluding loans originated after October 31, 1993;

           (iv) six percent of the aggregate unpaid principal balance at the Effective Time of loans secured by fixed rate mortgages having original terms of more than 15 years but not more than 30 years, excluding loans originated after October 31, 1993;

           (v) two percent of the aggregate unpaid principal balance at the Effective Time of loans secured by variable rate mortgages, excluding loans originated after October 31, 1993;

           (vi) the amount of unamortized discount on the mortgages included in (iii), (iv), and (v) above;

           (vii) 0.65% of the aggregate unpaid principal balance at the Effective Time of loans serviced by Bank prior to March 1, 1993 on which the Bank performs mortgage servicing (other than loans serviced for the account of Bank), one percent of such balance on such loans originated on or after March 1, 1993 secured by fixed or adjustable rate mortgages of original terms of at least ten but not more than 15 years, and 1.25% of such balance on such loans originated on or after March 1, 1993, secured by fixed or adjustable rate mortgages having original terms of more than 15 but not more than 30 years;

           (viii) the aggregate net amount, either positive or negative, by which the Bank's loan loss reserve account (including its unallocated loan loss reserve) would have had to be adjusted at the Effective Time under normal prudent banking practice had such loan loss reserve at such time been only $2,700,000,to reflect aggregate changes of at least $500,000 occurring subsequent to October 31, 1993 in the quality of commercial and energy loans held by the Bank; provided, that no such change in the quality
                                    --------
     of a loan shall be included in this calculation to the extent such change has been reflected in the calculation of the Tangible Book Value of the Bank at the Effective Time, or if such change is less than $25,000. If the parties are unable to agree on any aspects of the calculations provided for in this subparagraph (viii) after good faith negotiations, such disputes shall be resolved by the Ernst & Young accounting firm whose determination shall be final absent manifest error. The resolution of any such dispute shall not delay the Closing.

           (ix) to the extent not otherwise reflected in the calculations of the tangible Book Value of the Bank, the amount, either positive or negative, by which the aggregate fair market value of the Bank's Securities

     Portfolio at the Effective Time differs from the aggregate book value of the Securities Portfolio on such date;

           (x)    $11,000,000, with respect to the Bank's deposit balances;

           (xi) $10,500,000 with respect to the value to Fourth of the Bank's net operating loss;

           (xii) the difference, positive or negative, between the aggregate book value of all of the Bank's Time Deposits at the Effective Time and the aggregate value of such deposits after repricing them to the Treasury yield curve at the Effective Time; and

           (xiii) $1,400,000, representing the aggregate premiums attributable to the Sayre, Clinton, Thomas, and Beaver branches of the Bank.

     2.3.  Additional Adjustments to Purchase Price.  (a) The percentages
           ----------------------------------------
specified in subparagraphs (iii) and (iv) of Section 2.2 were calculated using the following yields and spreads as of August 31, 1993:

                                        15 year   30 year
                                        -------   -------
     Bank's average portfolio yield        7.44%     8.79%
     FNMA required 30-day yield            6.19%     6.66%
                                           -----     -----
     Spread                                1.35%     1.25%

If, at the Effective Time, either of such spread has fluctuated by more than 0.25%, the applicable percentages in subparagraph (iii) and (iv) will be adjusted up or down by 1/4 of one percent for each full 1/8 of one percent change in the spread, in the case of loans with an original term of 15 years or less, and by 3/8 of one percent for each full 1/8 of one percent change in the spread, in the case of loans with an original term of more than 15 but not more than 30 years.

     (b) The amount of the Purchase Price will be increased by the aggregate amount, if any, the Tangible Book Value of the Bank at the Effective Time has been reduced by any restructuring charge or charges that the Bank shall have recorded on its books as the result of the anticipated effects of the Purchase, none of which the Bank shall be obligated to take, and all of which shall have been approved in advance in writing by Fourth to the extent permitted by Law.

     2.4.  Post-Closing Adjustments.  Unless otherwise specifically provided
           ------------------------
herein, each component of the Purchase Price shall be calculated as of the Effective Time; provided, however, that if any element of the Purchase Price cannot be calculated accurately as of the Effective Time, such items shall be calculated as of the end of the month preceding the Effective Time. Any element of the Purchase Price so calculated shall be adjusted to reflect the accurate amount as of the Effective Time and Sellers and Fourth agree to enter into mutually agreeable arrangements for the final adjustment and the payment or repayment of the net amount thereof with interest from the Effective Time at four percent per year within five business days after Sellers deliver to Fourth a written statement setting forth in reasonable detail all proposed price adjustments and the basis of calculating each.

     2.5.  Closing.  The Closing shall take place at the offices of Foulston &
           -------
Siefkin, 700 Fourth Financial Center, Wichita, Kansas, at 10:00 a.m., or at such other time or place as the parties may agree, on a date selected by Fourth upon giving reasonable notice to Sellers, which, unless otherwise agreed, shall be on the 15th day (or the closest business day if the 15th is not a business day) of the month in which the final Regulatory Approval is obtained and in which all required waiting periods expire if such earliest legal closing date is during the first 15 days of the month and on the last business day of the month if the earliest legal closing date occurs after the 15th day of a month. The parties agree to exert their best efforts to cause the Closing to occur on or before June 30, 1994.

     2.6.  Closing Deliveries.  At the Closing:
           ------------------

           a.  Sellers shall deliver to Fourth:

               (i) certificates representing all of the Shares, endorsed for transfer to Fourth, free and clear of all encumbrances, liens, security interests, claims, and equities whatsoever;

               (ii) such other documents including officers' certificates as may be required by this Agreement or reasonably requested by Fourth; and

               (iii) the opinion of Housley Goldberg & Kantarian, P.C., counsel to Sellers and the Bank, substantially in the form of Exhibit "A" hereto.

           b.  Fourth shall deliver to Sellers:

               (i) immediately available funds in the total amount of the Purchase Price;

               (ii) such documents including officers' certificates as may be required by this Agreement or reasonably requested by Sellers; and

               (iii) the opinion of Foulston & Siefkin, counsel to Fourth, substantially in the form of Exhibit "B" hereto.

           c. Bank and __________________ shall execute and deliver a real estate lease substantially in the form of Exhibit "C" hereto pursuant to which Bank will lease from certain _____________ first-floor and other space in the Equity Tower in Oklahoma City for a ten-year term, with renewal options and options to rent additional space in such building.

           d. Bank and LSB shall execute and deliver a real estate lease substantially in the form of Exhibit "D" hereto pursuant to which Bank will lease from LSB the Portland Building.

           Immediately following the Purchase, the Bank shall be merged into BANK IV pursuant to the Bank Merger Agreement.

     2.7.  Option to Acquire Certain Loans.  Sellers shall have the option, but
           -------------------------------
not the obligation, to acquire any loan owned by the Bank that has been charged off or written down for a purchase price equal to the net book value of each loan that has been written down and for a purchase price of $1.00 in the case of each loan that has been charged off.

     2.8.  Retained Assets, Retained Corporations, and Certain Loans. Subject to
           ---------------------------------------------------------
all of the closing conditions set forth in Sections 5.1 and 5.2 having occurred and continuing in effect, Sellers shall purchase the Retained Assets from the Bank immediately prior to the Effective Time for the aggregate book value thereof as of the Effective Time (or $1.00 in the case of each loan that has been written off), and Sellers shall purchase all of the capital stock of all of the Retained Corporations from the Bank not later than the business day immediately preceding the Effective Time for the aggregate book value thereof as of such date. Each such purchase shall be effected by the payment to the Bank of immediately available funds. All sales by the Bank of OREO Properties shall be pursuant to a real estate contract substantially in the form of Exhibit "E" hereto.

                                  ARTICLE III

                           AGREEMENTS OF THE PARTIES

     3.1.  Agreements of Fourth.
           --------------------
           a. Prior to the Effective Time, Fourth, separately and with Sellers, shall use its best efforts in good faith to take or cause to be taken as promptly as practicable all such steps as shall be necessary to obtain all of the Required Approvals.

           b. Fourth shall promptly prepare and file all applications necessary to obtain the Required Approvals and shall afford Sellers at least four days' opportunity to review and comment upon the drafts of such applications prior to the filing thereof.

           c.  Fourth shall observe the confidentiality obligations set forth in
     Section 3.2.c, below.

           d. Fourth shall consult with Sellers prior to issuing any press release or other planned public statement regarding the subject matter of this Agreement or the termination thereof as to the contents of such press release or statement.

           e. Fourth agrees to take such action as may be necessary to cause BANK IV to be well capitalized upon the consummation of the transactions contemplated by this Agreement at and immediately following the Effective Time.

           f. Fourth agrees to provide such information as LSB may reasonably request in connection with the preparation of material for the conduct of a meeting of LSB's stockholders to approve this Agreement, and such information furnished by Fourth will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

           g. Following the Closing, in the event Sellers or any of their Subsidiaries, officers, directors, or affiliates shall be called upon to provide an indemnity pursuant to the provisions of this Agreement, or should otherwise be called upon to take or defend against legal action with respect to matters occurring prior to the Effective Time, Fourth shall permit Sellers to examine (subject to reasonable limitations) the former records of the Bank or the Corporations.

     3.2.  Agreements of Sellers.
           ---------------------
           a. Prior to the Closing, except with respect to those commitments binding as of the date of this Agreement described in an exhibit to the Disclosure Statement, or as otherwise provided in this Agreement, Sellers shall not, without the prior written consent of Fourth which shall not unreasonably be withheld, permit any of the Corporations to:

               (1) Amend its articles or certificate of incorporation, bylaws, or other charter documents, make any change in its authorized, issued, or outstanding capital stock, grant any stock options or right to acquire shares of any class of its capital stock or any security convertible into any class of capital stock, purchase, redeem, retire, or otherwise acquire (otherwise than in a fiduciary capacity) any shares of any class of its capital stock or any security convertible into any class of its capital stock, or agree to do any of the foregoing;

               (2) Declare, set aside, or pay any dividend or other distribution in respect of any class of its capital stock;

               (3) Adopt, enter into, or amend materially any employment contract or any bonus, stock option, profit sharing, pension, retirement, incentive, or similar employee benefit program or arrangement or grant any salary or wage increase, except (a) normal individual increases in compensation to employees in accordance with established employee procedures of the Corporations; (b) the Fourth Financial Corporation Acquisition Severance Schedule previously furnished to Seller; and (c) severance agreements to be performed by Sellers without any obligation of the Bank or Fourth;

               (4) Incur any indebtedness for borrowed money (except for federal funds, repurchase agreements entered into in the ordinary and usual course of business, deposits received by the Bank, endorsement, for collection or deposit, of negotiable instruments received in the ordinary and usual course of business, and issuance of letters of credit by the Bank in the ordinary and usual course of business), assume, guarantee, endorse, or otherwise as an accommodation become liable or responsible for obligations of any other individual, firm, or corporation;

               (5) Pay or incur any obligation or liability, absolute or contingent, other than liabilities incurred in the ordinary and usual course of business of the Corporations;

               (6) Except for transactions in the ordinary and usual course of business of the Bank, mortgage, pledge, or subject to lien or other encumbrance any of its properties or assets;

               (7) Except for transactions in the ordinary and usual course of business of the Bank (including, without limitation, sales of assets acquired by the Bank in the course of collecting loans) or as permitted by this Agreement, sell or transfer any of its properties or assets or cancel, release, or assign any indebtedness owed to it or any claims held by it;

               (8) Make any investment of a capital nature in excess of $25,000 for any one item or group of similar items either by the purchase of stock or securities (not including bonds or collateralized mortgage obligations purchased in the ordinary and usual course of business by the Bank), contributions to capital, property transfers, or otherwise, or by the purchase of any property or assets of any other individual, firm, or corporation other than certain planned improvements being made to the Bank's Classen and Portland branches;

               (9) Enter into any other agreement not in the ordinary and usual course of business;

               (10) Merge or consolidate with any other corporation, acquire any stock (except in a fiduciary capacity), solicit any offers for any Bank Stock, or a substantial portion of the assets of any of the Corporations or, except in the ordinary course of business, acquire any assets of any other person, corporation, or other business organization, or enter into any discussions with any person concerning, or agree to do, any of the foregoing;

               (11) Own at the Effective Time any bonds, notes, loans, or other investment securities of any kind which are not expressly enumerated in the definition of "Securities Portfolio" in Section 1.1 of this Agreement; or

               (12) Except as permitted or contemplated by this Agreement, enter into any transaction or take any action which would, if effected prior to the Effective Time, constitute a material breach of any of the representations, warranties, or covenants contained in this Agreement.

           b. Except as otherwise provided in this Agreement, prior to the Effective Time, each Seller shall use its reasonable best efforts to cause each of the Corporations to conduct its respective business in the ordinary and usual course as heretofore conducted and to use its reasonable best efforts (1) to preserve its business and business organization intact, (2) to keep available to BANK IV the services of the present officers and employees of the Bank, (3) to preserve the good will of customers and others having business relations with the Bank, (4) to maintain its properties in customary repair, working order and condition (reasonable wear and tear excepted), (5) to comply in all material respects with all Laws applicable to it and the conduct of its businesses, (6) to keep in force at not less than their present limits all existing policies of insurance, (7) to make no material changes in the customary terms and conditions upon which it does business, (8) to continue its current practice of selling loans secured by fixed rate mortgages on a servicing-retained basis, (9) to duly and timely file all reports, tax returns, and other material documents required to be filed with federal, state, local and other authorities, and (10) unless it is contesting the same in good faith and has established reasonable reserves therefor, to pay when required to be paid all material taxes indicated by tax returns so filed or otherwise lawfully levied or assessed upon it or any of its properties and to withhold or collect and pay to the proper governmental authorities or hold in separate bank accounts for such payment all taxes and other assessments which it believes in good faith to be required by law to be so withheld or collected.

           c. Prior to the Effective Time, Sellers shall cause the Corporations, to the extent permitted by Law, to give Fourth and its counsel and accountants full access, during normal business hours and upon reasonable notice, to their respective properties, books, and records, and to furnish Fourth during such period with all such information concerning their affairs as Fourth may reasonably request. Nothing contained in the Disclosure Statement shall be deemed adequate to disclose an exception to a representation or warranty made in this Agreement unless the Disclosure Statement identifies the exception with reasonable particularity and describes the relevant facts in reasonable detail, and without limiting the generality of the foregoing, the mere listing (or inclusion of a copy) of a document or other item shall not be deemed adequate to disclose an exception to a representation or warranty made in this Agreement (unless the representation or warranty has to do with the existence of the document or other item itself). Except for matters disclosed in the Disclosure Statement, the availability or actual delivery of information about the Corporations to Fourth shall not affect the covenants, representations, and warranties of Sellers contained in this Agreement. Except for information disclosed in the course of obtaining Required Approvals, Fourth shall treat as confidential all confidential information disclosed to it by Sellers or the Corporations in the same manner as Fourth treats similar confidential information of its own and, if this Agreement is terminated, Fourth shall continue to treat all such confidential information obtained through such disclosure and not otherwise known to Fourth or already in the public domain, as confidential and shall return such documents theretofore delivered by Sellers to Fourth as Sellers shall request.

           d. Sellers shall cause the Corporations, separately and jointly with each other and with Fourth, to each use reasonable efforts in good faith to take or cause to be taken as promptly as practicable all such steps as shall be necessary to obtain all Required Approvals as promptly as practicable.

           e. Sellers agree not to sell, pledge, encumber, or otherwise hypothecate or transfer any shares of Bank Stock prior to the Effective Time.

           f. At the Closing, the Bank, as lessee, and ________ and LSB, as lessors, shall execute and deliver real estate leases substantially in the form of Exhibits "C" and "D," respectively to this Agreement.

           g. Sellers agree to cause the Corporations to cooperate with Fourth in Fourth's efforts to obtain current title evidence or insurance, environmental assessment reports, and surveys on such of the Corporations' real properties as Fourth may desire.

           h. Sellers will take, and will cause the Bank to take, all such corporate action as may be required to authorize, execute, and perform the Bank Merger Agreement.

                                  ARTICLE IV

                        REPRESENTATIONS AND WARRANTIES

     4.1.  Representations and Warranties of Sellers. Except as disclosed in the
           -----------------------------------------
Disclosure Statement, Sellers jointly and severally represent and warrant to Fourth as follows:

           a.  Organization, Good Standing, and Authority.  Each Seller is a
               ------------------------------------------
     savings and loan holding company duly registered pursuant to the federal Home Owners' Loan Act. Each of the Corporations is a corporation or savings bank duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation, and each has all requisite corporate power and authority to conduct its business as it is now conducted, to own its properties and assets, and to lease properties used
     in its business.   None of the Corporations is in violation of its charter
     documents or bylaws, or of any applicable Law in any material respect, or in default in any material respect under any material agreement, indenture, lease, or other document to which it is a party or by which it is bound. The deposits of the Bank are insured by the FDIC to the extent provided by the Federal Deposit Insurance Act and the Bank has paid all assessments and filed all reports required to be filed under the Federal Deposit Insurance Act of which failure to do so would have a material adverse effect upon the Bank.

           b.  Binding Obligations; Due Authorization. This Agreement
               --------------------------------------
     constitutes the valid and binding obligation of each Seller, enforceable against it in accordance with the terms hereof, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other similar laws and equitable principles affecting creditors' rights generally.

           c.  Absence of Default.  The execution and the delivery of this
               ------------------
     Agreement, the sale of the Shares, and the consummation of the other transactions contemplated hereby, and the fulfillment of the terms hereof will not (1) conflict with, or result in a breach of the terms, conditions, or provisions of, or constitute a default under the organizational documents or bylaws of any of the Corporations or under any agreement or instrument under which any of the Corporations or either Seller is obligated, or (2) violate any Law to which any of the Corporations or any Seller is subject.

           d.  Subsidiaries. LSB is the owner of all of the issued and
               ------------
     outstanding capital stock of all classes of Prime. The only Subsidiaries of the Bank are the following:



           Name                         State of Incorporation
           ----                         ----------------------
     Northwest Financial Corporation         Oklahoma
     Northwest Energy Enterprises, Inc.      Oklahoma
     Credit Card Center, Inc.                Oklahoma
     Equity Financial Service Corp.          Oklahoma
     United BankCard, Inc.                   Oklahoma
     Northwest Capital Corporation           Oklahoma


           e.  Capitalization.  The Bank is authorized to issue 1,000,000
               --------------
     shares of capital stock, par value S.01 per share, of which 100,000 shares are issued and outstanding. Prime is the owner, free and clear of all encumbrances, liens, security interests, and claims whatsoever, of all 100,000 shares of Bank Stock. The capitalization of each of the Bank's Subsidiaries excluding the Retained Corporations, is as follows:


                                                            Number of Shares
                                                            ----------------
     Name                                    Par Value    Issued    Outstanding
     ----                                    ---------    ------    -----------
     Credit Card center, Inc.                 $   10.00    6,700      5,200
     Equity Financial Service
      Corp.                                        1.00    1,000      1,000
     United BankCard, Inc.                     1,000.00      250        250

           f.  Charter Documents. True and correct copies of the charter
               -----------------
     documents and bylaws of each of the Corporations, with all amendments thereto, are included in the Disclosure Statement as Exhibits "E-1" to "E-8."

           g.  Options, Warrants, and Other Rights. None of the Corporations has
               -----------------------------------
     outstanding any options, warrants, or rights of any kind requiring it to sell or issue to anyone any capital stock of any class and none of the Corporations has agreed to issue or sell any additional shares of its capital stock.

           h.  Financial Statements.   Included in the Disclosure Statement as
               --------------------
     Exhibits "H-1" through "H-6" are copies of the following financial statements, all of which are true and complete in all material respects and have been prepared in all material respects in accordance with GAAP and all applicable regulatory accounting principles consistently followed throughout the periods indicated, subject in the case of interim financial statements, to normal recurring year-end adjustments (the effect of which will not, individually or in the aggregate, be materially adverse) and the absence of notes (which if presented would not differ materially from those included in the most recent year-end financial statements):

               (1) Audited Consolidated Financial Statements of the Bank as of December 31, 1992, and 1991, and for the fiscal years then ended with auditors' report thereon and notes thereto, which have been examined by Ernst & Young, independent certified public accountants;

               (2) Thrift Financial Reports filed by the Bank with the OTS for the quarters ended December 31, 1992, March 31, 1993, June 30, 1993, and September 30, 1993; and

               (3) Unaudited financial statements of the Bank as of October 31, 1993 and for the period then ended.

     As soon as practicable between the date hereof and the Effective Time, Sellers will deliver to Fourth copies of monthly operating statements of the Bank and of all reports filed by any of the Corporations with any regulatory agencies. The books of account of each of the Corporations and each of the Financial Statements fairly and correctly reflect and, when delivered, will reflect in all material respects in accordance with GAAP and all applicable rules and regulations of regulatory agencies applied on a consistent basis, the respective financial conditions and results of operations of each of the Corporations (except for the absence in the monthly operating statements of the Bank of certain information and footnotes normally included in financial statements prepared in accordance with GAAP). There have been, and prior to the Effective Time there will be, no material adverse changes in the financial condition of the Bank from December 31, 1992, other than changes made in the usual and ordinary conduct of the businesses of the Corporations, none of which has been or will be materially adverse and all of which have been or will be recorded in the books of account of the Corporations; and except as specifically permitted by this Agreement, there have been, and prior to the Effective Time there will be, no substantial adverse changes in the respective businesses, assets, properties, or liabilities, absolute or contingent, of any of the Corporations, or in their respective condition, financial or otherwise, from the date of the most recent of the Financial Statements that has been delivered to Fourth on the date hereof other than changes occurring in the usual and ordinary conduct of the business of the Corporations, none of which has been or will be materially adverse and all of which have been or will be recorded in the respective books of account of the Corporations. None of the Corporations has any contingent liabilities, other than letters of credit and similar obligations of the Bank incurred in the ordinary course of business, that are not described in or reserved against in the Financial Statements listed above.

           i.  Real Properties.   Exhibit "I" to the Disclosure Statement
               ---------------
     is a complete list of all real estate owned or leased by any of the Corporations. Each Corporation has good and marketable title in fee simple to all lands and buildings described in the Disclosure Statement as being owned by it, free and clear of all liens, encumbrances, and charges, except for Permitted Encumbrances. All leases of real property to which any of the Corporations is a party as lessee, complete copies of each of which with all amendments thereto are included in Exhibit "I" to the Disclosure Statement, are each valid and enforceable in accordance with their respective terms except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, or similar Laws and equitable principles affecting creditors' rights generally, and there has been no material default by any party thereto. No zoning ordinance prohibits, interferes with, or materially impairs the usefulness of any of the Facilities owned or used by any Corporation for the purposes for which it is now being used; and all the

     Facilities owned or leased by any of the Corporations are in good operating condition and repair, normal wear and tear excepted.

           j.  Personal Property.  Each of the Corporations has good and
               -----------------
     marketable title to all of the machinery, equipment, materials, supplies, and other property of every kind, tangible or intangible, contained in its offices and other facilities or shown as assets in its records and books of account, free and clear of all liens, encumbrances, and charges. All leases of personal property to which any of the Corporations is a party as lessee are valid and enforceable in accordance with their terms, and there has been no material default by any party thereto. The material items of personal property owned or leased by any of the Corporations are generally in good operating condition, normal wear and tear excepted.

           k.  Taxes.  LSB, Prime, the Bank, the Corporations, and the
               -----
     Retained Corporations are members of the same "affiliated group" (the "Group"), as defined in Section 1504(a)(1) of the Code. Each member of the Group has filed or caused to be filed, or a filing was made on its behalf, all tax returns and reports required to have been filed by or for it, and all material information set forth in such returns or reports is accurate and complete. Each member of the Group has paid or made adequate provision for all taxes, additions to tax, penalties, and interest for all periods covered by those returns or reports. There are no material unpaid taxes, additions to tax, penalties, or interest due and payable by any member of the Group, except for taxes and any such related liabilities being contested in good faith and disclosed in Exhibit "K" to the Disclosure Statement. Each member of the Group has collected or withheld all amounts required to be collected or withheld by it for any taxes, and all such amounts have been paid to the appropriate governmental agencies or set aside in appropriate accounts for future payment when due. Each member of the Group is in material compliance with, and its records contain all information and documents (including, without limitation, IRS Forms W-9) necessary to comply in all material respects with applicable information reporting and tax withholding requirements under federal, state, and local laws, rules, and regulations, and such records identify with specificity
     all accounts subject to backup withholding.   The Financial Statements
     fully and properly reflect, as of the dates thereof, the accrued taxes, additions to tax, penalties, and interest. No extension of time for the assessment of deficiencies for any years is in effect. No member of the Group has any knowledge of any unassessed tax deficiency proposed or threatened against any of them.

           1.  Contracts.  Other than Permitted Contracts and agreements with
               ---------
     customers of the Bank and with financial institutions entered into by the Bank in the ordinary course of its banking business, attached to the Disclosure Statement as Exhibit "L" is a list of all material contracts and other agreements and arrangements, both written and oral, to which Bank or any of the other Corporations is a party and which involve $10,000 or more, which affect or pertain to the operation of their respective businesses. To the knowledge of Sellers, all parties thereto have in all material respects performed, and are in good standing with respect to, all the material obligations required to be performed under all such contracts and other agreements and arrangements, and no obligation with respect thereto is overdue. All of the material agreements of the Corporations, including without limitation the agreements disclosed in writing pursuant to this clause (1), are valid, binding, and enforceable in accordance with their terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar Laws and equitable principles affecting creditors' rights generally. Except as otherwise noted in Exhibit "L" to the Disclosure Statement, no material contract, lease, or other agreement or arrangement to which either Bank or one of the other Corporations is a party or as to which any of their assets is subject requires the consent of any third party in connection with this Agreement. Except as described in Exhibit "L" to the Disclosure Statement, neither any Corporation nor any Seller has any knowledge of any threatened cancellation of, any outstanding disputes or default under, or of any basis for any claim of breach or default of, any material lease, contract, or other agreement or arrangement to which any of the Corporations is a party. Except for Permitted Contracts and except as set forth in Exhibit "L" to the Disclosure Statement, neither the Bank nor any of the other Corporations is a party to:

               (1) Any contract for the purchase or sale of any materials, or supplies which contains any escalator, renegotiation, or redetermination clause or which commits it for a fixed term;

               (2) Any contract of employment with any officer or employee not terminable at will without liability on account of such termination;

               (3) Any management or consultation agreement not terminable at will without liability on account of such termination;

               (4) Any license, royalty, or union agreement, or loan agreement in which any of the Corporations is the borrower;

               (5) Any contract, accepted order, or commitment for the purchase or sale of materials, services, or supplies having a total remaining contract price in excess of $10,000;

               (6) Any contract containing any restrictions on any party thereto competing with the Bank, any of the other Corporations, or any other person;

               (7) Any other agreement which materially affects the business, properties, or assets of either Bank or one of the other Corporations, or which was entered into other than in the ordinary and usual course of business; or

               (8) Any letter of credit or commitment to make any loan or group of loans to related parties in an amount in excess of $500,000.

     None of LSB, Prime, or any of the Corporations has any knowledge based upon which it has formed a conclusion that a material loss is reasonably anticipated with respect to any of the agreements described in clause "1."

           m.  Labor Relations; Employees; ERISA.  None of the Corporations is a
               ---------------------------------
     party to or affected by any collective bargaining agreement, nor is any Corporation a party to any pending or, to the knowledge of Sellers, threatened labor dispute, organizational efforts, or labor negotiations. Each of the Corporations has complied in all material respects with all applicable Laws relating to the employment of labor, including, but not limited to, the provisions thereof relating to wages, hours, collective bargaining, payment of social security taxes, and equal employment opportunity, the violation of which would have a materially adverse impact on their respective businesses. None of the Corporations is liable for any arrears of wages or any taxes or penalties for failure to comply with any of the foregoing in an amount which would have a material adverse effect on the Bank or any of the Corporations. None of the Corporations has any written or oral retirement, pension, profit sharing, stock option, bonus, or other employee benefit plan or practice other than group health and accident insurance. None of the Corporations has violated any of the provisions of ERISA, and none of them has engaged in any "prohibited transactions" as such term is defined in Section 406 of ERLSA in an amount which would have a material adverse effect on the Bank or the Corporations. There is no employee of any of the Corporations whose employment is governed by a written or oral employment agreement for a specific term of employment.

           n.  Government Authorizations.  Each of the Corporations has all
               -------------------------
     permits, charters, licenses, orders, and approvals of every federal, state, local, or foreign governmental or regulatory body required in order to permit it to carry on its business substantially as presently conducted except where the absence thereof would not have a material adverse effect on the Bank or the affected Corporation. All such licenses, permits, charters, orders, and approvals are in full force and effect, and, to the knowledge of the Corporations and Seller, no suspension or cancellation of any of them is threatened and none of the Corporations knows of any fact or circumstance that will materially interfere with or materially adversely affect the renewal of any of such licenses, permits, charters, orders, or approvals; and none of such permits, charters, licenses, orders, and approvals will be affected by the consummation of the transactions contemplated by this Agreement.

           o.  Insurance.  Exhibit "O" to the Disclosure Statement is a complete
               ---------
     list of all insurance policies presently in effect and in effect during the past three years. All the insurance policies and bonds currently maintained by any of the Corporations are in full force and effect.

           p.  Litigation.  Exhibit "P" to the Disclosure Statement contains a
               ----------
     true and complete list and brief description of all pending or, to the knowledge of any of the Corporations or any Seller, threatened, Litigation to which any of the Corporations is or would be a party or to which any of their assets is or would be subject. Except as described on Exhibit "P" to the Disclosure Statement, none of the Corporations is a party to any Litigation other than routine litigation commenced by the Bank to enforce obligations of borrowers in which no counterclaims for any material amounts of money have been asserted or, to the knowledge of the Corporations or any Seller, threatened.

           q.  Brokers or Finders. Except for an agreement with Lazard Freres &
               ------------------
     Co., whose fee will be paid by LSB, no broker, agent, finder, consultant, or other party (other than legal and accounting advisors) has been retained by either of the Sellers or any of the Corporations or is entitled to be paid based upon any agreements, arrangements, or understandings made by either of the Sellers or any of the Corporations in connection with any of the transactions contemplated by this Agreement.

           r.  Environmental Compliance.   To Sellers' knowledge, each of the
               ------------------------
     Corporations is in material compliance with all relevant Environmental Laws and none of the Corporations has any material Environmental Liabilities. None of the Facilities is now being used or, to the best of either Seller's knowledge, has at any time in the past ever been used for the storage (whether permanent or temporary), by any of the Corporations, or to the knowledge of either Seller, by third parties, disposal, or handling of any Hazardous Materials, nor are any Hazardous Materials located in, on, under, or at any of the Facilities. No Corporation has received any notice of material violation of any Environmental Law, or any notice of any material potential Environmental Liabilities with respect to any of the Facilities or to any other properties and assets in which any Corporation has had an interest.

           s.  Employment of Aliens. Each Corporation is in  material compliance
               --------------------
     with the Immigration and Control Act of 1986.

           t.  Notes and Leases. All promissory notes and leases owned by the
               ----------------
     Bank or any other Corporation at the Effective Time will represent bona fide indebtedness or obligations to the Bank and are and will be fully enforceable in accordance with their terms without valid set-offs or counterclaims, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar Laws and equitable principles affecting creditors' rights generally; provided, however, no representation
                                            --------  -------
     or warranty is made in this Agreement as to the collectibility of such notes and leases.

           u.  Updating of Representations and Warranties. Between the date
               ------------------------------------------
     hereof and the Effective Time, Sellers will promptly disclose to Fourth in writing any information of which either of them has actual knowledge (1) concerning any event that would render any representation or warranty of Sellers untrue if made as to the date of such event, (2) which renders any information set forth in this Agreement or the Disclosure Statement no longer correct in all material respects, or (3) which arises after the date hereof and which would have been required to be included in this Agreement or Disclosure Statement if such information had existed on the date hereof.

           v.  True at Effective Time. Except as otherwise specifically provided
               -----------------------
     in this Agreement, all of the representations and warranties of Sellers set forth above will be true and correct at the Effective Time with the same force and effect as though such representations and warranties had been made at the Effective Time.

     4.2.  Representations and Warranties of Fourth. Fourth represents and
           ----------------------------------------
warrants to Sellers as follows:

           a.  Organization, Good Standing, and Authority.  Fourth is a
               ------------------------------------------
     corporation duly organized, validly existing, and in good standing under the laws of the State of Kansas, and has all requisite corporate power and authority to conduct its business as it is now conducted, to own its properties and assets, and to lease properties used in its business. Fourth is not in violation of its charter documents or bylaws, or of any applicable Law in any material respect, or in default in any material respect under any material agreement, indenture, lease, or other document to which it is a party or by which it is bound.

           b.  Binding Obligations; Due Authorization. This Agreement
               --------------------------------------
     constitutes the valid and binding obligations of Fourth, enforceable against it in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other similar laws and equitable principles affecting creditors' rights generally. The execution, delivery, and performance of this Agreement and the transactions contemplated hereby have been duly authorized by the board of directors of Fourth.

           c.  Absence of Default. None of the execution or the delivery of this
               ------------------
     Agreement, the consummation of the transactions contemplated hereby, or the fulfillment of the terms hereof, will (1) conflict with, or result in a breach of the terms, conditions, or provisions of, or constitute a default under the charter documents or bylaws of Fourth or under any agreement or instrument under which Fourth is obligated, or (2) violate any Law to which it is subject.

           d.  Brokers or Finders.   No broker, agent, finder, consultant, or
               ------------------
     other party (other than legal and accounting advisors) has been retained by Fourth or is entitled to be paid based upon any agreements, arrangements, or understandings made by Fourth in connection with any of the transactions contemplated by this Agreement.

           e.  Required Approvals.   Fourth knows of no reason that would
               ------------------
     preclude obtaining the Required Approvals in a timely manner, but various persons have the right to object to the granting of Required Approvals and the various governmental agencies involved can be expected to conduct various types of economic and other analysis, any one of which may cause a delay or denial of a requested approval.

           f.  Capitalization of the Bank.  Fourth will contribute such
               --------------------------
     additional capital to BANK IV as may be necessary in order for BANK IV to be well capitalized following consummation of the Purchase, the Merger, and the other transactions contemplated or permitted by this Agreement. Fourth has sufficient capital resources to be able to make such additional capital contribution and to perform its obligations under this Agreement.


                                   ARTICLE V

                              CLOSING CONDITIONS

     5.1.  Conditions to Obligations of Fourth.   The obligations of Fourth to
           -----------------------------------
purchase the Shares shall be subject to the following conditions which may, to the extent permitted by Law, be waived by Fourth at its option:

           a.  Absence of Litigation. No order, judgment, or decree shall be
               ---------------------
     outstanding restraining or enjoining consummation of the purchase of the Shares, the Merger, or any of the other transactions permitted or contemplated by this Agreement; and no Litigation shall be pending or threatened in which it is sought to restrain or prohibit the purchase of the Shares, the Merger, or any of the other transactions permitted or contemplated by this Agreement or to obtain other substantial monetary or other relief against one or more of the parties hereto in connection with this Agreement.

           b.  Regulatory Approvals. All Required Approvals shall have been
               --------------------
     procured (and shall continue to be in effect) and all other requirements prescribed by Law shall have been satisfied.

           c.  Minimum Tangible Book Value of Bank.  The Tangible Book Value of
               -----------------------------------
     the Bank as of the Effective Time, without taking into account any restructuring charges described in Section 2.3(b) of this Agreement, shall be not less than $41,000,000. Such amount shall be substantiated by the total consolidated stockholder's equity of the Bank as reflected in the books of record and balance sheets of the Bank. The unaudited balance sheet of the Bank as of the most recent practical date but not earlier than the end of the month immediately preceding the Effective Time shall be reviewed by Ernst & Young in accordance with the statement standards for accounting and review services of the American Institute of Certified Public Accountants and the review report of such accounting firm, addressed to Fourth, shall accompany said balance sheet and shall expressly state that such report may be relied upon by Fourth.

           d.  Opinion of Counsel.   Fourth shall have received the opinion of
               ------------------
     Housley Goldberg & Kantarian, P.C., counsel to the Corporations and Sellers, substantially in the form of Exhibit "A" hereto.

           e.  Representations and Warranties; Covenants.  The representations
               -----------------------------------------
     and warranties of the Sellers contained in this Agreement shall have been true and correct in all material respects on the date made and shall be true and correct in all material respects at the Effective Time as though made at such time, excepting any changes occurring in the ordinary course of business, none of which shall have been materially adverse, and excepting any changes contemplated or permitted by this Agreement. Sellers shall have performed all of their obligations under this Agreement.

           f.  Certificates. Sellers shall have delivered to Fourth a
               ------------
     certificate, in form and substance satisfactory to Fourth, dated the Effective Time and signed by the chief executive officer and chief financial officer of each of the Corporations, certifying in such detail as Fourth may reasonably request the fulfillment of the foregoing conditions.

           g.  Resignations. Sellers shall have delivered to Fourth the written
               ------------
     resignations, effective at the Effective Time, of those officers and directors of the Bank and the other Corporations as Fourth shall have requested at least two business days prior to the Effective Time.

           h.  1993 Audit Report.  Seller shall have delivered to Fourth a copy
               -----------------
     of the Bank's audited consolidated Financial Statements as of December 31, 1993 and for the year then ended, with auditor's report thereon and notes thereto.

           i.  Lease of Equity Tower and Portland Building. The Bank shall have
               -------------------------------------------
     entered into leases as lessee of the Equity Tower and the Portland Building, substantially in the form of Exhibits "C" and "D" hereto, respectively.

           j.  Satisfactory Environmental Reports. Fourth shall have received
               ----------------------------------
     environmental assessment reports covering all of the Facilities, in form and substance reasonably satisfactory to Fourth, which do not cause Fourth reasonably to conclude that there are any material Environmental Liabilities associated with any of the Facilities.

     5.2.  Conditions to Obligations of Sellers.   The obligation of Sellers to
           ------------------------------------
sell the Shares and to consummate the transactions contemplated hereby shall be subject to the following conditions which may, to the extent permitted by Law, be jointly waived by Sellers at their option:

           a.  General. Each of the conditions specified in clauses a and b of
               -------
     Section 5.1 shall have occurred and be continuing.

           b.  Representations and Warranties; Covenants. The representations
               -----------------------------------------
     and warranties of Fourth contained in this Agreement shall have been true and correct in all material respects on the date made and shall be true and correct in all material respects at the Effective Time as though made at such time. Fourth shall have duly performed all of its obligations under this Agreement.

           c.  Minimum Purchase Price. The Purchase Price shall be not less than
               ----------------------
     $92,000,000, which minimum amount shall be reduced by the amount of the option price described in Section 7.5 if such option has been exercised by Sellers.

           d.  Fairness Opinion. LSB shall have received by January 31, 1994,
               ----------------
     a written opinion from Lazard Freres & Co. to the effect that the Purchase Price is fair to Sellers from a financial point of view.

           e.  Opinion of Counsel.   Sellers shall have received the opinion of
               ------------------
     Foulston & Siefkin, counsel to Fourth, substantially in the form of Exhibit "B" hereto.

           f.  Certificates. Fourth shall have delivered to Sellers a
               ------------
     certificate, in form and substance reasonably satisfactory to Sellers, dated the Effective time and signed by the chief executive officer and chief financial officer of Fourth, certifying in such detail as Sellers may reasonably request, the accuracy of the representations and warranties and the fulfillment of the covenants of Fourth hereunder.

           g.  LSB's Stockholder Approval. The stockholders of LSB shall have
               --------------------------
     approved this Agreement and the Purchase.

           h.  Change in Treasury regulations. The United States Department of
               ------------------------------
     the Treasury shall not have finally adopted the proposed changes to the Treasury Regulations, at Sec. 1.1502-33 ( 56FR47379, Sept. 19. 1993, revised 57FR53550, Nov. 12, 1992, revised, 57FR62251, Dec. 30, 1992), nor shall have any other change in the Law occurred with the effect, in the reasonable judgment of Sellers based upon the advice of their tax advisors, that the tax basis of LSB or Prime in the Bank Stock shall be significantly reduced.

           i.  Conveyance of Retained Corporations and Retained Assets. On or
               -------------------------------------------------------
     before the Effective Time, all of the Retained Assets and all of the Bank's interests in the Retained Corporations shall have been transferred to Sellers or their designee or designees as provided in this Agreement.

                                  ARTICLE VI

                           TERMINATION OF AGREEMENT

     6.1.   Mutual Consent; Termination Date. This Agreement shall
            --------------------------------
terminate at any time when the parties hereto mutually agree in writing. This Agreement may also be terminated at the election of either Sellers (acting jointly) or Fourth, upon written notice from the party electing to terminate this Agreement to the other party if, without fault on the part of the party electing to terminate this Agreement, there has been a denial of a Required Approval or the imposition of one or more terms (not including a requirement to divest a single branch of the Bank not located in Oklahoma City) reasonably deemed onerous by Fourth or Sellers as a condition to obtaining a Regulatory Approval. Unless extended by written agreement of the parties, this Agreement shall terminate if all conditions to the obligations of the parties hereto have not occurred on or before June 30, 1994.

     6.2.   Election by Fourth.   This Agreement shall terminate at
            ------------------
Fourth's election, upon written notice from Fourth to Sellers if any one or more of the following events shall occur and shall not have been remedied to the satisfaction of Fourth within 30 days after written notice is delivered to
Seller: (a) there shall have been any uncured material breach of any of the obligations, covenants, or warranties of the Sellers hereunder; or (b) there shall have been any written representation or statement furnished by the Sellers hereunder which at the time furnished is false or misleading in any material respect in relation to the size and scope of the transactions contemplated by this Agreement.

     6.3   Election by Sellers.   This Agreement shall terminate at the
           -------------------
election of Sellers (acting jointly) upon written notice from Sellers to Fourth if any one or more of the following events shall occur and shall not have been remedied to its satisfaction within 30 days after written notice is delivered to
Fourth: (a) there shall have been any uncured material breach of any of the obligations, covenants, or warranties of Fourth hereunder; or (b) there shall have been any written representation or statement furnished by Fourth hereunder which at the time furnished is false or misleading in any material respect in relation to the size and scope of the transactions contemplated by this Agreement.

                                  ARTICLE VII

                                INDEMNIFICATION


     7.1.  Effect of Closing.  Except as provided in this Section, closing
           -----------------
of the transactions contemplated by this Agreement shall not prejudice any claim for damages which any of the parties hereto may have hereunder in law or in equity, due to an uncured material default in observance or the due and timely performance of any of the covenants and agreements herein contained or for the material breach of any warranty or representation hereunder, unless such observance, performance, warranty, or representation is specifically waived in writing by the party making such claim. If any warranty or representation contained herein is or becomes untrue or breached in any material respect (other than by reason of any willful misrepresentation or breach of warranty) and such breach or misrepresentation is promptly communicated to the other parties in writing prior to the Effective Time, such non-breaching parties shall have the right (jointly in the case of Sellers), at their sole option, either to waive such misrepresentation or breach in writing or to terminate this Agreement, but in either such event, the breaching parties shall not be liable to the other parties for any such damages, costs, expenses, or otherwise by reason of such breach or misrepresentation. If such non-breaching parties elect to close the transactions contemplated by this Agreement notwithstanding the written communication of such breach or misrepresentation, they shall be deemed to have waived such breach or misrepresentation in writing. Similarly, if Fourth receives an environmental assessment report on the Facilities pursuant to
Section 5.1(j) indicating the existence of any Environmental Liability and elects to close the transactions contemplated by this Agreement, it shall be deemed to have waived all right to indemnification with respect thereto.

     7.2.  General Indemnification.   Subject to the limitations on the
           -----------------------
liability of Sellers contained in Section 7.1 and this Section 7.2, Sellers shall be jointly and severally liable for, and shall defend, save, indemnify, and hold harmless Fourth, BANK IV, the Corporations, and their respective successors, officers, directors, employees, and agents, and each of them (hereinafter individually referred to as an "Indemnitee" and collectively as "Indemnitees") against and with respect to any losses, liabilities, claims, diminution in value, litigation, demands, damages, costs, charges, reasonable legal fees, suits, actions, proceedings, judgments, expenses, or any other losses (herein collectively referred to as "Indemnifying Losses") that may be sustained, suffered, or incurred by, or obtained against, any

Indemnitee arising from or by reason of the material uncured breach or nonfulfillment of any of the warranties, agreements, or representations made by the Sellers, in this Agreement; provided, however that the liability of Sellers
                                --------  -------
to defend, save, indemnify, and hold harmless any of the Indemnities for any liabilities, claims, or demands indemnified under this Section 7.2 (but not under Section 7.5 or 7.6) or any damages, costs, charges, reasonable legal fees, suits, actions, proceedings, or judgments received, incurred, filed, or entered thereon, shall be limited to the amount by which all such liabilities, claims, and demands so discovered or made, and all damages, costs, charges, reasonable legal fees, suits, actions, proceedings, judgments, expenses, and other losses recovered, incurred, filed, or entered thereon or in connection therewith, exceed $1,000,000 in the aggregate, net of income tax effect and such liability shall not exceed $25,000,000. Indemnities shall be obligated to exhaust all reasonably available remedies as a condition to being indemnified hereunder but not as a condition to giving notice pursuant to Sections 7.3 and 7.4. It is agreed that the indemnification obligations of Sellers hereunder shall be solely for the benefit of the Indemnities and may not be enforced by any insurer under any subrogation or similar agreement or arrangement or by any governmental agency except as a receiver for an Indemnitee.

     7.3.  Procedure. If any claim or demand shall be made or liability
           ---------
asserted against any Indemnitee, or if any Litigation, suit, action, or administrative or legal proceedings shall be instituted or commenced in which any Indemnitee is involved or shall be named as a defendant either individually or with others, and if such Litigation, claim, demand, liability, suit, action, or proceeding, if successfully maintained, will result in any Indemnifying Losses as defined in Section 7.2, Fourth shall give Sellers written notice thereof as soon as practicable but within 20 days (ten days in the case of legal process) after it acquires knowledge thereof. If the Indemnifying Loss arises otherwise, Fourth shall give notice to Sellers within 20 days of the discovery of the basis therefor. If, within 20 days after the giving of such notice, Fourth receives written notice from Sellers stating that Sellers dispute or intend to defend against or prosecute, as the case may be, such claim, demand, liability, suit, action, or proceeding, then Sellers shall have the joint right to select counsel of their choice and to dispute or defend against, prosecute, or settle such claim at their expense, and the Indemnities shall fully cooperate with Sellers in such dispute, prosecution, defense or settlement so long as Sellers are conducting such dispute, defense, or prosecution diligently and in good faith. If no such notice of intent to dispute or defend is received by Fourth within the aforesaid 20-day period, of if such diligent and good faith defense is not being, or ceases to be, conducted, Fourth shall have the right, directly or through one or more of the Indemnitees, to dispute and defend against the claim, demand, or other liability at the cost and expense of Sellers, to settle such claim, demand, or other liability, together with interest or late charges thereon, and in either event to be indemnified as provided in this Agreement so long as Fourth conducts such defense diligently and in good faith. If any event shall occur that would entitle Indemnitees to a right of indemnification hereunder, any loss, damage, or expense subject to indemnification shall be the after-tax net loss to the Indemnitees (in excess of $1,000,000 but not to exceed $25,000,000, as provided in the preceding section) after due allowance for the income tax effect, if any, of amounts to be received by the Indemnitees hereunder, insurance, or offsetting income or assets resulting therefrom.

     7.4.  Survival of Representations and Warranties. Notwithstanding any
           ------------------------------------------
rule of law or provision of this Agreement to the contrary, the representations and warranties of Seller contained in this Agreement shall survive the Closing and the Purchase and the closing of the transactions described in this Agreement; provided, however, that (except for the indemnification obligations
           --------  -------
contained in Sections 7.6 hereof, as to which there shall be no time limit) no claim for indemnification or breach of warranty under this Agreement shall be valid unless an Indemnitee shall have given written notice of its assertion or claim to Seller:

           (a) within three years from the Effective Time in the case of a claim for breach of any representation or warranty contained in Section 4.1.k of this Agreement;

           (b) by the earlier of October 31, 1998 or 30 days after the date on which the Internal Revenue Service completes its examination of Fourth's 1994 federal income tax return and gives Fourth written notice of any proposed adjustments (excluding any periods for which LSB shall have agreed to a tolling of any limitation period applicable to the assertion against LSB or any member of the Group described in Section 4.1.k of any deficiency by the Internal Revenue Service) in the case of a claim under Section 7.5 of this Agreement; and

           (c) within two years of the Effective Time in all other cases.

     7.5.  Special Indemnification. Separate and apart from the indemnification
           -----------------------
provisions in the preceding sections of this Article and not subject to the deductibility and maximum liability provisions contained in Section 7.2, Sellers jointly and severaly agree to indemnify BANK IV and Fourth from any reduction in the aggregate amount of the Bank's net operating loss for federal income tax purposes, below $64,000,000; provided, however, that such reduction results solely from a reduction required by final action of the Internal Revenue Service and made retroactive to the period prior to the Effective Time. The payment to be made by Sellers shall be equal to the product of (a) the dollar amount of the reduction required, and (b) a fraction, the numerator of which shall be $10,500,000, and the denominator of which shall be $64,000,000. However, to the extent that an adjustment merely postpones the related tax benefit to BANK IV or Fourth to a later, reasonably ascertainable period, then such adjustment shall not be subject to this special indemnification.

     (b) If there is an audit or similar inquiry of the Internal Revenue Service of any tax return which may have the effect of reducing the Bank's net operating loss as of or for a period prior to the Closing, all parties to this Agreement shall cooperate with each other as to the determination of the adjustments under such audit, shall make available to each other as may reasonably be requested all information, records, and documents until the expiration of any applicable statute of limitations or extensions thereof.

     7.6.  Separate  Indemnification for Environmental Matters.
           ---------------------------------------------------

           (a) Separate and apart from the indemnification provided in the preceding sections of this Article VII, and not subject to the $1,000,000 deductibility and $25,000,000 maximum liability provisions contained in
     Section 7.2, Sellers shall be jointly and severally liable for, and shall forever defend, save, indemnify, and hold harmless Fourth, Bank, and BANK IV from and against, any and all Environmental Liabilities that may be incurred or sustained by, or rendered against Fourth, Bank, or BANK IV arising in any manner out of the direct or indirect ownership or operation at any time by the Bank or by any of its current or former Subsidiaries of any current or former Non-Bank Facility (as hereinafter defined). "Non-Bank Facility" means any interest in real property, building, plant, structure, or equipment which is not either (i) currently or formerly owned or operated by the Bank in the ordinary course of its banking business as a banking facility, (ii) the Equity Tower, (iii) the Portland Building, or (iv) an OREO Property.

           (b) Sellers shall have the right and option, exercisable at any time prior to the business day next preceding the Effective Time, by giving written notice to Fourth, to elect to have the Purchase Price reduced by $750,000 in consideration of the termination of Section 7.6(a) of this Agreement, in which event the provisions of Section 7.6(a) shall thereupon be of no further force and effect.

     7.7.  Director and Officer Indemnification.  From and after the Effective
           ------------------------------------
Time, Fourth shall indemnify, defend, and hold harmless each person who is now, or has been at any time prior to the date hereof or who becomes prior to the Effective Time, an officer, director, or employee of any of the Corporations (the "Bank Indemnified Parties") against all losses, claims, damages, costs, expenses (including attorney's fees), liabilities, or judgments or amounts that are paid in settlement (which settlement shall require the prior written consent of Fourth, which consent shall not be unreasonably withheld) of or in connection with any claim, action, suit, proceeding, or investigation (each a "Claim") in which a Bank Indemnified Party is, or is threatened to be made, a party based in whole or in part on or arising in whole or in part out of the fact that such person is or was a director, officer, or employee of a Corporation if such Claim pertains to any matter or fact arising, existing, or occurring prior to the Effective Time (but excluding the transactions expressly contemplated by this Agreement), regardless of whether such Claim is asserted or claimed prior to, or at or after, the Effective Time (the "Indemnified Liabilities") to the full extent required under applicable law in effect as of the date hereof or as amended applicable to a time prior to the Effective Time or as required under the Bank's charter and bylaws (and Fourth shall pay expenses in advance of the final disposition of any such action or proceeding to each Bank Indemnified Party to the full extent permitted by applicable law in effect as of the date hereof or as amended applicable to a time prior to the Effective Time upon receipt of any undertaking required by applicable law). Any Bank Indemnified Party wishing to claim indemnification under this Section 7.7 upon learning of any Claim, shall notify Fourth (but the failure so to notify Fourth shall not relieve Fourth from any liability which it may have under this Section 7.7 except to the extent such failure materially prejudices Fourth) and shall deliver to Fourth copies of all demand letters, notices, summonses, pleadings, and other documents which such party may have received relating to such Claim. The obligations of Fourth described in this Section 7.7 continue in full force and effect, without any amendment thereto, for a period of three years from the Effective Time; provided, however, that all rights to indemnification in respect of any Claim asserted or made within such period shall continue until the final disposition of such Claim.

                                 ARTICLE VIII

                                 MISCELLANEOUS

     8.1.  Expenses. Whether or not the Purchase is effected and whether or not
           --------
this Agreement is terminated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense.

     8.2.  Notices.  All notices or other communications required or permitted
           -------
hereunder shall be sufficiently given if personally delivered or if sent by certified or registered mail, postage prepaid, return receipt requested, addressed as follows: (a) If to Fourth, addressed to Ronald L. Baldwin, Executive Vice President, Post Office Box 2360, Tulsa, Oklahoma 74101-2360; and
(b) if to the Seller, addressed to Tony M. Shelby, Senior Vice President, Post Office Box 754, 16 South Pennsylvania, Oklahoma City, Oklahoma 73107, or to such other person or such other address as shall have been furnished in writing in the manner provided herein for giving notice.

     8.3.  Time. Time is of the essence of this Agreement.
           ----

     8.4.  Law Governing. This Agreement shall, except to the extent federal law
           -------------
is applicable, be construed in accordance with and governed by the laws of the State of Kansas, without regard to the principles of conflicts of laws thereof.

     8.5.  Entire Agreement; Amendment.   This Agreement contains and
           ---------------------------
incorporates the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersedes all prior negotiations, agreements, letters of intent, and understandings. This Agreement may only be amended by an instrument in writing duly executed by Fourth and Sellers and all attempted oral waivers, modifications, and amendments shall be ineffective.

     8.6.  Successors and Assigns.  The rights and obligations of the parties
           ----------------------
hereto shall inure to the benefit of and shall be binding upon the successors and permitted assigns of each of them; provided, however, that this Agreement or
                                       --------  -------
any of the rights, interests, or obligations hereunder may not be assigned by any of the parties hereto without the prior written consent of the other parties hereto.

     8.7.  Cover, Table of Contents, and Headings.  The cover, table of
           --------------------------------------
contents, and the headings of the sections and subsections of this Agreement are for convenience of reference only and shall not be deemed to be a part hereof or thereof or taken into account in construing this Agreement.

     8.8.  Counterparts. This Agreement may be executed in one or more
           ------------
counterparts, each of which shall be deemed an original but which together shall constitute but one agreement.

     8.9.  No Third Party Beneficiaries.    Except as specifically provided
           ----------------------------
herein, nothing in this Agreement shall entitle any person other than Sellers and Fourth to any claim, cause of action, remedy, or right of any kind.

     8.10. Severability. Whenever possible, each provision of this Agreement
           ------------
shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed.

                                 FOURTH FINANCIAL CORPORATION

                                 By
                                   -------------------------------------
                                   Darrell G. Knudson,
                                   Chairman of the Board

                                           "Fourth"


PRIME FINANCIAL CORPORATION                   LSB INDUSTRIES, INC.

By                                            By
  -------------------------                      -----------------------
        "Prime"                                        "LSB"


                              "Sellers"

                                                       Draft of January 20, 1994
                                                                 Form of Opinion



                                  EXHIBIT "B"


                                                                January __, 1994



The Board of Directors
LSB Industries, Inc.
16 South Pennsylvania Avenue
Oklahoma City, Oklahoma  73107

Gentlemen:

  You have requested our opinion as to the fairness, from a financial point of view, to LSB Industries, Inc. ("LSB") of the consideration to be received in connection with the proposed purchase (the "Stock Purchase") by Fourth Financial Corporation ("Fourth") of Equity Bank for Savings, F.A. (the "Bank"), after giving effect to the purchase by LSB from the Bank of a mortgage loan secured by the Equity Tower building and certain other assets (the "Retained Assets") and certain special purpose subsidiaries (the "Retained Corporations"), pursuant to the Stock Purchase Agreement dated as of January ___, 1994 (the "Agreement"), among LSB and its wholly-owned subsidiary, Prime Financial Corporation ("Prime"), as sellers, and Fourth, as purchaser. As set forth more fully in the Agreement, Fourth will purchase all of the issued and outstanding shares of capital stock of the Bank from Prime for a purchase price (the "Purchase Price"), calculated as provided in the Agreement, of approximately $92 million in cash, subject to certain adjustments to reflect changes in the Bank's consolidated statement of condition between the date hereof and the closing date. LSB shall have no obligation to consummate the Agreement if the Purchase Price is determined to be less than $92 million.

  As an investment banker, we are continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, underwritings, distributions of securities and similar activities. We have acted as financial advisor to LSB in connection with the Stock Purchase. In connection therewith, we have been paid a fee of $75,000 and will be paid an additional fee for our services as financial advisor which is contingent upon the consummation of the Stock Purchase. In the course of our activities, we have provided investment banking services to LSB from time to time, including acting as managing underwriter of LSB's public offering of $3.25 Convertible Exchangeable Class C Preferred Stock, Series 2 on May 19, 1993. We may, in the ordinary course of our business, trade securities of LSB for

The Board of Directors
January __, 1994
Page 2


our own account or for the accounts of our customers and, thus, may hold long or short positions in such securities at any time.

  In connection with this opinion, we have reviewed, among other things, LSB's Proxy Statement, dated February ___, 1994, relating to the Stock
Purchase; the Agreement; audited consolidated financial statements of the Bank for the three years ended December 31, 1992; and certain financial and other information regarding the Bank, including financial forecasts for the Bank, which were furnished to us by LSB and the Bank or were publicly available. We have held discussions with members of the senior management of the Bank with respect to its past and current business operations and financial condition, regulatory relationships and future prospects. We also have held discussions with the independent auditors of the Bank regarding its financial and accounting affairs. In addition, we have compared certain financial and stock market information for the Bank with similar information for other companies the securities of which are publicly traded, and reviewed the financial terms of certain recent merger and acquisition transactions involving savings institutions specifically and in other industries generally and performed such other studies and analyses as we considered appropriate.

  We have relied, without independent verification, upon the accuracy and completeness of all of the financial and other information reviewed by us for purposes of this opinion, and have not attempted independently to verify any of such information. In that regard, we have not conducted a physical inspection of any of the properties or assets of the Bank, nor have we made or obtained any independent evaluation or appraisals of any properties, assets or liabilities of the Bank. In addition ,we have assumed, with your consent, that the financial forecasts furnished to us had been reasonably prepared on a basis reflecting the best currently available judgments and estimates of the Bank. This opinion does not address the relative merits of the Stock Purchase as compared to any alternative business strategies that might exist for LSB. Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof.

  It is understood that this letter is for the information of the Board of Directors of LSB only, and may not be used for any other purpose or disclosed or otherwise referred to without our prior written consent, except as may otherwise be required by law or by a court of competent jurisdiction.

The Board of Directors
January __, 1994
Page 3


  Based upon and subject to the foregoing, it is our view as investment bankers that as of the date hereof the Purchase Price is fair, from a financial point of view, to LSB.

                                      Very truly yours,

                              "PRELIMINARY COPY"

LSB INDUSTRIES, INC.                               THIS PROXY IS
16 SOUTH PENNSYLVANIA               PROXY                SOLICITED BY THE
POST OFFICE BOX 754         FOR THE SPECIAL MEETING      BOARD OF DIRECTORS
OKLAHOMA CITY, OKLAHOMA 73101   OF SHAREHOLDERS          OF LSB INDUSTRIES, INC.


  The undersigned hereby appoints Jack E. Golsen and Tony M. Shelby, and each of them, the undersigned's proxy, with full power of substitution, to attend the special meeting of the shareholders of LSB Industries, Inc. (the "Company") on March __, 1994, at 11:00 a.m., Central Standard Time, at the Company's financial center located at 4000 Northwest 39th Expressway, Oklahoma City, Oklahoma, and at any adjournments or postponements of that meeting, and to vote the undersigned's shares of Common Stock, Convertible Noncumulative Preferred Stock, and 12% Series B Cumulative Convertible Preferred Stock as designated below.

  (1) Approval of the Stock Purchase Agreement, dated January ____, 1994, as it may be amended and supplemented from time to time (the "Acquisition Agreement"), between the Company; Prime Financial Corporation, an Oklahoma corporation and a wholly-owned subsidiary of the Company; and, Fourth Financial Corporation, a Kansas corporation, and the sale of Equity Bank for Savings, F.A. ("Equity Bank"), pursuant to the Acquisition Agreement.

           [_] FOR           [_] AGAINST          [_] ABSTAIN

       THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE ACQUISITION AGREEMENT AND THE SALE OF EQUITY BANK FOR SAVINGS, F.A., PURSUANT TO THE ACQUISITION AGREEMENT.

  (2) Approval of adjournment of the Special Meeting to solicit additional proxies, if necessary.

           [_] FOR           [_] AGAINST          [_] ABSTAIN

       THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE ADJOURNMENT OF THE SPECIAL MEETING TO SOLICIT ADDITIONAL PROXIES, IF NECESSARY.

  (3) In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

  THE PERSONS NAMED ABOVE WILL VOTE THE SHARES OF STOCK REPRESENTED BY THIS PROXY IN ACCORDANCE WITH THE SPECIFICATIONS MADE IN ITEMS 1 AND 2. IF THE UNDERSIGNED MAKES NO SPECIFICATION, THE PERSONS NAMED ABOVE WILL VOTE THE SHARES "FOR" THE APPROVAL OF THE ACQUISITION AGREEMENT, THE SALE OF EQUITY BANK PURSUANT TO THE ACQUISITION AGREEMENT, AND ADJOURNMENT OF THE SPECIAL MEETING, IF NECESSARY.

  Please sign exactly as your name appears below, date and return this Proxy Card promptly, using the self-addressed, prepaid envelope enclosed for your convenience. Please correct your address before returning this Proxy Card. Persons signing in a fiduciary capacity should indicate that fact and give their full title. If a corporation, please sign in the full corporate name by the president or other authorized officer. If a partnership, please sign in the partnership name by an authorized person. If joint tenants, both persons should sign.

___________             _____________________________________________________
Date                    Name of Shareholder (Please print)

                        _____________________________________________________
                        New Address (Street, City State)

                        _____________________________________________________
                        Signature and Title

                        _____________________________________________________
                        Signature and Title

                        _____________________________________________________
                        Signature and Title